Exhibit 10.1

AMENDED AND RESTATED $200,000,000 ASSET-BASED LOAN CREDIT AGREEMENT

Dated as of July 29, 2011

Among

EXPRESS HOLDING, LLC,

as Parent

EXPRESS, LLC,

as Borrower

and

THE INITIAL LENDERS, INITIAL ISSUING BANK AND

SWING LINE BANK NAMED HEREIN,

as Initial Lenders, Initial Issuing Bank and Swing Line Bank

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent

and

WELLS FARGO CAPITAL FINANCE, LLC,

as Sole Lead Arranger and Sole Bookrunner

SCHEDULES TO THE CREDIT AGREEMENT

Schedule I	—	Commitments and Applicable Lending Offices
Schedule II	—	Subsidiary Guarantors
Schedule III		Existing Letters of Credit

Schedule 4.01(b)	—	Loan Parties
Schedule 4.01(c)	—	Subsidiaries and Other Equity Investments
Schedule 4.01(e)	—	Governmental Authorizations
Schedule 4.01(g)	—	Litigation
Schedule 4.01(q)	—	Certain Employee Benefits Plans
Schedule 4.01(s)	—	Tax Returns
Schedule 4.01(t)	—	Existing Debt
Schedule 4.01(v)	—	Liens
Schedule 4.01(z)	—	Intellectual Property
Schedule 5.02(f)	—	Investments
Schedule 5.02(h)	—	Limited Liability Company Agreements
Schedule 5.02(l)	—	Negative Pledge
Schedule 5.03(m)	—	Collateral Reporting

EXHIBITS

Exhibit A	—	Form of Revolving Credit Note
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Assignment and Assumption
Exhibit D	—	[Reserved]
Exhibit E	—	Form of Guaranty Supplement
Exhibit F	—	[Reserved]
Exhibit G	—	Form of Solvency Certificate
Exhibit H	—	[Reserved]
Exhibit I	—	Form of Borrowing Base Certificate

AMENDED AND RESTATED ASSET-BASED LOAN CREDIT AGREEMENT

AMENDED AND RESTATED ASSET-BASED LOAN CREDIT AGREEMENT dated as of July 29, 2011 among EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), the Issuing Bank (as hereinafter defined), the Swing Line Bank (as hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined), WFB, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lender Parties (as hereinafter defined), and U.S. Bank National Association, as syndication agent (the “Syndication Agent”).

PRELIMINARY STATEMENTS:

(1) The Parent, the Borrower, the lenders party thereto (the “Existing Lenders”), and the Agents (as successor to Wells Fargo Retail Finance, LLC) are parties to the Credit Agreement, dated as of July 6, 2007 (as heretofore amended or otherwise modified, the “Existing Credit Agreement”), pursuant to which the Existing Lenders extended credit to the Borrower consisting of a revolving credit facility, with subfacilities for the issuance of letters of credit and swing line loans; and

(2) The Borrower has requested that the Agents, the Lenders and the Lender Parties (as hereinafter defined) amend and restate the Existing Agreement in accordance with the terms of this Agreement.

(3) The proceeds of the Revolving Credit Facility (as hereinafter defined) are to be used from time to time to pay fees and expenses pursuant to this Agreement and the other Loan Documents (as hereinafter defined), for working capital, and for other general corporate purposes (including Capital Expenditures and Permitted Acquisitions) of the Parent and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL First Lien Collateral” shall have the meaning specified in the Intercreditor Agreement.

“ABL Security Agreement” means the ABL Security Agreement, dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time), by the Loan Parties in favor of the Collateral Agent.

“Account(s)” means “accounts” as defined in the UCC and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card or in connection with the sale or transfer of Accounts arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” means the Person obligated on an Account.

“Acquisition” has the meaning specified in the preliminary statements to the Existing Agreement.

“Additional Revolving Credit Commitments Effective Date” has the meaning specified in Section 2.18(b).

“Additional Guarantor” has the meaning specified in Section 8.05.

“Additional Revolving Credit Advances” means any loans made in respect of any Additional Revolving Credit Commitments that shall have been added pursuant to Section 2.18.

Additional Revolving Credit Commitment Amendment” has the meaning specified in Section 2.18(b).

“Additional Revolving Credit Commitments” means the commitments of the Additional Revolving Credit Lenders to make Additional Revolving Credit Advances pursuant to Section 2.18.

“Additional Revolving Credit Lenders” means the lenders providing the Additional Revolving Credit Advances.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.

“Advance” means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance, a Protective Advance or an Additional Revolving Credit Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person by contract or other agreement.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Aggregate Commitments” means the Commitments of all of the Lenders.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount, if any, determined by the counterparty of the Hedge Agreement that is not a Loan Party or a Subsidiary of such Loan Party that would be payable by such Loan Party or Subsidiary that is a party to such Hedge Agreement to its counterparty to such Hedge Agreement in accordance with its terms, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” and (iii) such counterparty was the sole party determining such payment amount.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means a percentage per annum determined by reference to the amount of Excess Availability as set forth below; provided that the Applicable Margin shall be set at level II for the period from the Effective Date to the date that is three months after the Effective Date:

Excess Availability	Base Rate Advances	Eurodollar Rate Advances
Level I Greater than or equal to 66% of the Borrowing Base	0.50%	1.50%
Level II Less than 66% of the Borrowing Base but greater than or equal to 33% of the Borrowing Base	0.75%	1.75%
Level III Less than 33% of the Borrowing Base	1.00%	2.00%

The Applicable Margin for each Base Rate Advance shall be determined by reference to the average monthly amount of Excess Availability calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.03(m) and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the average monthly amount of Excess Availability calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.03(m) prior to the first day of each Interest Period for such Advance; provided, however, that the Applicable Margin shall be at Level III for so long as the Borrower has not submitted to the Administrative Agent the Borrowing Base Certificate at the times required to be delivered hereunder.

“Appropriate Lender” means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent and the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced, from time to time, within WFB at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of WFB’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as WFB may designate;

(b)  1/2 of 1% per annum above the Federal Funds Rate; and

(c) 1% above the Eurodollar Rate (based on an interest period of one month).

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing.

“Borrowing Base” means, at any time, the sum of

(a) the product of the Inventory Advance Rate at such time and the Net Orderly Liquidation Value of the Eligible Inventory of the Loan Parties at such time, plus

(b) the product of the Credit Card Advance Rate at such time and the face amount of Eligible Credit Card Receivables of the Loan Parties at such time, plus

(c) 100% of Borrowing Base Eligible Cash Collateral, minus

(c) the aggregate amount of all Reserves at such time.

“Borrowing Base Certificate” means a certificate of the Borrower on behalf of the Loan Parties, signed by a Responsible Officer of the Borrower, in the form of Exhibit I (or another form which is mutually acceptable to the Collateral Agent and the Borrower).

“Borrowing Base Eligible Cash Collateral” means Eligible Cash Collateral that is maintained in an account at WFB in an amount at any time not in excess of 20% of the Borrowing Base.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person. For purposes of this definition, “Capital Expenditures” shall not include expenditures (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property, (ii) constituting reinvestment of the net proceeds of any Transfer, to the extent permitted hereunder, (iii) made by the Parent or any of its Subsidiaries as payment of the consideration for Permitted Acquisitions, (iv) made by Parent or any of its Subsidiaries to effect leasehold improvements to any property leased by Parent or any of its Subsidiaries as lessee, to the extent that such expenses have been reimbursed in cash by the landlord, (v) actually paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), or (vi) made with the cash proceeds from the sale or issuance of Qualified Capital Stock of Parent (or any direct or indirect holding company of Parent).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following, to the extent owned by the Parent or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and Liens created under the Collateral Documents and, in each case, having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations of any member of the European Economic Area, Switzerland or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (c) marketable general obligations issued by any state of the United States or any political subdivision thereof or any or any instrumentality thereof that is guaranteed by the full faith and credit of such state and, at the time of acquisition thereof having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P, (d) insured certificates of deposit, time deposits, eurodollar time deposits or overnight time deposits with any commercial bank that is organized under the laws of the United States or any State thereof, any member of the European Economic Area, Switzerland or Japan and has combined capital and surplus of at least $500 million, (e) commercial paper issued by any Lender or any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (f) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days for underlying securities of the types set forth in clauses (a) through (e) entered into with any financial institution meeting the specifications in clause (d) above, (g) auction rate securities or (h) Investments in money market funds, of which at least 95% of the portfolios are limited solely to Investments of the character, quality and maturity described in clauses (a) through (f) of this definition. With respect to any Foreign Subsidiary, “Cash Equivalents” shall also include any Investment substantially comparable to the foregoing but in the currency of the jurisdiction of organization of such Subsidiary, Euros or U.S. Dollars.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender and that enters into a Secured Cash Management Agreement.

“Cash Management Reserves” means the amount of reserves as the Administrative Agent determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated credit exposure of the Loan Parties with respect to Cash Management Services then provided or outstanding; provided that, in order to qualify as Cash Management Reserves, the method of calculation of such reserves must be established on or substantially contemporaneously on the date that any Lender or any of its respective Affiliates provides the applicable Cash Management Service or promptly after any amendment to the terms and conditions of such Cash Management Service.

“Cash Management Services” means each and any of the following bank services, if any, provided to the Borrower and its Subsidiaries by any Lender or any of its respective Affiliates: (i) commercial credit cards, (ii) store credit cards and (iii) treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, overdrafts and interstate depositary network services).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means an entity that is a controlled foreign corporation of the Borrower under Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests (or other securities convertible into such Voting Interests) representing 50% or more of the combined voting power of all Voting

Interests of the Parent; or (b) during any period of up to 24 consecutive months, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent. As used in this definition of “Change of Control”, Parent shall be deemed to be a reference to Parent, or any direct or indirect holding company of Parent.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” has the meaning assigned to such term in the ABL Security Agreement.

“Collateral Account” has the meaning specified in the ABL Security Agreement.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means the ABL Security Agreement, the Intellectual Property ABL Security Agreement, the Intercreditor Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j) under this Agreement and Section 5.01(j) of the Existing Credit Agreement, and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the Issuing Bank.

“Commitment” means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05 or increased at or prior to such time pursuant to Section 2.18.

“Confidential Information” means information that any Loan Party or its Subsidiaries furnishes to any Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties who is not subject to any legally binding obligation to any Loan Party or its Subsidiaries to keep such information confidential.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP; provided that for purposes of this Agreement and the other Loan Documents, when used with respect to the Loan Parties, the term “Consolidated” shall not include the accounts of any Foreign Subsidiaries.

“Continuing Directors” means in the case of the Parent and, with respect to any period, the directors of the Parent on the first day of such period and each other director if, in each case,

such other director’s nomination for election to the board of directors of the Parent is recommended by at least a majority of the then Continuing Directors.

“Conversion,” “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

“Credit Card Advance Rate” means 90%.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Loan Parties at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the gift certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days, deferred compensation and straight line rent and landlord allowance in each case incurred in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person with respect to Disqualified Stock, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt and Synthetic Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; but limited in amount to the lesser of (i) the fair market value of such property or (ii) the amount of such indebtedness or other payment obligations.

Notwithstanding anything to the contrary contained herein, Debt shall not include (i) any amounts relating to preferred equity (other than Disqualified Stock), employee consulting arrangements, accrued expenses, deferred rent (other than Capitalized Leases), deferred taxes, obligations under employment agreements, unredeemed gift card deferred revenue and deferred compensation, or (ii) in connection with the existing letters of credit or any Permitted Acquisition or other acquisition otherwise permitted hereunder or consented to by the Lenders or consummated prior to the Effective Date, (A) reimbursement obligations in respect of such existing letters of credit or any letter of credit assumed in such Permitted Acquisition or other acquisition the payment of which is either fully (x) backed by a letter of credit or (y) cash collateralized, or (B) post-closing purchase price adjustments, earn-outs or similar obligations that are dependent upon the performance of the acquisition target after such closing to which the seller in such Permitted Acquisition or acquisition may become entitled.

“Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) the outstanding principal amount of all Debt of the type referred to in clauses (a), (c) and (e) of the definition of “Debt”, (b) all reimbursement Obligations at such date of such Person under acceptance, letter of credit or similar facilities at such date for amounts that have been drawn under such facilities and (c) all Synthetic Debt of such Person at such date; provided, however, for purposes of calculating Debt for Borrowed Money, the amount of the Revolving Credit Advances included therein shall be equal to the average daily outstanding balance of such Revolving Credit Advances during the twelve (12) month period ended on such date.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Default Interest” has the meaning set forth in Section 2.07(b).

“Defaulted Advance” means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid by such Lender Party as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party’s ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

“Disqualified Stock” means any Equity Interest that, by its terms, matures or is Redeemable, in whole or in part, on or prior to the date that is 91 days after the Termination Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Loan Parties may become obligated to pay upon such maturity of, or pursuant to such Redeemable provisions in respect of, such Disqualified Stock.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income (except with respect to item (xiv)), the sum of

(i) Consolidated interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Advances hereunder and the Term Facility) of such Person for such period,

(ii) Consolidated income tax (and franchise tax in the nature of income tax) (including federal, state, local and foreign income tax) expense and foreign withholding tax expense, in each case for such period, and any state single business unitary or similar tax of such Person for such period,

(iii) depreciation and amortization expense (including amortization or impairment of intangibles (including goodwill) and organization costs) for such period (excluding amortization expense attributable to a prepaid cash item (except for deferred finance charges) that was paid in a prior period) of such Person for such period,

(iv) any other non-cash deductions, losses, charges or expenses made in the ordinary course of business in determining Consolidated Net Income (but excluding any such non-cash charge in respect of an item that increased Consolidated Net Income in a prior period (to the extent of such increase) of such Person for such period,

(v) any extraordinary losses (determined on a Consolidated basis in accordance with GAAP) and unusual or non-recurring expenses or charges, incurred in such period,

(vi) any Transaction Expenses paid in such period,

(vii) costs and expenses incurred in the ordinary course of business in connection with acquisitions permitted under Section 5.02(f), Excluded Issuances, recapitalizations, Transfers or incurrence of Debt permitted under Article V hereunder (for the purposes of this definition, each a “Permitted Item”),

(viii) [intentionally omitted],

(ix) foreign exchange losses recorded in “other income”,

(x) expenses in connection with earn-out obligations,

(xi) any one-time payments made related to any Permitted Item, including, without limitation, one-time compensation charges, stay bonuses paid to existing management and severance cost,

(xii) expenses incurred to the extent reimbursable by third parties pursuant to indemnification provisions and either so collected or reasonably expected to be so collected,

(xiii) all losses (determined on a Consolidated basis in accordance with GAAP) during such period resulting from the sale or disposition of any asset of Parent or any Subsidiary outside the ordinary course of business,

(xiv) proceeds received from business interruption insurance, in each case, with respect to such measurement period,

(xv) non-cash expenses resulting from the grant or periodic remeasurement of stock options or other equity-related incentives (and, for the avoidance of doubt, including any non-cash expenses related to any stock option or other equity-related incentives resulting from the acceleration of vesting in the event of a change in control) to any director, officer, employee, former employee or consultant of Parent or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of Parent,

(xvi) salary, benefit and other direct savings resulting from workforce reductions implemented or reasonably expected to be implemented within the following twelve months and severance related thereto in connection with the Permitted Acquisitions,

(xvii) losses in respect of post-retirement benefits, as a result of the application of FASB 106 (or any successor provision thereof),

(xviii) losses during such period in connection with the extinguishment, retirement or write-off of Debt and

(xix) the amount of any loss from stores which have been closed or identified to be closed, minus

(b) without duplication and to the extent included in determining such Consolidated Net Income of such Person, any non-cash gains included in Consolidated Net Income of such Person for such period (other than any gains which represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person, any extraordinary gains and unusual or non-recurring gains for such period, all determined on a Consolidated basis in accordance with GAAP, minus (d) without duplication and to the extent included in determining such Consolidated Net Income of such Person, foreign exchange gains recorded in “other income”, minus (e) without duplication and to the extent included in determining such Consolidated Net Income of such Person, all gains during such period resulting from the sale or disposition of any asset of Parent or any Subsidiary outside the ordinary course of business, minus (f) without duplication and to the extent included in determining such Consolidated Net Income of such Person, the amount of any gain in respect of post-retirement benefits as a result of the application of FASB 106 (or any successor provision thereof).

The historical EBITDA for any Measurement Period of entities (A) that are acquired by the Parent or any of its Subsidiaries after the Effective Date as permitted under the Loan Documents will be included in the calculation of EBITDA and (B) that are disposed of by the Parent or any of its Subsidiaries after the Effective Date will be excluded in the calculation of EBITDA; provided that, in the case of entities that are acquired by the Parent or any of its Subsidiaries after the Effective Date, the Administrative Agent shall be furnished with audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of such entities (or if the acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent of such larger business or group of businesses, so long as the individual activities of the acquired entity are clearly reflected in such financial statements, together with a certificate certifying that the Parent has reviewed the historical financial statements of the division or branch and that they reflect proper divisional accounting in relation to the large business or group of businesses in all material respects), reasonably satisfactory to the Administrative Agent in all material respects, confirming such historical results. In addition, EBITDA for any Measurement Period will be determined after giving effect to any identifiable cost savings resulting from any acquisition consummated during such Measurement Period and expected to be realized within 12 months following the closing thereof on a pro forma basis, in each case to the extent calculated on terms reasonably satisfactory to the Administrative Agent and certified by a Responsible Officer of the Parent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (a) a Lender Party; (b) an Affiliate of a Lender Party; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by (w) the Administrative Agent, (x) the Issuing Bank, (y) the Swing Line Bank and (z) unless an Event of Default under Section 6.01(a) and (f) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Eligible Cash Collateral” means only such cash and Cash Equivalents that are unrestricted and that are in an account in which the Collateral Agent has a valid and perfected first priority lien (except to the extent of Liens created by the Loan Documents or clause (x) of the definition of “Permitted Liens”) or first priority security interest (except to the extent of Liens created by the Loan Documents or clause (x) of the definition of “Permitted Liens”) for the benefit of the Secured Parties securing the Secured Obligations, to the extent such a Lien is required to be granted under the Loan Documents.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to a Loan Party from major credit card and debit card processors (including, but not limited to, VISA, Mastercard, Diners Club, American Express and DiscoverCard) as arise in the ordinary course of business and which have been earned by performance and that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent) and that are reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent. None of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from major credit card and debit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its Permitted Discretion;

(b) Accounts due from major credit card and debit card processors with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Collateral Documents, Liens in favor of the agent under the Term Facility, and Permitted Liens (other than any Liens under clauses (i) or (j) of the definition of “Permitted Liens”));

(c) Accounts due from major credit card and debit card processors that are not subject to a first priority (except as provided in clauses (b) and (d)) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens to the extent permitted hereunder);

(d) Accounts due from major credit card and debit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Except as otherwise approved by the Administrative Agent, Accounts due from major credit card and debit card processors as to which the credit card processor or debit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card or debit card processor;

(f) Except as otherwise approved by the Administrative Agent in an aggregate amount not to exceed $10,000,000 (such approval not to be unreasonably withheld), Accounts arising from any private label credit card program of the Loan Parties;

(g) Accounts due from major credit card and debit card processors (other than Visa, Mastercard, Diners Club, American Express and DiscoverCard) which the Administrative Agent determines in its Permitted Discretion to be unlikely to be collected; and

(h) Accounts that are not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Liens having priority by operation of applicable law (with respect to which Permitted Liens the Administrative Agent may establish Reserves in the exercise of its Permitted Discretion pursuant to Section 2.17)).

“Eligible Inventory” means, as of any date of determination, without duplication, items of Inventory of a Loan Party in each case that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication of any Reserves established by the Administrative Agent) and that are reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent. Notwithstanding anything contained herein to the contrary, Inventory classified as “in-transit” shall be deemed Eligible Inventory. None of the following shall be deemed to be Eligible Inventory:

(a) Inventory with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Collateral Documents, Liens in favor of the agent under the Term Facility, and Permitted Liens (other than any Liens under clauses (i) or (j) of the definition of “Permitted Liens”)), or is leased by or is on consignment to a Loan Party, or that is not solely owned by a Loan Party;

(b) Inventory that (i) is not located in the United States of America or (ii) is stored at a leased or rented location (other than a retail store location) where the aggregate value of Inventory exceeds $250,000, unless the Administrative Agent has given its prior consent thereto or unless either (x) a Collateral Access Agreement in respect of such location has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto (provided that the Loan Parties shall use commercially reasonable efforts to ensure that the aggregate value of all Inventory stored at such leased or rented location and not deemed “Eligible Inventory” shall not exceed $5,000,000 at any one time outstanding), (iii) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $250,000, unless either (x) an acknowledged bailee waiver letter which is in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto (provided that the Loan Parties shall use commercially reasonable efforts to ensure that the aggregate value of all Inventory stored with a bailee or warehouseman and not deemed “Eligible Inventory” shall not exceed $5,000,000 at any one time outstanding),

(c) Inventory that represents goods which (i) are damaged, defective, or otherwise unmerchantable, (ii) are to be returned to the vendor and which is no longer reflected in the Loan Parties’ stock ledger, (iii) are special-order items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business, or (iv) are bill and hold goods;

(d) Except as otherwise agreed by the Administrative Agent, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Collateral Documents;

(e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Liens having priority by operation of applicable law (with respect to which Permitted Liens the Administrative Agent may establish Reserves in the exercise of its Permitted Discretion pursuant to Section 2.17));

(f) Inventory which consists of samples, labels, bags (other than handbags), packaging materials, and other similar non-merchandise categories;

(g) Inventory which has been sold but not yet delivered or Inventory to the extent that any Loan Party has accepted a deposit therefor and which is no longer reflected in the Loan Parties’ stock ledger; and

(h) Inventory acquired pursuant to Section 5.02(f), unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Investment and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent. As long as the Administrative Agent has received reasonable prior notice of such acquisitions under Section 5.02(f) and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such acquisition under Section 5.02(f).

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any violation of, or liability under, any Environmental Law, or an Environmental Permit or arising from an alleged injury or threat to the environment, or to health and safety with regard to exposure to Hazardous Materials, including, without limitation, and to the extent arising from the foregoing, by any governmental or regulatory authority or third party for enforcement, cleanup, removal, response, remedial or other actions, damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree relating to pollution or protection of the environment, natural resources or exposure of any individual to Hazardous Material, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Escrow Bank” has the meaning specified in Section 2.15(c).

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Eurodollar Rate Advance requested (whether as an initial Eurodollar Rate Advance or as a continuation of a Eurodollar Rate Advance or as a conversion of a Base Rate Advance to a Eurodollar Rate Advance).

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Events of Default” has the meaning specified in Section 6.01.

“Excess Availability” means, at any time, the amount, if any, by which (a) the Borrowing Base at such time (determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.03) exceeds (b) the aggregate amount of Used Commitments at such time.

“Excluded Issuance” shall mean (i) an issuance and sale of Qualified Capital Stock of the Parent (or any direct or indirect holding company of the Parent) or Subordinated Debt to the shareholders (or any other stockholder exercising preemptive rights triggered by such issuance), to the extent such Qualified Capital Stock or Subordinated Debt is used, or the net cash proceeds thereof shall be, within 90 days of the consummation of such issuance and sale, used or committed to be used (and so used within 180 days of consummation), without duplication, to finance Capital Expenditures or one or more permitted Investments permitted under Section 5.02(f) and (ii) an issuance and sale of Qualified Capital Stock of the Parent (or any direct or indirect holding company of the Parent) to satisfy legal requirements regarding the issuance of a de minimis amount of shares.

“Excluded Subsidiary” means (i) any CFC or (ii) any Subsidiary of the Parent that is organized under the laws of a jurisdiction located inside the United States that is not a Material Subsidiary; provided that all Excluded Subsidiaries covered by this clause (ii) shall not represent, in the aggregate, more than 5% of Consolidated EBITDA or 5% of Consolidated tangible assets of the Parent and its Subsidiaries and the Parent shall be obligated to designate one or more Subsidiaries that would otherwise qualify as Excluded Subsidiaries covered by this clause (ii) as Material Subsidiaries in order to comply with the terms of this proviso.

“Existing Advances Indebtedness” has the meaning specified in Section 2.01.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Debt” means such Debt set forth on Schedule 4.01(t).

“Existing Lender” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” means the Letters of Credit issued under the Existing Credit Agreement and set forth on Schedule III.

“Extraordinary Receipt” means any cash amount actually received by any Loan Party (net of all out of pocket fees, costs, legal fees, court costs, taxes and other expenses incurred by any Loan Party in connection with the collection, litigation, adjudication, arbitration, receipt or recovery of any such Extraordinary Receipt, in each case to the extent such amounts are not deducted in calculating Consolidated Net Income) that is not received in the ordinary course of business and which is received as a result of proceeds of casualty insurance and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, as the context may require.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means, collectively, (i) the fee letter dated July 29, 2011 among the Borrower, the Lead Arranger, and the Agents, as amended.

“Fiscal Quarter” means a quarter of the Parent and its Consolidated Subsidiaries ending on the last day of April, July, October or January in any calendar year.

“Fiscal Year” means a fiscal year of the Parent and its Consolidated Subsidiaries ending on the Saturday closest to January 31 in any calendar year.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payment on Debt for Borrowed Money, plus expense for taxes paid in cash (net of any cash refund in respect of income taxes actually received during such period), plus interest payment obligations in respect of Capitalized Leases, all calculated for the Parent and its Subsidiaries on a Consolidated basis.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of a Fiscal Quarter for the most recently completed Measurement Period, of (i) EBITDA minus the unfinanced portion of Capital Expenditures to (ii) Fixed Charges, all calculated for the Parent and its Subsidiaries on a Consolidated basis.

“Foreign Subsidiary” means a Subsidiary of the Parent that is organized under the laws of a jurisdiction located outside of the United States.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Guaranteed Debt” shall not include any product warranties or other ordinary course contingent obligations incurred in the ordinary course of business, including indemnities. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Guaranty Supplement” has the meaning specified in Section 8.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate, currency exchange rate or commodity price swap, cap or collar agreements, future or option contracts and other hedging agreements; provided that such Hedge Bank shall be required to be a Lender Party or an Affiliate of a Lender Party only at the time that such Hedge Bank enters into such Secured Hedge Agreement.

“Hedge Bank” means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Initial Issuing Bank” means the bank listed on the signature pages hereof as the Initial Issuing Bank.

“Initial Lender Parties” means the Initial Issuing Bank, the Initial Lenders and the Initial Swing Line Bank.

“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

“Initial Swing Line Bank” means the bank listed on the signature pages hereof as the Initial Swing Line Bank.

“Insufficiency” means, with respect to any Plan, the amount, if any, of a Plan’s accumulated benefit obligation (determined in accordance with GAAP) in excess of the Plan’s fair value of assets.

“Intellectual Property ABL Security Agreement” has the meaning specified in the ABL Security Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified from to time to time), among Morgan Stanley & Co. Incorporated, as Term Loan Collateral Agent, Morgan Stanley Senior Funding, Inc., as Term Loan Administrative Agent, and the Agents.

“Interest Expense” means, for any Measurement Period, the Consolidated cash interest expense (which, for the avoidance of doubt, excludes (i) amortization expenses of capitalized finance costs and debt discounts and (ii) any fees (including underwriting fees) and expenses paid in connection with the consummation of the Transactions) of the Parent and its Subsidiaries with respect to all outstanding Debt of the Parent and its Subsidiaries, in each case for or during such Measurement Period.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Inventory” means all Inventory referred to in Section 1(b) of the ABL Security Agreement.

“Inventory Advance Rate” means 90%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent acting in its Permitted Discretion, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” in any Person means any loan or advance to such Person (other than (a) third-party trade receivables or (b) intercompany trade receivables, in each case incurred in the ordinary course of such Person’s business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Subsidiary) or in favor of the Issuing Bank and relating to any such Letter of Credit.

“Issuing Bank” means (a) WFB in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be (x) an Eligible Assignee or (y) a Lender selected by the Administrative Agent in its discretion pursuant to Section 9.07 and, so long as no Event of Default has occurred and is continuing, approved by the Borrower), and (b) any other Lender selected by the Administrative Agent in its discretion and, so long as no Event of Default has occurred and is continuing, approved by the Borrower. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arranger” Wells Fargo Capital Finance, LLC.

“Lender Party” means any Lender, the Issuing Bank or the Swing Line Bank.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Advance” means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Facility” means the subfacility for the issuance of Letters of Credit pursuant Section 2.03 of this Agreement.

“Letter of Credit Fee” has the meaning specified in Section 2.08(b)(i).

“Letter of Credit Sublimit” means an amount equal to $45,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at the Borrower’s option, less than) the Aggregate Commitments.

“Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money (net of cash and Cash Equivalents) at such date to Consolidated EBITDA, in each case of the Parent and its Subsidiaries for the most recently completed Measurement Period.

“Lien” means any lien, security interest, pledge or other charge or encumbrance of any kind, or any other type of preferential arrangement intended for security, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter, the (v) the Reaffirmation Agreement and (vi) the Intercreditor Agreement.

“Loan Parties” means the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party.

“Material Subsidiary” means, at any time, (i) any Subsidiary of the Parent that represents more than 5% of Consolidated EBITDA and more than 5% of Consolidated tangible assets of the Parent and its Subsidiaries, determined at the end of the most recently completed financial quarter of the Parent based on the financial statements of the Parent delivered pursuant to Section 5.03(b) or (c) or (ii) any Subsidiary of the Parent designated by notice in writing given by the Parent to the Administrative Agent to be a “Material Subsidiary; provided that, any such Subsidiary so designated as a Material Subsidiary shall at all times thereafter remain a Material Subsidiary for the purposes of this Agreement unless otherwise agreed to by the Borrower and the Required Lenders.

“Measurement Period” means each period of 4 consecutive fiscal quarters of the Parent.

“Moody’s” means Moody’s Investors Services, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which any Loan Party has any liability.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Income” means, for any period, the net income or loss of the Parent and the Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) unrealized gains and losses with respect to Hedge Agreements during such period and (b) the impact of purchase accounting or similar adjustments required or permitted by GAAP in connection with any Permitted Acquisition (including the reduction of revenue from any write down of deferred revenue).

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as set forth in the most recently delivered or conducted appraisal (as required or permitted hereby) by an appraiser reasonably acceptable to the Administrative Agent.

“Newco” means Express Finance Corp.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, amounts due with respect to Cash Management Services and Hedge Agreements, charges, expenses, fees, attorneys’ fees and disbursements, indemnities, and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, to the extent permitted by the Loan Documents.1

“Opco Bonds” has the meaning specified in Section 5.02(b)(xix).

“Original Effective Date” means July 6, 2007.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Outstanding Amount” means with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date.

“Parent” has the meaning specified in the recital of parties to this Agreement.

“Parent Guaranty” means the guaranty of the Parent set forth in Article VIII.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender in the retail industry) business judgment.

“Permitted Distributions” shall mean (i) [intentionally omitted], (ii) payments by the Borrower or its Subsidiaries to or on behalf of Parent for franchise taxes and other fees required to maintain the legal existence of Parent or to pay the out-of-pocket legal, accounting and other fees and expenses in the nature of overhead in the ordinary course of business of Parent, including without limitation payment of fees and reimbursement of expenses of the board of directors and payments by the Parent to its direct or indirect parent company for such taxes, fees and expenses applicable to such parent company, and (iii) any payments to Parent (and payments by Parent to its direct or indirect parent company) in order for Parent or such parent company to make tax distributions to its members or Equity Interest holders; provided that the amount of such payment shall not exceed the amount that the Borrower would be required to pay in respect of federal, state, local or non-US taxes were the Borrower a corporation filing a consolidated return with each of its domestic Subsidiaries since immediately before the closing date of the Acquisition.

“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) Liens imposed by contract or law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing

[1]	Subject to Agent review.

obligations that (i) in the aggregate do not materially adversely affect the use of the property to which they relate and (ii) are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) Liens in the ordinary course of business to secure obligations under workers’ compensation laws, unemployment insurance, social security or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), contracts for the purchase of property otherwise permitted by this Agreement, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments (or the payment of money) not constituting an Event of Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments, (f) easements, rights of way, restrictions, and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (g) statutory, common law or contractual Liens of landlords, creditor depository institutions or institutions holding securities accounts (including rights of set-off or similar rights and remedies), (h) any interest or title of a lessor or sublessor under any lease of real estate or licensor or sublicensor of intellectual property not prohibited hereby, (i) Liens on the property of a Person existing at the time such Person becomes a Subsidiary of the Borrower; provided that, any such Lien may not extend to any other Property of the Borrower or any other Subsidiary that is not a direct Subsidiary of such Person; and provided further that, any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Borrower; (j) Liens on property at the time the Borrower or any Subsidiary acquired such property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries; provided that, such Lien may not extend to any other property of the Borrower or any of its Subsidiaries; provided further that, such Liens shall not have been created in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Borrower or any Subsidiary; (k) Liens on specific items of inventory or other goods and the proceeds thereof (and each of the following relating thereto: documents, instruments, accounts, chattel paper, letter of credit rights, general intangibles, supporting obligations, and claims under insurance policies) securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (l) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; (m) Liens on insurance proceeds securing the payment of financed insurance premiums; (n) leases or subleases and licenses or sublicenses granted to others in the ordinary course of business; (o) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Debt permitted by Section 5.02(b) is issued; (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; (q) the filing of precautionary financing statements in connection with operating leases, consignment, Transfers permitted under Section 5.02(e) and similar matters; (r) Liens on proceeds of sales of assets held in escrow pending resolution of indemnity or purchase price reduction claims; (s) other Liens on assets, securing Debt or other obligations not prohibited hereunder in an aggregate amount not to exceed $7,500,000 at any time outstanding; (t) Liens granted pursuant to the Collateral Documents; (u) Liens under the Term Facility Loan Documents and any Lien in existence on the Effective Date and set forth on Schedule 4.01(v); (v) replacement, extension and renewal of any Lien permitted hereby (provided, however, that (1) no such Lien shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced and (2) the aggregate amount secured shall not exceed the amount permitted to be secured prior to such extension, renewal or replacement); (w) Liens securing Debt incurred pursuant to Section 5.02(b)(ii), provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Loan Party; (x) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Debt; (y) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, (z) [Intentionally Omitted]; and (aa) Liens securing Debt incurred pursuant to Section 5.02(b)(xii); provided, however, that no such Lien shall extend to or cover any ABL First Lien Collateral.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by the Parent (or its direct or indirect parent) that is not Prohibited Preferred Stock.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pledged Debt” has the meaning specified in the Term Loan Security Agreement.

“Post Petition Interest” has the meaning specified in Section 8.06.

“Preferred Stock” means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Priority Payable Reserves” means reserves established in the Permitted Discretion of the Administrative Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Agents’ and/or Lenders’ Liens and/or for amounts which may represent costs relating to the enforcement of the Agent’s Liens including, without limitation, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Termination Date, or, on or before the date that is less than 1 year after the Termination Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Protective Advance” has the meaning specified in Section 2.01(d).

“Purchase Agreement” has the meaning specified in the Existing Credit Agreement.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Stock.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the date hereof, executed and delivered by the Loan Parties and the Administrative Agent.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Required Lenders” means, at any time, at least two Lenders that are not Affiliates (unless there shall, at any date of determination, be fewer than two Lenders that are not Affiliates) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Commitments.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain against the Borrowing Base to reflect any impediments to the realization on the Collateral included in the Borrowing Base which may be instituted by the

Administrative Agent upon five Business Days’ prior notice to the Borrower (including, without limitation, Inventory Reserves, Priority Payable Reserves, Cash Management Reserves, reserves for Customer Credit Liabilities (not to exceed 50% of such liability)); provided, however, that (i) rent Reserves for locations leased by any Loan Party (A) shall not be taken for leased retail stores or for leased locations covered by a Collateral Access Agreement and (B) for all other leased locations, shall be limited to (x) in the case of the Borrower’s corporate headquarters, one month’s rent and (y) in all other cases, three months’ rent but in any event shall not exceed the total value of Eligible Inventory at any such other location, (ii) Reserves for consignee’s, warehousemen’s and bailee’s charges (A) shall not be taken for locations covered by an acknowledged bailee waiver letter and (B) for all other such locations, shall be limited to three months’ charges but in any event shall not exceed the total value of Eligible Inventory at any such other location, (iii) all Reserves (including the amount of such Reserve) shall bear a reasonable relationship to the events, conditions or circumstances that are the basis for such Reserve and (iv) the amount of any Reserve shall not be duplicative of the amount of any other Reserve imposed hereunder with respect to the same events, conditions or circumstances. In the event that the Administrative Agent determines in its Permitted Discretion that (a) the events, conditions or circumstances underlying the maintenance of any Reserve shall cease to exist or (b) the liability that is the basis for any Reserve has been reduced, then such Reserve shall be rescinded or reduced in an amount as determined in Administrative Agent’s Permitted Discretion, as applicable, at the request of the Borrower.

“Responsible Officer” means the Chief Executive Officer, Chief Financial Officer and Treasurer of the Parent or the Borrower, as applicable.

“Restricted Payment” has the meaning specified in Section 5.02(g).

“Revolving Credit Advance” has the meaning specified in Section 2.01(a)

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Commitments at such time.

“Revolving Credit Lender” means any Lender that has a Commitment.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any agreement that is entered into by and between the Borrower or any of its Subsidiaries and any Lender or any of its Affiliates in connection with Cash Management Services provided by such Lender or Affiliate.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

“Secured Obligations” has the meaning specified in Section 2 of the ABL Security Agreement.

“Secured Parties” means the Agents, the Lender Parties, the Hedge Banks and the Cash Management Banks.

“Significant Guarantor” means, at any date of determination, any (i) Subsidiary Guarantor of the Borrower that individually has or (ii) group of Subsidiary Guarantors of the Borrower, that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 5% of (a) the Consolidated revenues of the Parent and its Subsidiaries for the most recently completed Fiscal Quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), (b) the Consolidated assets of the Parent and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), or (c) the Consolidated net earnings of the Parent and its Subsidiaries for the most recently completed Fiscal Quarter for which the Lenders have received financial statements of the Parent and its Subsidiaries pursuant to Section 5.03(b) or (c), in each case determined in accordance with GAAP for such period.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA and subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” means any of the events described in (a) Section 6.01(a)(ii) (without giving effect to the five Business Day grace period specified therein), (b) Section 6.01(f) (without giving effect to the 30 day period for any proceeding described therein to be undismissed or unstayed) or (c) Section 6.01(g) (without giving effect to the 30 day period specified in clause (ii) thereof).

“Specified Equity Contribution” has the meaning specified in Section 5.05(b).

“Sponsor” means Golden Gate Private Equity, Inc., a Delaware corporation and each investment fund managed by it.

“Spot Rate” for a specified currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the Issuing Bank.

“Subordinated Debt” means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on and that otherwise contains, terms and conditions reasonably satisfactory to the Administrative Agent.

“Subordinated Obligations” has the meaning specified in Section 8.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is, in the case of clauses (a), (b) and (c), at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” means the Subsidiaries of the Parent listed on Schedule II hereto and each other Subsidiary of the Parent that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

“Subsidiary Guaranty” means the guaranty of the Subsidiary Guarantors set forth in Article VIII, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j) of this Agreement and Section 5.01(j) of the Existing Credit Agreement, in each case, as amended, amended and restated, modified or otherwise supplemented.

“Supermajority Lenders” means, at any time, at least two Lenders that are not Affiliates (unless there shall, at any date of determination, be fewer than two Lenders that are not Affiliates)

owed or holding at least 66 2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Supermajority Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Commitments.

“Supplemental Collateral Agent” has the meaning specified in Section 7.01(c).

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Bank” means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Bank at any time, the obligation to make a Swing Line Advance up to a maximum principal amount of $30,000,000 at any one time outstanding or, if the Swing Line Bank has entered into an Assignment and Assumption, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Bank’s “Swing Line Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Facility” means, at any time, an amount equal to the Swing Line Bank’s Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Syndication Agent” has the meaning specified in the recital to this Agreement.

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt,” all (a) Obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”) and (b) Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on a Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.12(a).

“Term Loan Facility” means the senior secured term loan facility provided to the Borrower on the Original Effective Date pursuant to the Term Loan Facility Credit Agreement.

“Term Loan Facility Credit Agreement” means the term loan credit agreement dated as of July 6, 2007 among the Borrower, the Parent, the Subsidiary Guarantors, the Administrative Agent (as defined therein), the Collateral Agent (as defined therein) and the lenders party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Term Loan Facility Loan Documents” means those documents that are specified as “Loan Documents” in the Term Loan Facility Credit Agreement.

“Termination Date” means the earliest of (a) the date of termination in whole of the Commitments, the Letter of Credit Facility and the Swing Line Commitment, pursuant to Section 2.05 or 6.01, (b) July 29, 2016, and (c) the date that is 45 days prior to the maturity date of the Term Loan Facility (or any refinancing thereof to the extent permitted by this Agreement and the Intercreditor Agreement); provided that with respect to this clause (c), if either (x) the Borrower has Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) of not less than 20% of the Borrowing Base at all times after giving effect to a Reserve against the Borrowing Base in an amount equal to 100% of the outstanding indebtedness under the Term Loan Facility, which Reserve shall be implemented 45 days prior to the maturity date of the Term Loan Facility or (y) the Term Loan Facility is paid in full in accordance with the Term Loan Facility Credit Agreement and the Intercreditor Agreement, then the Termination date shall be the earlier of the dates specified in clauses (a) and (b).

“Transaction” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means, collectively, the Loan Documents and the Term Loan Facility Loan Documents.

“Transaction Expenses” means costs and expenses incurred in connection with the Transaction.

“Transfer” has the meaning set forth in Section 5.02(e).

“Triggering Event” means that either (a) an Event of Default has occurred or (b) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) is less than 12.5% of the Borrowing Base for five consecutive days. A Triggering Event shall be deemed to be continuing until either (a) such Event of Default has been waived in accordance with the terms of this Agreement or (b) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) exceeds 12.5% of the Borrowing Base for 30 consecutive days.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Unmatured Surviving Obligations” means Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

“UCC” has the meaning specified in the ABL Security Agreement.

“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“Unused Commitment” means, with respect to any Revolving Credit Lender at any time, (a) such Lender’s Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus, without duplication, (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(d) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time.

“Used Commitment” means, with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time and, without duplication, (b) such Lender’s Pro Rata Share of (i) the aggregate Available Amount of all Letters of Credit outstanding at such time, (ii) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(d) and outstanding at such time and (iii) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.

In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03. Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States

(“GAAP”); provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capitalized Lease under GAAP as in effect on the Effective Date, shall not be treated as an obligation under a Capitalized Lease solely as a result of the adoption of changes in GAAP of the nature and having the effect outlined by the Financial Accounting Standards Board in its press release dated March 19, 2009.

SECTION 1.04. Foreign Subsidiaries.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) the Foreign Subsidiaries shall not be subject to any representation or warranty, any covenant, or any other provision of any Loan Document and the non-compliance by any Foreign Subsidiary with any provision of any Loan Document shall not constitute a Default or Event of Default under any Loan Document, (b) all financial ratios or requirements set forth in any Loan Document shall be calculated without regard to the Foreign Subsidiaries, and (c) all references in any definition or provision describing the calculation of such financial ratios or requirements shall disregard the Foreign Subsidiaries notwithstanding any language to the contrary in such definition that such calculation applies to any Person and its Subsidiaries, unless, in each case, Foreign Subsidiaries are expressly included in such requirement or calculation.

SECTION 1.05. Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the face amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum face amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum face amount is in effect at such time.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances.

(a) The Revolving Credit Advances. Subject to the terms and conditions set forth herein, (i) each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars to the Borrower pursuant to Section 2.02 (a “Revolving Credit Advance”) from time to time, on any Business Day until the Termination Date, in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Commitments; provided, however, that the aggregate principal amount of all such Revolving Credit Advances (together with the aggregate principal amount of all Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit outstanding at such time) shall not exceed the lesser of (x) the Revolving Credit Facility at such time or (y) the Borrowing Base then in effect, subject to the Administrative Agent’s authority, in its sole discretion to make Protective Advances pursuant to the terms of Section 2.01(d). Within the limits of each Revolving Credit Lender’s Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a). Notwithstanding anything to the contrary contained in this Section 2.01, the parties hereby acknowledge, confirm, and agree that (i) the aggregate outstanding principal amount of the Revolving Credit Advances under and as defined in the Existing Credit Agreement immediately prior to the Effective Date (such Indebtedness being hereinafter referred to as the “Existing Advances Indebtedness”) is outstanding and payable to Lenders under the Existing Credit Agreement without set-off, counterclaim, deduction, offset, or defense, and the L/C Obligations with respect to Existing Letters of Credit are reimbursable in accordance with the terms hereof, and are secured by a first priority security interest in and lien on the Collateral (subject to Permitted Liens and other Liens created or permitted by the Loan Documents and the Term Facility Loan Documents), and (ii) the Existing Advances Indebtedness shall be deemed outstanding under this Agreement and the Existing Letters of Credit shall be deemed issued under this Agreement on the Effective Date.

(b) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $30,000,000 at such time and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Commitments of the Revolving Credit Lenders at such time; provided, however, that the aggregate principal amount of all such Swing Line Advances (together with the aggregate principal amount of all Revolving Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit outstanding at such time) shall not exceed the Borrowing Base then in effect. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b). Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Advance in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Advance.

(c) [Intentionally Omitted].

(d) Protective Advances. Any provision of this Agreement to the contrary notwithstanding, (i) subject to the limitations set forth below, the Administrative Agent and the Collateral Agent are authorized by the Borrower and the Lenders, from time to time in each of their sole discretion (but shall have absolutely no obligation to), to make Advances to the Borrower, on behalf of all Lenders, which the Administrative Agent or the Collateral Agent, in such Person’s reasonable discretion, deems necessary or desirable (A) after the occurrence and during the continuance of an Event of Default or (B) at any time that any of the other applicable conditions precedent set forth in Section 3.02 are not satisfied (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations under the Loan Documents or (z) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of principal, interest, Letter of Credit Advances, fees, reimbursable expenses (including costs, fees and expenses as described in Section 9.04) and other sums payable under the Loan Documents (any of such Advance are herein referred to as “Protective Advances”); provided that no Protective Advance shall cause the sum of the aggregate principal amount of all Swing Line Advances and Revolving Credit Advances then outstanding (together with the aggregate Available Amount of all Letters of Credit outstanding at such time) to exceed the Commitment; provided, further, that the aggregate amount of Protective Advances outstanding at any time, which were made pursuant to clauses (x) and (y) above, shall not at any time exceed the lesser of (1) $20,000,000 and (2) 10% of the Borrowing Base. Protective Advances shall be secured by Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Base Rate Advances. The Administrative Agent’s and the Collateral Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Excess Availability and the conditions set forth in Section 3.02 have been satisfied, the Administrative Agent or the Collateral Agent may request the Revolving Credit Lenders to make a Revolving Credit Advances to repay a Protective Advance. At any other time, the Administrative Agent or the Collateral Agent may require the Lenders to fund their risk participations as described in clause (ii).

(ii) Upon the making of a Protective Advance by the Administrative Agent or the Collateral Agent (whether before or after the occurrence of an Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent or the Collateral Agent, as applicable, without recourse or warranty, an undivided interest and participation in any Protective Advance in proportion to its Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic communication. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (1) date of such Borrowing, (2) Facility under which such Borrowing is to be made, (3) Type of Advances comprising such Borrowing, (4) aggregate amount of such Borrowing and (5) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances outstanding at such time, together with interest accrued and unpaid thereon to and as of such date.

(b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed promptly in writing, or by telecopier or electronic communication, specifying therein the requested (i) date of such Borrowing,

(ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(ii) The Swing Line Bank may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Bank to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Advances then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified in Section 2.01(b) but subject to the satisfaction of the conditions set forth in Section 3.02. The Swing Line Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, not later than 11:00 A.M. on the day specified in such Notice of Borrowing.

(iii) If for any reason any Swing Line Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(b)(ii), the request for Base Rate Advances submitted by the Swing Line Bank as set forth in Section 2.02(b)(ii) shall be deemed to be a request by the Swing Line Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Bank pursuant to Section 2.02(b)(ii) shall be deemed payment in respect of such participation.

(iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Advances or to purchase and fund risk participations in Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Advances pursuant to this Section 2.02(b) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Advances, together with interest as provided herein.

(c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than 15 separate Borrowings.

(d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender (as set forth in a written notice delivered by such Lender or the Administrative Agent to the Borrower) as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Swing Line Bank or Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender, the Borrower or Swing Line Bank or Issuing Bank, as applicable, severally agrees to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower or Swing Line Bank or Issuing Bank, as applicable, until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, or Swing Line Bank or Issuing Bank, as applicable, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate Available Amount of all outstanding Letters of Credit, together with the aggregate principal amount of all Swing Line Advances and Revolving Credit Advances shall not exceed the Borrowing Base then in effect, (y) the aggregate outstanding principal amount of all outstanding Revolving Credit Advances of any Lender, plus such

Lender’s Pro Rata Share of the aggregate principal amount of all outstanding Swing Line Loans, plus such Lender’s Pro Rata Share of the aggregate Available Amount of all outstanding Letters of Credit shall not exceed such Lender’s Commitment, and (z) the aggregate Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof; provided that all fees related to the Existing Letters of Credit under this Agreement shall be paid without duplication of any such fee that has already been paid in connection with such Existing Letter of Credit under the Existing Credit Agreement.

(ii) No Letter of Credit shall be issued if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date.

(iii) No Letter of Credit shall be issued without the prior consent of the Administrative Agent if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial amount of less than $100,000, in the case of a Commercial Letter of Credit, or $500,000 in the case of a Standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars, Canadian Dollars or Pounds Sterling; provided that if the Issuing Bank, in its discretion, issues a Letter of Credit denominated in a currency other than U.S. Dollars, all reimbursements by the Borrower of the honoring of any drawing under such Letter of Credit shall be paid in U.S. Dollars based on the Spot Rate;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the initial Available Amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender, unless the Administrative Agent or Issuing Bank has received Cash Collateral or entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender; it being agreed that (1) the Administrative Agent and the Issuing bank shall use commercially reasonable efforts to enter into such arrangements and (2) if such arrangements are unable to be entered into, the Borrower may obtain a letter of credit facility with a letter of credit provider, the terms and conditions of which (including, without limitation, any security pledged or granted in connection therewith), shall be reasonably acceptable to the Administrative Agent.

(iv) The Issuing Bank shall not amend any Letter of Credit if (A) the Issuing Bank would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (subject to the same limitations and any applicable obligations) (A) provided to the Administrative Agent in Article VII with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VII included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 A.M. (New York City time) at least two Business Days (or such other date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Administrative Agent or Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Administrative Agent or the Issuing Bank may require. Additionally, the Borrower shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, and any Issuer Documents (including, if requested by the Issuing Bank, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable), as the Issuing Bank or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not then be satisfied or unless the Issuing Bank would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case, in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the Available Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Pro Rata Share of the assigning and assignee Lenders.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Administrative Agent or the Issuing Bank, Borrower shall not be required to make a specific request to the Administrative Agent or the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date unless either such Standby Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Standby Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date; provided, however, that the Administrative Agent shall instruct the Issuing Bank not to permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the Issuing Bank has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof not less than two (2) Business Days prior to the Honor Date (as defined below), at which time the Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Bank by such time, (each such date, an “Honor Date”), the Borrower shall be deemed to have requested a Base Rate Advance to be disbursed on the Honor Date in an amount equal to the amount of such payment, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Advances, and without regard to whether the conditions set forth in Section 3.02 have been met. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender’s obligation to make Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and without regard to whether the conditions set forth in Section 3.02 have been met.

(d) Repayment of Participations. If any payment received by the Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned pursuant to any Bankruptcy Law or otherwise (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations under this Agreement and the other Loan Documents and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Party; or

(vi) the fact that any Default or Event of Default shall have occurred and be continuing.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it by the Issuing Bank and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Administrative Agent and the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will bind the Borrower; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided further, however, that any claim against the Issuing Bank by the Borrower for any loss suffered or incurred by the Borrower shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by the Borrower as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had the Borrower taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing its rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing the Issuing Bank to cure such dishonor. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the Issuing Bank may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Bank shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance the Issuing Bank may provide to the Borrower with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter of Credit, and the Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by the Issuing Bank or any representation or warranty by the Issuing Bank that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, the Issuing Bank may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Obligation that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 102.5% of the Outstanding Amount of all L/C Obligations (other than L/C Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which L/C Obligations shall be Cash Collateralized in an amount equal to 107% of the Outstanding Amount of such L/C Obligations), pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby deemed consented to by the Lenders). The Borrower hereby grants to the Administrative Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in Collateral Account If at any time the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the Issuing Bank and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations under this Agreement and the other Loan Documents.

(h) Applicability of ISP and UCP 600. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP 600 shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each Commercial Letter of Credit.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

(b) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

(c) Protective Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders that have made a Protective Advance the outstanding principal amount of each Protective Advance made by each of them on the earlier of demand and the Termination Date.

SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the Commitment; provided, however, that each partial reduction of the Commitment (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Pro Rata Share of the Commitments.

(b) Mandatory. (i) The Letter of Credit Sublimit shall be permanently reduced from time to time on the date of each permanent reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Credit Facility after giving effect to such permanent reduction of the Revolving Credit Facility.

(ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each permanent reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such permanent reduction of the Revolving Credit Facility.

SECTION 2.06. Prepayments. (a) Optional. With regards to the prepayment of any Revolving Credit Advance, the Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid without premium or penalty; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under this Section 2.06(a) if such prepayment would have resulted from a refinancing of a Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory. (i) The Borrower shall, subject to Section 2.17, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of the Advances then outstanding plus the aggregate Outstanding Amount of all L/C Obligations exceeds (B) the lesser of the Revolving Credit Facility and the Borrowing Base on such Business Day.

(ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the Collateral Account an amount sufficient to cause the aggregate amount on deposit in the Collateral Account to equal the amount by which the aggregate Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit on such Business Day.

(iii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) above shall be made to each of the Revolving Credit Lenders on a pro rata basis to be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the Collateral Account to Cash Collateralize the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

(iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c).

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each May, August, November and February during such periods and on the date such Base Rate Advance shall be Converted or paid in full; provided, however, that interest shall be payable on the first day of each calendar month after the occurrence and during the continuance of a Triggering Event or an Event of Default.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuation of (i) an Event of Default under Section 6.01(a) or (f), (ii) the failure of the Borrower to deliver a Borrowing Base Certificate at the time specified in Section 5.03(m) or (iii) any other Event of Default, upon the request of the Required Lenders, the Borrower shall pay interest (“Default Interest”) on (A) any overdue principal amount, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such principal amount pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and (B) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable (other than any principal of any Advance) under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (i) of Section 2.07(a).

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period,” the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears (i) so long as no Triggering Event has occurred and is continuing, quarterly on the first day of each May, August, November and February, (ii) at any time that a Triggering Event has occurred and is continuing, monthly on the first day of each calendar month, and (iii) in any event, on the Termination Date (pro rated for the number of days elapsed in such quarter or month, as applicable), at the rate of 0.375% per annum on the sum of the average daily Unused Commitment of such Lender during such quarter or month, as applicable, plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter or month, as applicable; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b) Letter of Credit Fees, Etc.

(i) The Borrower shall pay to the Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of

Credit equal to (A) in the case of Standby Letters of Credit, the Applicable Margin applicable to Eurodollar Rate Advances times the daily Available Amount under each such Standby Letter of Credit and (B) in the case of Documentary Letters of Credit, the Applicable Margin applicable to Eurodollar Rate Advances minus 0.5% times the daily Available Amount under each such Documentary Letter of Credit. Letter of Credit Fees shall be (1) due and payable (x) so long as no Triggering Event has occurred and is continuing, on the first day of each May, August, November and February, (y) at any time that a Triggering Event has occurred and is continuing, on the first day of each month, and (z) on the Termination Date, in each case, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (2) computed on a monthly or quarterly basis, as applicable, in arrears. If there is any change in the Applicable Margin during any quarter or month, as applicable, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter or month, as applicable, that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall, if applicable, accrue at the Default Rate as provided in Section 2.07(b) hereof.

(ii) Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c) Agents’ Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $1,000,000, no Conversion of any Advances shall result in more than 15 Interest Periods in effect and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon with respect to each such Eurodollar Rate Advance, on the last day of the then existing Interest Period therefor, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(ii) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Required Lenders may require, by notice to the Borrower, that (x) at the end of the then existing applicable Interest Period each Eurodollar Rate Advance be Converted into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by a central bank or governmental authority (it being agreed and understood that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” regardless of the date enacted, adopted, issued or implemented) or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) , there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or, in the case of any Revolving Credit Lender, of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of imposition, or the rate, of any taxes, levies, imposts, deductions, charges, withholdings or liabilities that are excluded from the definition of Taxes), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10(a) for any such increased cost incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost is retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof.

(b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder, then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10(b) for any such increased cost incurred more than one-hundred-eighty (180) days prior to the date that such Lender demands compensation therefor; provided that, if the circumstance giving rise to such increased cost is retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof.

(c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative

Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) INTENTIONALLY OMITTED.

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Whenever any payment received by the Administrative Agent from the Borrower under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties by the Borrower under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority (x) upon the occurrence and during the continuance of an Event of Default or (y) at any other time that the Administrative Agent receives a payment from the Borrower without direction as to the application of such payment:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of all of the fees, indemnification payments other than indemnification payments as set forth in clause (iii) below, costs and expenses that are due and payable to the applicable Issuing Bank and the applicable Lenders under or in respect of this Agreement and the other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the applicable Issuing Bank and the applicable Lenders on such date;

(iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.04 hereof, Section 22 of the ABL Security Agreement and any similar Section of any other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof on such date by the Borrower, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v) fifth, to the payment of all of the fees that are due and payable to the Appropriate Lenders under Section 2.08(a) on such date by the Borrower, ratably based upon the respective applicable undrawn aggregate Commitments of the Lenders under the applicable Facilities on such date;

(vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Agents and the applicable Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agents and the applicable Lender Parties on such date;

(vii) seventh, to the payment of all of the accrued and unpaid interest on the applicable Advances that is due and payable to the applicable Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to such applicable Lender Parties on such date;

(viii) eighth, to the payment of the principal amount of all of the outstanding applicable Advances that is due and payable to the Agents and the applicable Lender Parties on such date by the Borrower, ratably based upon the respective aggregate amounts of all such principal owing to the Agents and the applicable Lender Parties on such date; and

(ix) ninth, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date by the Borrower, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

(g) Whenever any cash proceeds are received by the Administrative Agent from any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to Section 21(b) of the ABL Security Agreement or, if applicable, Section 3 of the Intercreditor Agreement, such cash proceeds shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties and Hedge Banks in the following order of priority upon the occurrence and during the continuance of an Event of Default:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of all of the fees, indemnification payments (other than indemnification payments as set forth in clause (iii) below), costs and expenses that are due and payable to the applicable Issuing Bank and the applicable Lenders under or in respect of this Agreement and the other Loan Documents and the applicable Hedge Banks under or in respect of the Secured Hedge Agreements, in each case on such date by the Borrower, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the applicable Issuing Bank, the applicable Lenders and the applicable Hedge Banks on such date;

(iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.04 hereof, Section 22 of the ABL Security Agreement and any similar section of any other Loan Documents on such date by the Borrower, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the applicable Lenders on such date;

(iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof on such date by the Borrower, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v) fifth, to the payment of all of the fees that are due and payable to the Appropriate Lenders under Section 2.08(a) on such date by the Borrower, ratably based upon the respective applicable undrawn aggregate Commitments of the Lenders under the applicable Facilities on such date;

(vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Agents and the applicable Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agents and the applicable Lender Parties on such date;

(vii) seventh, to the payment of all of the accrued and unpaid interest on the applicable Advances that is due and payable to the applicable Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to such applicable Lender Parties on such date;

(viii) eighth, to the payment of the principal amount of all of the outstanding applicable Advances that is due and payable to the Agents and the applicable Lender Parties on such date by the Borrower, ratably based upon the respective aggregate amounts of all such principal owing to the Agents and the applicable Lender Parties on such date (which, for the avoidance of doubt, shall include payment to the Administrative Agent, for the account of the Issuing Bank, to Cash Collateralize the Letters of Credit then outstanding);

(ix) ninth, to the payment of all amounts due under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Hedge Banks and the Cash Management Banks in proportion to the respective aggregate amount owing to such Hedge Banks and Cash Management Banks; and

(x) tenth, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date by the Borrower, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

SECTION 2.12. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States (including franchise taxes imposed in lieu thereof and branch profits taxes) and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof and branch profits taxes) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized, or in which its principal office is located, or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (including franchise taxes imposed in lieu thereof and branch profits taxes) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender Party (with a copy to the Administrative Agent) or by the Agents on their own behalf or on behalf of a Lender Party shall be conclusive absent manifest error.

(d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) (I) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Assumption pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the

Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party that has certified that it is not a “bank” as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If, at the time such Lender Party first becomes a party to this Agreement payments pursuant to this Agreement or any other Loan Document are subject to withholding tax rate at a rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Assumption pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future as a result of a change in law after the date that a Lender becomes a party to this Agreement or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

(II) Each Lender Party that is a “United States person” shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender Party fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Code, without reduction, and such amount shall be excluded from Taxes.

(f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g) INTENTIONALLY OMITTED.

(h) If the Administrative Agent or a Lender Party determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(i) If any Lender Party requests compensation under Section 2.10 or requires the Borrower to pay any additional amount to any Lender Party or any Governmental Authority for the account of any Lender Party pursuant to this Section 2.12, then such Lender Party shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender Party, such designation, assignment or filing would (x) eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (y) would not subject such Lender Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender Party in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender Party to the Borrower shall be conclusive absent manifest error.

SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Loan Parties agree that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

SECTION 2.14. Use of Proceeds. The proceeds of the Revolving Credit Facility shall be available (and the Borrower agrees that it shall use such proceeds), in part, to pay fees and expenses under this Agreement and the other Loan Documents, to finance working capital for the Parent and its Subsidiaries and for their other general corporate purposes (including Permitted Acquisitions and Capital Expenditures).

SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties in the following order of priority:

(i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

(ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

(iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b) shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a commercial bank selected by the Administrative Agent (the “Escrow Bank”), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

(ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

(iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

(iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, in substantially the form of Exhibit A hereto payable to the order of such Lender Party in a principal amount equal to the Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17. Reserves. The Administrative Agent may hereafter establish Reserves or change any of the Reserves in its Permitted Discretion; provided that such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided, further, that if, as a result of such adjustment or modification, the aggregate principal amount of the Revolving Credit Advances and Swing Line Advances then outstanding (together with the Available Amount of the Letters of Credit outstanding at such time) exceeds the Borrowing Base then in effect, then the Borrower shall have three (3) Business Days following the date on which such adjustment or modification becomes effective to repay the amount of such excess.

SECTION 2.18. Increase in Commitments. (a) Upon notice to the Administrative Agent, at any time after the Effective Date, the Borrower may request that Additional Revolving Credit Commitments be provided by the existing Lenders (in accordance with their Pro Rata Share), and if such Lenders are unwilling to provide such Additional Revolving Credit Commitments (it being understood that a Lender shall be deemed to be unwilling to provide such Additional Revolving Credit Commitments if it has not affirmatively responded to the Administrative Agent within 10 Business Days after Borrower’s request), (x) the Lead Arranger will use its reasonable efforts, subject to compensation to be agreed, to obtain one or more Persons that are Eligible Assignees to provide such Additional Revolving Credit Commitments and/or (y) the Borrower may identify one or more financial institutions which are not existing Lenders that are reasonably acceptable to the Administrative Agent to provide such Additional Revolving Credit Commitments; provided that (i) after giving effect to any such Additional Revolving Credit Commitments, the aggregate amount of Additional Revolving Credit Commitments that have been added pursuant to this Section 2.18 shall not exceed $100,000,000, (ii) each request for Additional Revolving Credit Commitments shall be in minimum increments of $20,000,000, (iii) the Borrower shall not make more than five such requests for Additional Revolving Credit Commitments, (iv) the terms of any Additional Revolving Credit Advances shall be the same as those for the existing Revolving Credit Advances, except that the Borrower shall be permitted to pay upfront fees to the Additional Revolving Credit Lenders in amounts to be agreed, and (v) the Agents shall have entered into an amendment to the Intercreditor Agreement in connection with the incurrence of such additional Revolving Credit Commitments as they deem reasonably appropriate so long as the Term Loan Facility has not been paid in full, refinanced or replaced. Notwithstanding anything contained herein to the contrary, the Lender Parties shall not be obligated to commit to the Additional Revolving Credit Commitments.

(b) Any Additional Revolving Credit Commitments to provide Additional Revolving Credit Advances under this Section 2.18 shall be added to this Agreement pursuant to an amendment (the “Additional Revolving Credit Commitment Amendment”) among the Parent, the Borrower, the Administrative Agent and the Additional Revolving Credit Lenders. As a condition precedent to the effectiveness of the Additional Revolving Credit Commitment Amendment, the Borrower shall deliver to the Administrative Agent a certificate on behalf of the Borrower dated as of the effective date (the “Additional Revolving Credit Commitments Effective Date”) signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties of the Loan Parties contained in Article IV and the other Loan Documents are true and correct in all material respects on and as of the Additional Revolving Credit Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date and without duplication of any materiality qualifiers applicable thereto), (ii) no Default or Event of Default exists immediately before or immediately after giving effect to such addition, (iii) the Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 5.05 as of (A) the Additional Revolving Credit Commitments Effective Date and (B) the last day of the most recently ended determination period after giving pro forma effect to such Additional Revolving Credit Commitment, the making of Additional Revolving Credit Advances in respect thereof and any Investment to be consummated in connection therewith. On each Additional Revolving Credit Commitments Effective Date, each applicable Lender, Eligible Assignee or other Person which is providing an Additional Revolving Credit Commitment (i) shall become a “Revolving Credit Lender” for all purposes of this Agreement and the other Loan Documents and (ii) in the case of any Additional Revolving Credit Commitment, shall make an Additional Revolving Credit Advance to the Company in a principal amount equal to such Additional Revolving Credit Commitment, and such Additional Revolving Credit Advance shall be a “Revolving Credit Advance” for all purposes of this Agreement and the other Loan Documents.

(c) Any Additional Revolving Credit Commitment Amendment and any related documentation may, without the consent of any Lenders (other than Additional Revolving Credit Lenders that are party to such Additional Revolving Credit Commitment Amendment), effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.18. Any Additional Revolving Credit Advances made pursuant to this Section 2.18 shall be evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with the provisions set forth in Section 9.07(d).

(d) This Section 2.18 shall supersede any provisions in Section 9.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Administrative Agent and the Loan Parties, if necessary, to provide for terms applicable to each Additional Revolving Credit Commitment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF LENDING

SECTION 3.01. Conditions Precedent to Amendment and Restatement of the Existing Credit Agreement. The amendment and restatement of the Existing Credit Agreement and the obligation of each Lender to make any Advance hereunder shall become effective on and as of the first date on or before July 29, 2011 (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified):

(i) Amended and Restated Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.16;

(ii) the Fee Letter;

(iii) the Reaffirmation Agreement;

(iv) Lien search results reflecting that proper financing statements under the Uniform Commercial Code have been filed in all jurisdictions that the Administrative Agent may deem necessary in the reasonable opinion of the Administrative Agent, in order to perfect and protect the liens and security interests created under the ABL Security Agreement and that no Liens other than Permitted Liens exist on any Collateral;

(v) [Intentionally Omitted];

(vi) Evidence of the insurance required by the terms of the ABL Security Agreement;

(vii) Certified copies of the resolutions of the board of directors of each Loan Party approving each Loan Document to which it is or is to be a party;

(viii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of each Loan Party, dated reasonably near the Effective

Date certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter on file in such Secretary’s office, (2) (to the extent customary for such jurisdiction’s Secretary of State’s certificate) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation;

(ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(viii), (B) a true and correct copy of the bylaws or operating agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vii) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation or formation and (D) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(x) A certificate, in substantially the form of Exhibit G, attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Effective Date; and

(xi) A favorable opinion of Kirkland & Ellis LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent.

(b) The Borrower shall have paid or made arrangements to pay, to the extent reasonably invoiced in advance, all accrued fees of the Agents, the Lead Arranger and the Lender Parties and all accrued expenses of the Agents and the Lead Arranger (including the accrued fees and expenses of counsel to the Lead Arranger payable by the Borrower hereunder).

(c) [Intentionally Omitted].

(d) [Intentionally Omitted].

(e) The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Effective Date.

(f) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be not less than $150,000,000 as of the Effective Date and after giving effect to all Advances to be made on the Effective Date, if any.

(g) The Lead Arranger shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(h) The Administrative Agent shall be reasonably satisfied that there shall not have occurred since April 30, 2011 any event or events which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including any Borrowing on the Effective Date) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(i) the representations and warranties of the Loan Parties contained in each Loan Document are correct in all material respects (unless any such representation or warranty is qualified by materiality in the text thereof, in which case, such representation or warranty shall be true and correct in all respects) on and as of such date, immediately before and immediately after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result immediately after giving effect to such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. Subject to Section 3.02, each Loan Party represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (other than Foreign Subsidiaries) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent applicable in the relevant jurisdiction) in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power and authority could not be reasonably expected to have a Material Adverse Effect. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and, other than those Equity Interests in respect of stock options that have not been tendered pursuant to the Purchase Agreement, are owned by the Parent free and clear of all Liens, except those created under the Collateral Documents, the Term Loan Facility Loan Documents and Permitted Liens.

(b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation or formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or formation.

(c) Set forth on Schedule 4.01(c) is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents, the Term Loan Facility Loan Documents and Permitted Liens.

(d) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party’s powers, have been duly authorized by all necessary action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, except for violations that (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries (other than Foreign Subsidiaries) or any of their properties, except for violations, defaults or the creation of such rights that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Loan Documents, Term Loan Facility Loan Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries). Each Loan Party and each of its Subsidiaries (other than Foreign Subsidiaries) is in compliance with all applicable laws, rules and regulations, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(e) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature and second priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents and those listed on Schedule 4.01(e), (x) those authorizations, approvals, actions, notices and filings, the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect, (y) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (z) landlord consents and waivers.

(f) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

(g) Except as set forth in Schedule 4.01(g), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries), including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document.

(h) Each Loan Party and each of its Subsidiaries is:

(i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”),

(ii) in compliance in all material respects with the requirements of the Patriot and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”),

(iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act,

(iv) not in receipt of any notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act,

(v) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act,

(vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act, and

(vii) not owned or controlled by or now acting and or will be in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

(i) INTENTIONALLY OMITTED.

(j) The Consolidated forecasted balance sheets, statements of income and statement of cash flows of the Borrower and the Parent and their respective Subsidiaries delivered to the Administrative Agent pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions believed to be reasonable (it being understood that (i) such Consolidated forecasted balance sheets, statements of income and statement of cash flows are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (ii) no assurance can be given that such Consolidated forecasted balance sheets, statements of income and statement of cash flows will be realized, (iii) actual results may differ and (iv) such differences may be material).

(k) INTENTIONALLY OMITTED.

(l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(m) Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) The Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, securing the payment of the Obligations under the Loan Documents, and (i) as of the Effective Date, the Collateral Agent has fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by (A) filing financing statements, (B) making filings with the United States Patent and Trademark Office or the United States Copyright Office, or (C) the taking of possession or control by the Collateral Agent of the Collateral), and (ii) on each date after the Effective Date, assuming (A) financing statements and other filings, including, without limitation, filings with the United States Patent and Trademark Office or the United States Copyright Office, in appropriate form have been filed in the offices specified on Schedule III to the ABL Security Agreement and (B) the Collateral Agent has taken possession or control of the Collateral with respect to which a security interest may be perfected only by possession or control, the Collateral Agent has fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by (1) filing financing statements, (2) making filings with the United States Patent and Trademark Office or the United States Copyright Office, or (3) the taking of possession or control by the Collateral Agent of the Collateral), in each case of clauses (i) and (ii) above, subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens.

(o) The Borrower and each Guarantor, taken as a whole, are Solvent.

(p) No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(q) (i) Set forth on Schedule 4.01(q) is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans as of the Effective Date.

(ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and made available to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(r) Except as would not reasonably be expected to result in a Material Adverse Effect (which representations are, along with clause (g) above, the sole representations of the Loan Parties in respect of environmental matters):

(i) the operations and properties of each Loan Party and each of its Subsidiaries (other than Foreign Subsidiaries) comply with all applicable Environmental Laws and Environmental Permits and all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs;

(ii) no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, transferability or use under any Environmental Law;

(iii) none of the properties currently or, to the best of its knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(iv) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries);

(v) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the best of its knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries);

(vi) neither any Loan Party nor any of its Subsidiaries (other than Foreign Subsidiaries) is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and

(vii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the best of its knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries).

(s) Except as set forth on Schedule 4.01(s):

(i) Neither any Loan Party nor any of its Subsidiaries (other than Foreign Subsidiaries) is party to any tax sharing agreement.

(ii) Each Loan Party and each of its Subsidiaries (other than Foreign Subsidiaries) (A) has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and such tax returns are true and correct in all material respects and (B) has paid all taxes shown thereon to be due, together with applicable interest and penalties or adequate provision therefor has been made in accordance with GAAP except for taxes (x) that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP and (y) that could not (individually or in the aggregate) have a Material Adverse Effect.

(iii) No issues have been raised in writing by any tax authorities that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(t) Set forth on Schedule 4.01(t) is a complete and accurate list of all Existing Debt (other than (i) Debt of Subsidiaries to Parent or another Subsidiary of Parent and (ii) Debt consisting of trade payables more than 90 days past due), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(u) INTENTIONALLY OMITTED.

(v) Set forth on Schedule 4.01(v) is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries), showing as of the date hereof the lienholder thereof and the principal amount of the obligations secured thereby (other than Permitted Liens described in clauses (a), (b), (c), (d), (f), (g), (h), (l), (n), (p), (r) and (x) of the definition thereof).

(w) INTENTIONALLY OMITTED.

(x) INTENTIONALLY OMITTED.

(i) INTENTIONALLY OMITTED.

(y) INTENTIONALLY OMITTED.

(z) Except as set forth on Schedule 4.01(z) or as could not be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries (other than Foreign Subsidiaries) own, or possess the right to use, or could obtain the right to use all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 4.01(z) sets forth a complete and accurate list of all registrations (or applications for registrations) for all such IP Rights owned by the Parent and each of its Subsidiaries (other than Foreign Subsidiaries). To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any of its Subsidiaries (other than Foreign Subsidiaries) infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations) or any Lender Party shall have any Commitment hereunder, each Loan Party will (unless Required Lenders consent):

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors; provided, further, that neither the Parent nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge or claim where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to use commercially reasonable efforts to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances or to undertake such actions where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to maintain, insurance (as deemed to be reasonably prudent in the good faith judgment of the Responsible Officers of such Loan Party or its Subsidiaries) (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas and with similar risk factors in which the Parent or such Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. Except as permitted under Section 5.02(d) or 5.02(e)(viii), preserve and maintain, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to preserve and maintain, its existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided that neither the Parent nor any of its Subsidiaries shall be required to preserve or maintain any right, permit, license, approval, privilege or franchise if the failure to do so could not reasonably be expected to have a Material Adverse Effect. Nothing contained in this Section 5.01(e) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders.

(f) Visitation Rights. (i) At any reasonable time and from time to time, upon reasonable prior notice at any mutually agreeable reasonable time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants (subject to the consent of such accountants); provided, that, so long as no Default or Event of Default has occurred and is continuing, the Agents and the Lender Parties shall coordinate the exercise of such rights through the Administrative Agent and shall not be entitled to exercise the foregoing rights more than once in any calendar year at the expense of the Borrower, on a collective basis; provided, however, that a representative of the Borrower shall be given the opportunity to be present for any communication with the independent accountants.

(ii) Upon reasonable prior notice and at any mutually agreeable reasonable time during normal business hours and from time to time, permit the Collateral Agent and/or any representatives designated by the Collateral Agent (including any consultants, accountants and lawyers retained by the Collateral Agent) to visit the properties of the Loan Parties to conduct periodic commercial finance exams and inventory appraisals at the Borrower’s expense; provided, however, (A) only one such field examination and appraisal shall be permitted at the Borrower’s expense in any Fiscal Year if Excess Availability is at all times during such Fiscal Year greater than 12.5% of the Borrowing Base, (B) only two such field examinations and appraisals shall be permitted at the Borrower’s expense in any Fiscal Year if Excess Availability is less than 12.5% of the Borrowing Base at any time during such Fiscal Year, (C) no field examinations or appraisals shall be conducted so long as the aggregate outstanding amount of all Obligations (other than undrawn Letters of Credit) is $0.00; (D) notwithstanding the limitations set forth in clauses (A) through (C), one additional field examination and appraisal shall be permitted in any Fiscal Year at the expense of the Collateral Agent and the Lender Parties so long as no Default or Event of Default has occurred and is continuing; and (E) notwithstanding the limitations set forth in clauses (A) through (D), additional field examinations and appraisals shall be permitted at the Borrower’s expense if a Default or Event of Default has occurred and is continuing, at the sole discretion of the Collateral Agent.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, the foregoing restriction shall not apply to (a) transactions between or among Loan Parties or transactions between or among Subsidiaries of the Parent that are not Loan Parties or transactions between a Loan Party and a Subsidiary that is not a Loan Party so long as either (x) the terms of such transaction are no less favorable to the Loan Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate or (y) such transaction is a Transfer permitted under Section 5.02(e)(xv); (b) Restricted Payments permitted to be made pursuant to Section 5.02(g), Investments permitted under Section 5.02(f) and permitted intercompany Debt and asset transfers; (c) reasonable and customary fees paid to and indemnification of members of the board of directors (or similar governing body) of Parent and its Subsidiaries; (d) compensation and indemnity arrangements and benefit plans for officers and other employees of the Parent and its Subsidiaries entered into or maintained or established in the ordinary course of business; (e) sales of Equity Interests of Parent to Affiliates of Loan Parties or contributions to the equity capital of Parent by any shareholder or any of its Affiliates not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; (f) any transaction with an Affiliate where the only consideration paid is Equity Interests of Parent; (g) the transactions contemplated in connection with the Transaction Documents and all related documents; (h) the existence of, and the performance by the Parent (or the Borrower on behalf of the Parent) and the Borrower of their respective obligations under any limited liability company, limited partnership or other constitutive document or security holders agreement (including any registration rights agreement or purchase agreement related thereto); any other agreement containing agreements among Parent and its Subsidiaries and their Affiliates that is in effect as of the Effective Date and has been disclosed to the Administrative Agent as of the Effective Date and similar agreements entered into after the Effective Date that (i) are not more adverse to the interest of the Lenders than those that exist as of the Effective Date taken as a whole, or (ii) which have been disclosed to and consented to by the Administrative Agent and the Required Lenders.

(j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Triggering Event, Default, or Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries (other than Excluded Subsidiaries) by any Loan Party or upon any Subsidiary (that is not a CFC) of a Loan Party being designated as a Material Subsidiary or (z) the acquisition of any property by any Loan Party, (1) that is of similar nature to the property of the Loan Parties that is subject to the Liens created by the Collateral Documents or (2) in the case of fee-owned real estate that has a fair market value of at least $250,000 and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected (subject to Permitted Liens and other Liens created or permitted by the Loan Documents and the Term Facility Loan Documents) security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the Borrower’s expense:

(i) in connection with the formation or acquisition by a Loan Party of a Subsidiary that is not an Excluded Subsidiary or upon any Subsidiary (that is not a CFC) of a Loan Party being designated as a Material Subsidiary, within 30 days after such formation, acquisition or designation, cause each such Subsidiary, and cause each direct and indirect parent (that is not a CFC) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents; provided that any Subsidiary of a CFC shall not be required to execute such guaranty or guaranty supplement,

(ii) INTENTIONALLY OMITTED.

(iii) within 45 days after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary (other than an Excluded Subsidiary) or the designation of any Subsidiary (that is not a CFC) of a Loan Party as a Material Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents; provided that (A) the Equity Interests of any Subsidiary held by a CFC shall not be required to be pledged and (B) if such new property is Equity Interests in a CFC held by a Loan Party, no more than 65% of the Equity Interests in such CFC shall be pledged in favor of the Secured Parties,

(iv) within 45 days after such request, formation, acquisition or designation, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than an Excluded Subsidiary or a Subsidiary that is a CFC) to take, all reasonable actions (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

(v) within 60 days after such request, formation, acquisition or designation, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to such other matters as the Collateral Agent may reasonably request,

(vi) as promptly as practicable after such request, formation or acquisition, deliver, following the occurrence of and during a Triggering Event, Default, or Event of Default, upon the reasonable request of the Collateral Agent, to the Collateral Agent with respect to each parcel of real property that has a fair market value equal to or more than $250,000 and that is owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than (x) any Subsidiary that is a CFC or an Excluded Subsidiary and (y) any leased real property) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

(vii) at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Collateral Agent may deem reasonably necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

Notwithstanding anything in Section 5.01(j) to the contrary, the Loan Parties shall have no obligation to prefect the Collateral Agent’s or other Secured Parties’ interests in intellectual property outside of the United States. The Collateral Agent may in its discretion lengthen the foregoing time periods and otherwise modify (with the Borrower’s consent) the foregoing requirements to the extent it deems it reasonable and prudent to do so and may waive the foregoing requirements to the extent that the cost of obtaining a security interest in the foregoing Collateral is excessive (as reasonably determined by the Collateral Agent) in relation to the benefits to the Lender Parties.

(k) Further Assurances. (i) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any matter that the parties mutually agree is a material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any document or instrument supplemental to or confirmatory of the Collateral Documents as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

(l) INTENTIONALLY OMITTED.

(m) INTENTIONALLY OMITTED.

(n) Ratings. The Borrower shall use commercially reasonable efforts to maintain corporate family credit and corporate family ratings with S&P and Moody’s, respectively; provided, that in no event shall the Borrower be deemed to be in breach of this Section 5.01(n) if the Borrower’s failure to comply with this Section 5.01(n) results solely from the non-performance of either Moody’s or S&P for whatever reason (other than any as a result of any failure by any of the Loan Parties, or any of their Subsidiaries, to use such aforementioned commercially reasonable efforts).

(o) Post-Closing Obligation. Within 30 days after the Closing Date, the Collateral Agent shall have received a Deposit Account Control Agreement (as defined in the ABL Security Agreement) with respect to the Borrower’s concentration account maintained with Wachovia Bank, a division of Wells Fargo Bank, National Association, with account number *******6017.

SECTION 5.02. Negative Covenants . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than Unmatured Surviving Obligations), or any Lender Party shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries (other than Foreign Subsidiaries) as debtor, or sign or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to assign, any accounts or other right to receive income, except for Permitted Liens and Transfers permitted by Section 5.02(e).

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt under the Loan Documents or the Term Loan Facility Loan Documents;

(ii) (A) Capitalized Leases and (B) Debt secured by Liens described in clause (w) of the definition of “Permitted Liens” not to exceed in the aggregate $10,000,000 at any one time outstanding in the case of this clause (B);

(iii) any Existing Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt and guarantees of the Existing Debt or the extension, refunding or refinancing of such Existing Debt; provided that (A) the amount of such extending, refunding or refinancing Debt does not result in an increase in the aggregate principal or facility amount thereof (plus the amount of any premium paid in respect of such Debt in connection with any such extension, refunding or refinancing and plus the amount of reasonable expenses incurred by Parent and its Subsidiaries in connection therewith), (B) such Debt (if it is term debt) does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Debt being extended, refunded or refinanced, (C) such Debt (if it is term debt) does not have a final maturity earlier than the final maturity of the Debt being extended, refunded or refinanced, (D) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such extension, refunding or refinancing and (E) if the Debt being extended, refunded or refinanced is subordinate or junior to the Advances and any Guaranty thereof, then the Debt incurred to extend, refund or refinance such Debt shall be subordinate to the Advances and any Guaranty, as the case may be, at least to the same extent and in the same manner as the Debt being extended, refunded or refinanced;

(iv) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates, commodity prices or currency exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

(v) Debt owed to the Borrower or a wholly owned Subsidiary of the Borrower, which Debt shall (x) in the case of Debt owed to a Loan Party by a Loan Party, constitute Pledged Debt and (y) be otherwise permitted under the provisions of Section 5.02(f);

(vi) To the extent it constitutes Debt, Debt incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with acquisitions permitted by Section 5.02(f) or Transfers permitted by Section 5.02(e); provided that, in respect of any Debt incurred hereunder pursuant to agreements providing for indemnification in connection with Transfers permitted by Section 5.02(e), such Debt shall not exceed the amount of net cash proceeds received from such Transfers;

(vii) Debt which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, completion guarantees, export or import indemnities, customs and revenue bonds or similar instruments, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party in the ordinary course of business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed) or similar obligations incurred in the ordinary course of business;

(viii) [Intentionally Omitted];

(ix) Debt of a Subsidiary outstanding on the date such Subsidiary was acquired by the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from a Person (other than Debt incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Borrower or was otherwise acquired by the Borrower) in an acquisition permitted by Section 5.02(f); and

(x) Debt consisting of the deferred purchase price of acquisitions permitted under Section 5.02(f);

(xi) other unsecured Debt of the Borrower and its Subsidiaries;

(xii) other Debt of the Borrower and its Subsidiaries that is subordinated to the Obligations under the Loan Documents on terms reasonably acceptable to the Administrative Agent;

(xiii) Guaranteed Debt of any Loan Party in respect of Debt otherwise permitted under this Section 5.02;

(xiv) Debt arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(xv) Debt arising from the existing letters of credit so long as such existing letters of credit are secured by a letter of credit or cash collateral reasonably acceptable to Agents;

(xvi) Debt consisting of deferred purchase price or notes issued to officers, directors and employees to purchase equity interests (or options or warrants or similar instruments) of Parent (or any direct or indirect holding company of Parent) in an aggregate amount not to exceed $5,000,000 outstanding at any time;

(xvii) Debt incurred in connection with the financing of insurance premiums in an amount not to exceed the annual premiums in respect thereof at any one time outstanding;

(xviii) the Transactions as contemplated by the Transaction Documents; and

(xix) Debt consisting of senior unsecured notes (“Opco Bonds”) of the Borrower and Newco and the guaranty thereof by the other Loan Parties (including any unsecured exchange notes and related guarantees issued pursuant to a customary registration rights agreement) in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, so long as (i) such Debt does not have scheduled principal payments on or before the Termination Date and (ii) after giving effect to the incurrence of such Debt, the Parent and its Subsidiaries are in pro forma compliance with the covenant set forth in Section 5.05 of the Term Loan Facility Credit Agreement and any unsecured Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Opco Bonds and guarantees of the Opco Bonds; provided that (A) the amount of such extending, refunding or refinancing Debt does not result in an increase in the aggregate principal or facility amount thereof (plus the amount of any premium paid in respect of such Debt in connection with any such extension, refunding or refinancing and plus the amount of reasonable expenses incurred by Parent and its Subsidiaries in connection therewith), (B) such Debt does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Debt being extended, refunded or refinanced, (C) such Debt does not have a final maturity earlier than the final maturity of the Debt being extended, refunded or refinanced, (D) such Debt does not have scheduled principal payments on or before the Termination Date and (E) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such extension, refunding or refinancing.

(c) Change in Nature of Business. Make, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to conduct any business other than the businesses as carried on at the date hereof and other businesses substantially related, incidental thereto or complementary thereto, or are reasonable extensions thereof).

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or with the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower or the Borrower; and provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or the Borrower;

(ii) as part of any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and provided further that, in the case of any merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

(iii) as part of any Transfer permitted under Section 5.02(e), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(iv) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

(e) Sales, Etc. of Assets. Sell, lease, transfer, assign, exchange, convey or otherwise dispose of (each a “Transfer”), or permit any of its Subsidiaries (other than Foreign Subsidiaries) to Transfer, any assets, except:

(i) (A) Transfers of Inventory (including unusable, excess or slow-moving Inventory), delinquent accounts receivables and other capital assets in the ordinary course of its business (it being agreed that for purposes of this Agreement, Transfers of such assets from a Loan Party to a Foreign Subsidiary shall be deemed not in the ordinary course of business if the consideration for such Transfer is less than the selling Loan Party’s cost of the assets subject to such Transfer or the selling Loan Party does not receive payment for such Transfer within ten days after the consummation thereof) and Transfers of accounts receivables in connection with the private label credit card programs in the ordinary course of business, (B) the granting of any option or other right to purchase, lease or otherwise acquire Inventory and delinquent accounts receivables in the ordinary course of its business; and (C) dispositions of cash and Cash Equivalents in the ordinary course of business;

(ii) (A) Transfers of assets among Loan Parties; (B) Transfers of assets among Subsidiaries that are not Loan Parties; (C) Transfers of assets from Subsidiaries that are not Loan Parties to Loan Parties; and (D) Transfers of assets from Loan Parties to Subsidiaries that are not Loan Parties in a transaction that would be permitted under clauses (i) or (x) of Section 5.02(f) if such Transfer had been a transaction involving cash; provided that, for purposes of determining the application of each of clauses (A) through (D) above in connection with any Transfer made in connection with reorganizing or restructuring of Subsidiaries, any Transfer or series of related Transfers between Loan Parties and/or Subsidiaries shall be deemed to be a Transfer solely between the initial and the ultimate holder of any such assets transferred without regard to any intermediate holder of such assets;

(iii) Transfers of unneeded, used, worn out, obsolete or damaged equipment and trade-ins and exchanges of equipment in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Loan Parties, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties taken as a whole;

(iv) Transfers in connection with any transaction in which there is an Extraordinary Receipt;

(v) Transfers for fair value, the proceeds of which are less than $2,000,000 for any such single transaction and the proceeds of which when aggregated with all other such transactions during a fiscal year are less than $10,000,000;

(vi) Leases and subleases, licenses and sublicenses of real or personal property in the ordinary course of business;

(vii) Licensing of intellectual property on a non-exclusive basis or on an exclusive basis so long as such exclusive licensing is limited to geographic areas, particular fields of use, customized products for customers or limited time periods;

(viii) Any liquidation or dissolution of a Subsidiary so long as its immediate parent becomes the owner of its assets;

(ix) Transfers of Inventory and other capital assets pursuant to franchise arrangements on terms substantially consistent with past practice;

(x) the Transactions as contemplated by the Transaction Documents;

(xi) mergers, amalgamations, consolidations and dissolutions in compliance with Section 5.02(d);

(xii) Investments in compliance with Section 5.02(f);

(xiii) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof;

(xiv) Permitted Liens; and

(xv) Transfers of Inventory and other capital assets from a Loan Party to a Foreign Subsidiary not in the ordinary course of business; provided that, with respect to each Transfer made pursuant to this clause (xv), immediately before and immediately after giving effect to the making of such Transfer, no Specified Default or Event of Default shall have occurred and be continuing and Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be projected to equal or exceed 30% of the Aggregate Commitments for the 12 month period following the making of such Transfer (calculated on a pro forma basis after giving effect to such Transfer). Any assets transferred to a Foreign Subsidiary not in compliance with this clause (xv) are expressly transferred subject to the continuing Lien of the Collateral Agent and are not transferred free and clear of such Lien.

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to make or hold, any Investment in any Person, except:

(i) (A) Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments by the Parent and its Subsidiaries in Loan Parties, (C) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, and (D) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties (including Subsidiaries that are Excluded Subsidiaries) in an aggregate amount invested from the Effective Date not to exceed $10,000,000 at any time outstanding;

(ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(iii) loans to directors, officers and employees to purchase Equity Interests of Parent (or any direct or indirect holding company of Parent);

(iv) Investments by the Borrower and its Subsidiaries in bank deposits in the ordinary course of business or Cash Equivalents;

(v) Investments existing on the date hereof and described on Schedule 5.02(f);

(vi) Investments in Hedge Agreements permitted under Section 5.02(b)(iv);

(vii) the purchase or other acquisition of all or substantially all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by the Borrower or one or more of its wholly-owned Subsidiaries of all or substantially all of the property and assets of any Person (collectively, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):

(A) the Loan Parties and any such newly created or acquired domestic Subsidiary shall comply with the requirements of Section 5.01(j);

(B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be permitted by Section 5.02(c);

(C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower, if the board of directors is otherwise approving such transaction, or, in each other case, by the Responsible Officer of the Borrower);

(D) immediately before and immediately after giving effect to any such purchase or other acquisition, no Specified Default or Event of Default shall have occurred and be continuing;

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied in all material respects on or prior to the consummation of such purchase or other acquisition;

(F) immediately after giving effect to such purchase or other acquisition, the Parent and its Subsidiaries shall have a Fixed Charge Coverage Ratio equal to at least 1.0:1.0 for the 12 month period immediately prior to such acquisition (calculated on a pro forma basis after giving effect to such purchase or other acquisition); and

(G) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be projected to be not less than $25,000,000 for the 12 month period following such purchase or other acquisition (calculated on a pro forma basis after giving effect to such purchase or other acquisition);

(viii) Investments (A) received in satisfaction or partial satisfaction of accounts from financially troubled Account Debtors (whether in connection with a foreclosure, bankruptcy, workout or otherwise) and (B) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries;

(ix) guaranties in the ordinary course of business of obligations owed to or of landlords, suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries or otherwise permitted hereunder;

(x) other Investments (other than the purchase or other acquisition of all or substantially all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by the Borrower or one or more of its wholly-owned Subsidiaries of all or substantially all of the property and assets of any Person); provided that, with respect to each Investment made pursuant to this clause (x), immediately before and immediately after giving effect to the making of such Investment, no Specified Default or Event of Default shall have occurred and be continuing and either,

(A) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be projected to equal or exceed 20% of the Borrowing Base for the 12 month period following the making of such Investment (calculated on a pro forma basis after giving effect to such Investment); or

(B) (1) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be projected to equal or exceed 12.5% of the Borrowing Base for the 12 month period following the making of such Investment (calculated on a pro forma after giving effect to such Investment), and (2) immediately after giving effect to the making of such Investment, the Parent and its Subsidiaries shall have a Fixed Charge Coverage Ratio equal to at least 1.0:1.0 for the 12 month period immediately prior to the making of such Investment (calculated on a pro forma basis after giving effect to the making of such Investment);

(xi) the Loan Parties may (A) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (B) invest in, acquire and hold cash and Cash Equivalents, (C) endorse negotiable instruments held for collection in the ordinary course of business or (D) make lease, utility and other similar deposits in the ordinary course of business;

(xii) the Loan Parties may sell or transfer amounts and acquire assets to the extent permitted by Section 5.02(e);

(xiii) any Loan Party may hold Investments to the extent such Investments reflect an increase in the value of Investments already made; and

(xiv) the Loan Parties may perform the Transactions as contemplated by the Transaction Documents.

For purposes of determining compliance with the provisions of this Section 5.02(f), Investments made by the Borrower or any of its Subsidiaries (the “investor”) in any Subsidiary that are effected pursuant to one or more Investments made contemporaneously or in prompt succession by the investor and/or any of its Subsidiaries shall be deemed one Investment by the investor.

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to Parent’s stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to do any of the foregoing, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (any of the foregoing, a “Restricted Payment”), except that:

(i) the Parent may (A) declare and pay dividends and distributions payable only in Equity Interests of the Parent and (B) purchase, redeem, retire, defease or otherwise acquire Equity Interests with the proceeds received contemporaneously from the issuance of Equity Interests with equal or inferior voting powers, designations, preferences and rights, so long as no Event of Default shall have occurred and be continuing at the time of such purchase, redemption, retirement, defeasance or acquisition or would result therefrom;

(ii) each of the Parent and the Borrower may, at any time when the Leverage Ratio (calculated on a pro forma basis both before and immediately after giving effect to such cash dividends) shall be less than 1.0:1.0, declare and pay cash dividends to Parent’s (or any direct or indirect holding company of Parent’s) equity holders and purchase, redeem, retire or otherwise acquire Parent’s (or any direct or indirect holding company of the Parent’s) Equity Interests for cash in an aggregate amount not to exceed an amount equal to 75% of the portion of Excess Cash Flow not required to prepay the Facility (as defined in the Term Loan Facility Credit Agreement) pursuant to Section 2.04(b)(i) of the Term Loan Facility Credit Agreement as determined from and after, and for so long as, such Leverage Ratio is in effect and so long as no Triggering Event, Specified Default or Event of Default shall have occurred and be continuing at the time of such declaration and payment of cash dividend would result therefrom;

(iii) any Subsidiary of the Borrower may declare and pay dividends or other distributions to the Borrower or to any Loan Party of which it is a Subsidiary;

(iv) the Loan Parties may acquire Equity Interests of the Borrower or the Parent (or any direct or indirect holding company of the Parent) or any other Loan Party in connection with the exercise of stock options (or the equivalent with respect to membership interests) or stock appreciation rights (or the equivalent with respect to membership interests) by way of cashless exercise or in connection with the satisfaction of withholding tax obligations so long as no Event of Default shall have occurred and be continuing at the time of the acquisition of such Equity Interests or would result therefrom;

(v) the Loan Parties may purchase, redeem or acquire fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(vi) the Parent may convert convertible securities and make cash payments in lieu of fractional shares in connection with any such conversion;

(vii) in connection with any acquisition permitted by Section 5.02(f) and so long as no Event of Default shall have occurred and be continuing at the time of such acquisition or would result therefrom, the Parent or any Subsidiary may (A) receive or accept the return to the Parent or any of its Subsidiaries of Equity Interests constituting a portion of the purchase price consideration in settlement of indemnification claims or (B) make payments or distributions to dissenting stockholders pursuant to applicable law;

(viii) the Loan Parties may make Permitted Distributions;

(ix) so long as no Specified Default, Event of Default or Triggering Event shall have occurred and be continuing at such time or would result therefrom, payments to the Parent (and, if applicable, payments by the Parent to its direct or indirect holding companies) to permit the Parent (or such holding company), and the subsequent use of such payments by Parent (or such holding company), to repurchase or redeem Qualified Capital Stock of Parent (or such holding company) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Loan Party, upon their death, disability, retirement, severance or termination of employment or service, or to make payments on Indebtedness issued to buy such Qualified Capital Stock or pursuant to and in accordance with stock option plans or other benefit plans; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) net cash proceeds from issuances of Equity Interests (other than Excluded Issuances or issuances of Equity Interests applied to satisfy any financial covenant under the Term Loan Facility Credit Agreement) plus (y) $3,000,000 (and up to 100% of such amount not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year) plus (z) the amount of any net cash proceeds received by or contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Parent to officers, directors or employees of any Loan Party that have not been used to make any repurchases, redemptions or payments under this clause (ix);

(x) so long as no Specified Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, the Loan Parties may make additional Restricted Payments to their respective shareholders, provided that, with respect to each Restricted Payment made pursuant to this clause (x),

(A) Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be projected to be not less than $25,000,000 for the 12 month period following the making of such Restricted Payment (calculated on a pro forma basis after giving effect to the making of such Restricted Payment); and

(B) immediately after giving effect to the making of such Restricted Payment, the Parent and its Subsidiaries shall have a Fixed Charge Coverage Ratio equal to at least 1.0:1.0 for the 12 month period immediately prior to the making of such Restricted Payment (calculated on a pro forma basis after giving effect to the making of such Restricted Payment);

(xi) the Loan Parties may perform the Transactions as contemplated by the Transaction Documents;

(h) Amendments of Constitutive Documents. Other than in respect of the limited liability company agreements set forth on Schedule 5.02(h), amend, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to amend, its certificate of incorporation or bylaws or other constitutive documents in a manner materially adverse to the Lenders. Nothing contained in this Section 5.02(h) shall be deemed to prohibit any Subsidiary or the parent entity of such Subsidiary from reorganizing or changing the entity form of such Subsidiary upon prior notice to the Administrative Agent and provided that such reorganization or change is not materially adverse to the Lenders (it being understood that any reorganization or change into a limited partnership or a limited liability company by any Subsidiary or the parent entity of such Subsidiary shall not be deemed to be materially adverse to the Lenders).

(i) Accounting Changes. Make or permit, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to make or permit, any change in Fiscal Year.

(j) Prepayments, Etc., of Debt. (i) Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, in each case in violation of any subordination terms of, any Subordinated Debt or voluntarily prepay, redeem, purchase defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the Opco Bonds (other than pursuant to a refinancing permitted under Section 5.02(b)(xix)), except any repayment of Debt by the Loan Parties so long as (x) no Specified Default or Event of Default has occurred or would occur in connection with such repayment and (y) the Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) for the subsequent twelve months is not projected to be less than $25,000,000 (calculated on a pro forma basis both immediately before and immediately after giving effect to such repayment); (ii) amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Subordinated Debt the Opco Bonds (unless pursuant to a refinancing permitted under Section 5.02(b)(xix)) or unless permitted by the subordination provisions thereof, or (iii) permit any of its Subsidiaries (other than Foreign Subsidiaries) to do any of the foregoing other than to prepay any Debt permitted to be incurred hereunder payable to the Borrower or another Subsidiary.

(k) Amendment, Etc., of Term Loan Facility Loan Documents & Opco Bonds. Amend or otherwise modify the Term Loan Facility Loan Documents except in accordance with the Intercreditor Agreement or amend, modify or change in any manner materially adverse to the Lenders any term or condition of the Opco Bonds (unless pursuant to a refinancing permitted under Section 5.02(b)(xix)) or give any consent, waiver or approval thereunder that is materially adverse to the Lenders.

(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets securing the Obligations under the Loan Documents, except (i) prohibitions or conditions under (A) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt (together with any accessions and additions thereto and the proceeds thereof), (B) any Existing Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(ii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto (together with any accessions and additions thereto and the proceeds thereof); (ii) specific property to be sold pursuant to an executed agreement with respect to a permitted Transfer permitted under this agreement; (iii) restrictions by reason of customary provisions restricting Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (iv) restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition and apply solely to such acquired Subsidiary; (v) restrictions disclosed in Schedule 5.02(l); (vi) covenants in documents creating Liens permitted by Section 5.02(a) prohibiting further Liens on the properties encumbered thereby; (vii) prohibitions or limitations that exist in any agreement governing Debt permitted by Section 5.02(b)(viii), (xii) or (xv), provided that such prohibition or limitation is not more restrictive in any material respect than those contained in the Loan Documents; or (viii) restrictions or limitations imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (ii), provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation (other than Unmatured Surviving Obligations) of any Loan Party under any Loan Document shall remain unpaid, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. Within three Business Days after the occurrence of each Default or any event, development or occurrence that has resulted in a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. Within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) for such Fiscal Year, in each case accompanied by an opinion as to such audit report of any of the “Big 4” accounting firms or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent, which opinion shall not have any “going concern” qualification, together with a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, pro forma calculation of the Leverage Ratio; provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide a reconciliation of such financial statements to former GAAP and (iii) a certificate on behalf of the Parent signed by a Responsible Officer of the Parent stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

(c) Quarterly Financials. Within 60 days after the end of each of the first three Fiscal Quarters, a Consolidated balance sheet of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with (i) a certificate on behalf of Parent signed by a Responsible Officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent in determining a pro forma calculation of a Leverage Ratio.

(d) Annual Forecasts. No later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year.

(e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(g).

(f) Securities Reports. Promptly after the sending or filing thereof copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

(g) Monthly Financials. From and after any date on which Excess Availability is less than $40,000,000 and until the date that Excess Availability has equaled or exceed $40,000,000 for 90 consecutive days, within 30 days after the end of each month, a Consolidated balance sheet of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) as of the end of such month and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) for the period commencing at the end of the previous month and ending with the end of such month, and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries (in the form delivered prior to the Effective Date or another form reasonably satisfactory to the Administrative Agent to easily discern the performance of the Foreign Subsidiaries independently from the Parent and its other Subsidiaries) for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with a certificate on behalf of the Parent signed by a Responsible Officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

(h) Other Notices.

(i) Within three Business Days after the Parent or any of its Subsidiaries incurs any Debt for Borrowed Money in an amount in excess of $10,000,000, issues any Equity Interest outside of the ordinary course of business with a value in excess of $10,000,000, or Transfers any Collateral outside of the ordinary course of business that is not included in the Borrowing Base with an aggregate value in excess of $10,000,000, use commercially reasonable efforts to endeavor to give prompt written notice to the Administrative Agent (it being agreed that the failure to give such notice, would not, in itself constitute a Default or Event of Default) of such incurrence, issuance or Transfer.

(ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii) Plan Annual Reports. Promptly upon request by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Law.

(j) INTENTIONALLY OMITTED.

(k) INTENTIONALLY OMITTED.

(l) Other Information. Such other information respecting the business, financial condition, operations of any Loan Party or any of its Subsidiaries as any Agent, or any Lender

Party through the Administrative Agent, may from time to time reasonably request, including, without limitation, if applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of financial ratios or requirements made before and after giving effect to any changes in GAAP. Notwithstanding anything to the contrary in this Agreement, none of the Parent, the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) is confidential or is subject to attorney-client or similar privilege or constitutes attorney work product.

(m) Borrowing Base Certificates, Etc. (i) (A) So long as no Specified Default or Event of Default has occurred and is continuing and there are no Advances under or in respect of the Loan Documents (other than undrawn Letters of Credit) outstanding, Borrowing Base Certificates will be completed as of the last day of the Fiscal Quarter and delivered within fifteen (15) Business Days thereafter; (B) so long as no Specified Default or Event of Default has occurred and is continuing and Excess Availability is at least $30,000,000, Borrowing Base Certificates will be completed as of the last day of the fiscal month and delivered within fifteen (15) Business Days thereafter if there are any Advances under or in respect of the Loan Documents (other than undrawn Letters of Credit) outstanding; (C) so long as no Specified Default or Event of Default has occurred and is continuing and so long as Excess Availability is less than $30,000,000 for a period of five (5) consecutive Business Days, Borrowing Base Certificates will be delivered weekly, completed as of each Saturday and delivered five (5) Business Days after each Saturday if there are any Advances under or in respect of the Loan Documents (other than undrawn Letters of Credit) outstanding; (D) so long as a Specified Default or Event of Default has occurred and is continuing, an updated Borrowing Base Certificate will be delivered within one (1) Business Days following such request; and (E) notwithstanding the foregoing, updated Borrowing Base Certificates (based upon the most recent month-end information and other estimates reasonably believed to be true and correct at the time furnished) will be required within five (5) Business Days following a Transfer, not in the ordinary course of business, of any Eligible Inventory, Eligible Credit Card Receivables or Borrowing Base Eligible Cash Collateral (or any combination thereof) with an aggregate value in excess of $5,000,000 since the last Borrowing Base Certificate was delivered.

(ii) The Borrowing Base Certificates referred to in clause (i) above shall be delivered with the supporting documentation set forth on Schedule 5.03(m), to the extent required to be delivered at such time.

SECTION 5.04. Holding Company Status of Parent. Parent shall not engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower and Newco, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as parent of the consolidated group of companies including the Loan Parties, (d) the performance of obligations under the Transaction Documents to which it is a party, (e) making or receiving any Restricted Payment permitted under Section 5.02(g) and (e) activities incidental to the businesses or activities described in the foregoing clauses (a) through (e).

SECTION 5.05. Financial Covenant. (a) In the event that, at any time, the Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) as of such date (after giving effect to the funding of all Revolving Credit Advances and the issuance of all Letter of Credit Advances to be funded or issued as of such date) is less than 10% of the

Borrowing Base, then the Borrower shall be required to maintain, as of the last day of any Measurement Period, a Fixed Charge Coverage Ratio of at least 1.0:1.0 until Excess Availability plus Eligible Cash Collateral (without duplication of Borrowing Base Eligible Cash Collateral) shall be greater than 10% of the Borrowing Base for a period of fifteen (15) consecutive days.

(b) For purposes of determining compliance with the foregoing clause (a), any equity investment made to the Borrower after the Effective Date and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for a Fiscal Quarter shall, at the request of the Borrower and in the event that the proceeds thereof have been contributed to the Borrower as common equity, Permitted Preferred Stock or other equity on terms and conditions reasonably acceptable to the Administrative Agent, be included in the calculation of EBITDA for the purpose of determining compliance with such covenant at the end of such Fiscal Quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (i) in each four consecutive Fiscal Quarter period there shall be at least one Fiscal Quarter in which no Specified Equity Contribution is made and (ii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the Fixed Charge Coverage Ratio and Section 5.05 of the Term Loan Facility Credit Agreement.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance or any fee within five Business Days after the same shall become due and payable, or any Loan Party shall fail to make any other payment under any Loan Document within thirty days after the same shall become due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(e) (as to preservation of existence only), (f), (i) or (o), 5.02, or 5.03(a), (b), (c), (d), (e), (f), (g), (h) or (m), (with a three (3) Business Day grace period from the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party); or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

(e) any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any

Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $15,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (other than Foreign Subsidiaries) (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or mandatory prepayments), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that this clause (e) shall not apply to secured Debt that becomes due as a result of the voluntary Transfer of the property or assets securing such Debt, if such Transfer is permitted hereunder and under the documents providing for such Debt; provided, further, that an Event of Default under this clause (e) shall continue only so long as the applicable event or condition constituting such Event of Default is unremedied and is not waived or rescinded by the holders of such Debt; provided, further, that an “Event of Default” under Section 5.05 of the Term Loan Facility Credit Agreement shall not be an Event of Default under this clause (e), unless such “Event of Default” shall be unremedied and is not waived or rescinded by the Lenders under the Term Loan Facility Credit Agreement for a period of 30 days; or

(f) the Parent, the Borrower or any Significant Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries (other than Foreign Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or, except as permitted under Sections 5.02(d)(iv) or 5.02(e)(viii), seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries (other than Foreign Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $12,500,000 (to the extent not reasonably expected to be adequately covered by insurance in respect of which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (and such proceedings shall not have been stayed) or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(i) any Collateral Document or financing statement after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (except to the extent of Permitted Liens and other Liens created or permitted by the Loan Documents) lien on and security interest in the Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the acts or omissions of the Administrative Agent or the Collateral Agent; or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $12,500,000; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $12,500,000 or requires payments exceeding $2,000,000 per annum; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $12,500,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances terminated (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent’s Office, for deposit in the Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall be obligated to pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent’s Office, for deposit in the Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time during the occurrence and continuance of an Event of Default the Administrative Agent or the Collateral Agent determines that any funds held in the Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

THE AGENTS

SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties under the Loan Documents), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

(b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon the reasonable request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent’s gross negligence or willful misconduct.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Syndication Agent is named as such for recognition purposes only and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the Transactions. Without limitation of the foregoing, the Syndication Agent shall not, solely by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender or any other Person.

SECTION 7.02. Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property

(including the books and records) of any Loan Party; (d) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. WFB and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, WFB shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include WFB in its individual capacity. WFB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if WFB were not an Agent and without any duty to account therefor to the Lender Parties. WFB shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

(b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan

Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c) For purposes of this Section 7.05, each Lender Party’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender Party’s, (ii) such Lender Party’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) such Lender Party’s Unused Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent, Swing Line Bank and Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000; provided that, if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, subject to this Section 7.06, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.07. Intercreditor Agreement. Each of the Lender Parties hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender Party (and each Person that becomes a Lender Party hereunder pursuant to Section 9.07) hereby acknowledges that WFB is acting under the Intercreditor Agreement in multiple capacities as Administrative Agent or Collateral Agent, as the case may be. Each Lender Party (and each Person that becomes a Lender Party hereunder pursuant to Section 9.07) hereby authorizes and directs WFB to enter into the Intercreditor Agreement on behalf of such Lender and agrees that WFB, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

ARTICLE VIII

GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent, any other Lender Party, any Hedge Bank or any Cash Management Bank in enforcing any rights under, as applicable, this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party or any Hedge Bank or any Cash Management Bank under or in respect of, as applicable, the Loan Documents or any Secured Hedge Agreement or any Secured Cash Management Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties or Hedge Banks or any Cash Management Bank under or in respect of, as applicable, the Loan Documents or any Secured Hedge Agreement or any Secured Cash Management Agreement.

SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents or any Secured Hedge Agreement or any Secured Cash Management Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of, as applicable, any Lender Party or any Hedge Bank with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any Secured Hedge Agreement or any Secured Cash Management Agreement, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any Secured Hedge Agreement or any Secured Cash Management Agreement or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any Secured Hedge Agreement or any Secured Cash Management Agreement in accordance with their respective terms, or any other amendment or waiver of or any consent to departure from any Loan Document or any Secured Hedge Agreement or any Secured Cash Management Agreement in accordance with their respective terms, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty in accordance with its terms, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or under any Secured Hedge Agreement or under any Secured Cash Management Agreement or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, except payment in full.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and, except for those notices specified under this Agreement, any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents or any Secured Hedge Agreement and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document or any Secured Hedge Agreement or any Secured Cash Management Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements and all Secured Cash Management Agreements shall have expired or been terminated (or the Letters of Credit shall have been cash collateralized or any other back-stop thereof shall have occurred) and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit (or cash collateralization thereof or other back-stop thereof, as applicable) and all Secured Hedge Agreements and Secured Cash Management Agreements, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents or any Secured Hedge Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated (or, in the case of the Letters of Credit, shall have been cash collateralized or any other back-stop thereof shall have occurred), the Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document or any Secured Hedge Agreement to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 8.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

(a) Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

SECTION 8.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations (other than Unmatured Surviving Obligations) and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit (or cash collateralization thereof or other back-stop thereof), (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, transferees and assigns that are permitted under Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. Except as provided in Section 2.18 with respect to any Additional Revolving Credit Commitment Amendment, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (except as provided in Section 5.01(k)(i), which may be performed by the Administrative Agent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

(i) on or prior to the Effective Date, waive any of the conditions specified in Section 3.01 or Section 3.02,

(ii) amend the definition of “Required Lenders”, “Supermajority Lenders”, or “Pro Rata Share” or any other provision hereof that would change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

(iii) except pursuant to the Intercreditor Agreement and except to the extent that it would constitute a Transfer permitted under Section 5.02(e), release one or more Significant Guarantors (or otherwise limit such Significant Guarantors’ liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lender Parties, except as a transfer or dissolution would be permitted under Section 5.02(d),

(iv) except pursuant to the Intercreditor Agreement, (A) release all or substantially all of the Collateral in any transaction or series of related transactions or (B) contractually subordinate any of the Collateral Agent’s Liens, or

(v) amend this Section 9.01,

(b) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders:

(i) change the definition of “Excess Availability” or “Borrowing Base” or any component definition of any such terms if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves pursuant hereto,

(ii) increase either (A) the Credit Card Advance Rate or the Inventory Advance Rate or (B) the percentage of the Borrowing Base permitted to be composed of Eligible Borrowing Base Cash Collateral, if, as a result thereof, the amount available to be borrowed by the Borrower would be increased, and

(c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender Party specified below for such amendment, waiver or consent:

(i) increase the Commitments of a Lender Party without the consent of such Lender Party,

(ii) reduce the principal of, or stated rate of interest (other than Default Rate) on, the Advances owed to a Lender Party or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender Party (other than in accordance with the terms hereof) without the consent of such Lender Party,

(iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.07 or any date fixed for any payment of fees hereunder in each case payable to a Lender Party without the consent of such Lender Party;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or electronic communication) and mailed, telegraphed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at One Limited Parkway, Columbus, OH 43230, Attention: Matt Moellering, Chief Financial Officer; Telecopy: (614) 415-4858, E-mail Address: mmoellering@expressfashion.com; with a copy to: Golden Gate Capital at its address at One Embarcadero Center, 33rd Floor, San Francisco, CA 94111, Attention: Joshua Olshansky, Telecopy: (415) 627-4501, E-mail Address: jolshansky@goldengatecap.com; with a copy to: Kirkland & Ellis LLP, 555 California Street, Suite 2700, San Francisco, CA 94104, Telecopy: (415) 439-1500, Attention: John Friedrichs, E-mail Address: jfriedrichs@kirkland.com; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender Party; if to the Administrative Agent and to the Collateral Agent, to Wells Fargo Capital Finance, LLC, at its address at One Boston Place, 18th Floor, Boston, MA 02108, Attention: Jennifer L. Blanchette, Director, Telecopy: (617) 523-4027, E-mail Address: Jennifer.L.Blanchette@wellsfargo.com, with a copy to Riemer & Braunstein LLP, Three Center Plaza, 6th Floor, Attention: Donald E. Rothman, Telecopy: (617) 692 3556, E-mail Address: drothman@riemerlaw.com; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied, or e-mailed, be effective upon receipt. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a Conversion of an existing, Borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay promptly after demand after the occurrence and during the continuance of a Triggering Event, Default or

Event of Default or otherwise, within 30 days of demand (i) all reasonable, documented and out-of-pocket costs and expenses of each Agent and the Lead Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) in connection with the “work-out” or restructuring of the obligations and (C) the reasonable fees and expenses of one counsel (together with one local or foreign counsel in each relevant jurisdiction) representing both the Administrative Agent and the Lead Arranger with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Administrative Agent, the Lead Arranger and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of one counsel for the Administrative Agent and each Lender Party with respect thereto).

(b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, the Lead Arranger, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) by the Sponsor or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of the Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct or that of its affiliates, directors, officers, employees, advisors or agents; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to a single special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnified Parties (which shall be selected by the Administrative Agent) unless, in the reasonable opinion of the Administrative Agent, representation of all such Indemnified Parties would be inappropriate due to existence of an actual or potential conflict of interest. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(a)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of a Eurodollar Rate Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

(d) If any Loan Party fails to pay when due any undisputed costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the applicable Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note or Notes (if any).

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Assumption, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Assumption executed by an assigning Lender Party and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Assumption and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit A hereto. Notwithstanding anything contained herein to the contrary, Notes shall not be required in respect of the Letter of Credit Facility.

(f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letters of Credit (or the right to issue subsequent Letters of Credit) at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment.

(g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties.

(h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

(i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Advances owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any Lender Party (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 or 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or by electronic file of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party or (e) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document; provided that, in the case of disclosure under clause (b), unless specifically prohibited by law or court order, each Agent and each Lender Party shall make reasonable efforts to notify the Borrower of any such requirement for disclosure prior to the disclosure of such Confidential Information; or (f) to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to Obligations of the Borrower hereunder; provided that such counterparty (or such counterparty’s professional advisor) shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it in connection with such credit derivative transaction.

SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, in the case of any sale or dissolution of any Guarantor (to the extent permitted by the Loan Documents), a release of such Guarantor from the Guaranty.

SECTION 9.12. Replacement of Holdout Lender. (a)(i) If any action to be taken by the Lender Parties or any Agent hereunder requires the unanimous consent, authorization, or agreement of all Lender Parties and the consent of the Required Lenders is obtained but a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement or (ii) if at any time any Lender becomes a Defaulting Lender or becomes insolvent or (iii) if at any time the Borrower becomes obligated to pay additional payments described in Section 2.10 and 2.12(a) to a Lender, in each case, then the Administrative Agent or the Borrower, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, Defaulting Lender or other Lender, as the case may be, may permanently replace the Holdout Lender, Defaulting Lender or other Lender, as the case may be, with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, being repaid its share of the outstanding Obligations under the Loan Documents (including an assumption of such Lender’s participation, if such Lender is a Revolving Credit Lender, in all Letters of Credit outstanding hereunder in an amount equal to such Lender’s Pro Rata Share of the Available Amount of such Letter of Credit) without any premium or penalty of any kind whatsoever. If the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Holdout Lender, the Defaulting Lender or other Lender, as the case may be, shall be made in accordance with the terms of Section 9.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender, the Defaulting Lender or the other Lender, as the case may be, shall remain obligated to make the Holdout Lender’s, the Defaulting Lender’s or the other Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Available Amount of such Letter of Credit.

SECTION 9.13. Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

SECTION 9.14. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.15. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.16. Waiver of Jury Trial. The Loan Parties, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

SECTION 9.17. Release. Parent and each Loan Party may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Existing Credit Agreement or the other Loan Documents. The agents and lenders under the Existing Credit Agreement, and each Loan Party desires to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus each Loan Party makes the releases contained in this Section 9.17. In consideration of Agents and the Lender Parties entering into this Agreement, each Loan Party hereby fully and unconditionally releases and forever discharges each of the Agents (and their predecessors) and the Lenders (in their capacities as such under the Existing Credit Agreement), and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives, (collectively, in their capacities as such under the Existing Credit Agreement, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Loan Party has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Agreement is executed, regarding or relating to the Existing Credit Agreement, any of the Loan Documents (as in effect immediately prior to the date hereof), the borrowings or other extensions of credit or financial accommodations thereunder or any of the other Obligations thereunder, including administration or enforcement thereof (collectively, the “Claims”). Each Loan Party represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by such Person against the Released Parties which is not released hereby. Each Loan Party represents and warrants that the foregoing constitutes a full and complete release of all Claims. Notwithstanding anything to the contrary contained herein, the foregoing release shall not be applicable to the extent a court of competent jurisdiction has determined the Released Parties have acted with gross negligence, bad faith or willful misconduct in connection with any such Claims.

SECTION 9.18. No Novation. Parent, Borrower, Subsidiary Guarantors, Agents and the Lenders hereby agree that, effective upon the execution and delivery of this Agreement by each such party and the fulfillment, to the satisfaction of Agents and each Lender of each of the conditions precedent set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations of the Borrower outstanding under the Existing Credit Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower, or any Guarantor from any of its obligations or liabilities under the Existing Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other Loan Documents executed in connection therewith. The Borrower and each Subsidiary Guarantor hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to “the Credit Agreement”, “the Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that the Existing Credit Agreement or any Loan Document executed in connection therewith purports to assign or pledge to the Collateral Agent, for the benefit of the Lenders, or to grant to the Collateral Agent, for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Existing Credit Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects and shall remain effective as of the first date it became effective.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXPRESS, LLC, as Borrower

By:	/s/ Matthew C. Moellering
Name: Matthew C. Moellering
Title: Chief Financial Officer

EXPRESS HOLDING, LLC, as Parent and a Guarantor

By:	/s/ Matthew C. Moellering
Name: Matthew C. Moellering
Title: Chief Financial Officer

EXPRESS GC, LLC, as a Guarantor

By:	/s/ Matthew C. Moellering
Name: Matthew C. Moellering
Title: Chief Financial Officer

EXPRESS FINANCE CORP., as a Guarantor

By:	/s/ Matthew C. Moellering
Name: Matthew C. Moellering
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and Initial Lender

By:	/s/ Jennifer L. Blanchette
Name: Jennifer L. Blanchette
Title: Authorized Signatory

Initial Issuing Bank

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Initial Issuing Bank

By:	/s/ Jennifer L. Blanchette
Name: Jennifer L. Blanchette
Title: Authorized Signatory

Initial Swing Line Bank

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Initial Swing Line Bank

By:	/s/ Jennifer L. Blanchette
Name: Jennifer L. Blanchette
Title: Authorized Signatory

Schedule I to

ABL Credit Agreement

Eurodollar Lending Office/Domestic Lending Office/Commitments

Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
Wells Fargo Bank, National Association	$200,000,000	One Boston Place, 18th Floor Boston, MA 02108 Fax: 617-692-9556	N/A

Schedule II to

ABL Credit Agreement

Subsidiary Guarantors

Name	Jurisdiction of Organization
Express GC, LLC	Ohio
Express Finance Corp.	Delaware

Schedule III to

ABL Credit Agreement

Existing Letters of Credit

Issuer	Beneficiary	Issue Date	Expiry Date	Amount
Wells Fargo Bank	Ace American Insurance Co.	6/3/2006	7/6/2012	1,781,127
Wells Fargo Bank	Ohio Bureau of Worker’s Compensation	11/10/2009	11/10/2011	26,000

Schedule 4.01(b) to

ABL Credit Agreement

Loan Parties

Name	Jurisdiction of Formation	Principal Place of Business	U.S. Taxpayer Identification Number
Express, LLC	Delaware	One Express Drive, Columbus, OH 43230	54-2170160
Express Holding, LLC	Delaware	One Express Drive, Columbus, OH 43230	35-2298454
Express GC, LLC	Ohio	One Express Drive, Columbus, OH 43230	31-1816092
Express Finance Corp.	Delaware	One Express Drive, Columbus, OH 43230	27-1817713

Schedule 4.01(c) to

ABL Credit Agreement

Subsidiaries and Other Equity Investments

Subsidiary	Jurisdiction of Formation	Membership Interest	Certificate No(s)	Percentage of Membership Interests
Express, LLC	Delaware	100%	1	100% of membership interests owned by Express Holding, LLC
Express GC, LLC	Ohio	100%	1	100% of membership interests owned by Express, LLC
Express Fashion Apparel Canada, Inc.	Canada	100 Common Shares	C-1: 65 shares C-2: 35 shares	100% of outstanding shares owned by Express, LLC
Express Finance Corp.	Delaware	1,000 Common Shares	1	100% of outstanding shares owned by Express Holding, LLC

Schedule 4.01(e) to

ABL Credit Agreement

Governmental Authorizations and Third Party Notifications

None.

Schedule 4.01(g) to

ABL Credit Agreement

Litigation

None.

Schedule 4.01(q) to

ABL Credit Agreement

Employee Benefits Plans

•	Express Executive Medical Plan

•	Express Executive Disability Plan

•	Express Executive Life Insurance

•	Express Health and Welfare Benefits Plan

•	Express Medical Program

•	Express Dental Program

•	Express Employee Assistance Program

•	Express Flexible Spending Account Program

•	Express Long-Term Disability Program with Insurance Policy provided through Reliance Standard – policy #LTD 117955

•	Express LLC Short-Term Disability Program

•	Express Vision Insurance and Discount Program (offered through VSP)

•	Express Life Insurance Policy provided through MetLife – policy #136494-1-G

•	Express Paid Time Off Program (California)

•	Express Paid Time Off Program (non-California)

•	Express Holiday Policy

•	Express Leave of Absence Policy

•	Express Tuition Reimbursement

•	Express Adoption Assistance Program

•	Express Commuter Program

•	Express Savings and Retirement Plan

•	Express Supplemental Retirement Plan

Schedule 4.01(s) to

ABL Credit Agreement

Tax Returns

None.

Schedule 4.01(t) to

ABL Credit Agreement

Existing Debt

7/20/2011	Express, Inc.
Bond Number(s)	Principal(s)	Obligee(s)	Bond Description	Individual Surety Liability Amount	Original Inception Date	Bond Effective Date	Bond Expiration Date
5496944	Limited Express Store	Florida Power Corporation	Store #79, 587, 220, 577, and 160	31,760.00	6/2/2008	6/2/2011	6/2/2012
5496978	Express LLC	Louisiana Power & Light		2,400.00	10/21/2007	10/21/2010	10/21/2011
5554815	Express LLC	Nevada Dept of Taxation	Nevada Retailer/User Nonresident	235,588.00	11/18/1988	11/18/2010	11/18/2011
5554820	Limited Express Store	Northeast Utilities	Utility Power Bond for Service at Store #712; Meriden CT	1,685.00	12/13/1988	12/13/2010	12/13/2011
5554823	Limited Express Store	Eastern Edison Utilities	Utility Power Bond for Service at #413; Swansea MA	3,000.00	1/13/1989	1/13/2011	1/13/2012
5554863	Express LLC	Ohio Power Company		1,200.00	10/6/2007	10/6/2010	10/6/2011
5614898	Limited Express Store	Alabama Power Company	Utility Power Bond for Service at Mobile AL	1,800.00	11/2/1989	11/2/2010	11/2/2011
5614901	Limited Express Store	Commonwealth Edison	Electrical Service for Store Location #589	9,175.00	11/15/1999	11/15/2010	11/15/2011
5614928	Express LLC - Store	Long Island (NY) Lighting Co.	Utility Power Bond for Service at Location #629	2,630.00	4/5/1990	4/5/2011	4/5/2012

5660364	Limited Express Store	O.G.&E. Electric Service	Utility Power Bond for Service at Store #202; Norman OK	1,040.00	11/27/2008	11/27/2010	11/27/2011
5702764	Limited Express Store	Union Electric	Electrical Service for Store Location #272	6,000.00	11/4/1991	11/4/2010	11/4/2011
5702789	Express LLC-Store	Florida Power Corporation	Electrical Service for Store Location	5,050.00	4/1/1992	4/1/2011	4/1/2012
5702843	Structures, Inc.	Florida Power Corporation	Electricity - deposit Stores #98 and 548	7,115.00	9/16/1992	9/16/2010	9/16/2011
5702854	Limited Express Store	Clay Electrical Cooperative Inc.	Indemnity Bond for Electrical Service Store #269	2,000.00	10/20/1992	10/20/2010	10/20/2011
5746510	Structures, Inc.	Los Angeles Dept Water & Power	Utility Payment Bond Store 338	2,000.00	10/15/1992	10/15/2010	10/15/2011
5746511	Structures, Inc.	Gainsville FLA Regional Utilities	Utility Power Bond for Service at Location	1,500.00	12/10/1992	12/10/2010	12/10/2011
5746575	Express LLC - Store	Los Angeles Dept Water & Power	Utility Power Bond for Service at Location #875	4,800.00	4/14/1993	4/14/2011	4/14/2012
5753802	Express LLC	City of Tallahassee		10,000.00	8/13/2007	8/13/2010	8/13/2011
5792212	Express LLC	The Knoxville Utilities Board		5,650.00	7/27/2007	7/27/2010	7/27/2011
5824371	Express LLC - Store	Snohomish County Public Utility Dept #1	Utility Power Bond for Service at Location #687	3,075.00	2/21/1995	2/21/2011	2/21/2012

5833609	Express LLC	Utility Board of Key West FLA	Electric Power Bond for Service at Location	9,630.00	10/11/1995	10/22/2010	10/11/2011
5877486	Express LLC	Florida Power Corporation		1,800.00	8/23/2007	8/23/2010	8/23/2011
6379953	Express LLC	Con Edison-Cooper Station		6,870.00	10/7/2008	10/7/2008	10/7/2011
6379957	Express LLC	Con Edison-Cooper Station		23,360.00	10/7/2008	10/7/2008	10/7/2011
6380110	Express LLC - Store	Progress Energy, Clearwater FLA	Utility Power Bond for Service at Store 577	2,300.00	11/15/2005	11/15/2010	11/15/2011
6415976	Express LLC	Commonwealth Edison IL		472.00	6/10/2008	6/10/2011	6/10/2012
6415982	Express LLC	Southern California Edison	#107	2,800.00	7/16/2008	7/16/2011	7/16/2012
6415984	Express LLC	Con Edison-Cooper Station		10,325.00	7/28/2008	7/28/2010	7/28/2011
6415989	Express LLC	Murfreesboro Electric		1,000.00	8/6/2008	8/6/2010	8/6/2011
6415998	Express LLC #2002	Withlacoochee River Electric Cooperative, Inc.		4,800.00	10/1/2008	10/1/2010	10/1/2011
6416039	Express LLC	Florida Power & Light Co.	Master Account No. 3487848446- Service Address: 11401 Pines Blvd., Pembroke Pines, FL	87,330.00	7/16/2009	7/16/2011	7/16/2012

6473181	Express LLC - Store	Tampa Electric Company	Utility Power Bond for Service at Location	6,950.00	2/20/2007	2/20/2011	2/20/2012
6478229	Express LLC - Store	Commonwealth Edison IL	Electrical Service for Store #200279; Lombard IL	4,490.00	4/5/2007	4/5/2011	4/5/2012
6700270	Express LLC	Central Georgia EMC		7,500.00	6/9/2010	6/9/2011	6/9/2012
6700271	Express LLC	Orlando Utilities Commission		4,500.00	10/13/2010	10/13/2010	10/13/2011
6700272	Express LLC	San Diego Gas & Electric		3,430.00	1/21/2011	1/21/2011	1/21/2012
6700274	Express LLC	Duke Energy Services	Express (Temp Space) # 411, Kenwood Towne Center	400.00	2/23/2011	2/23/2011	2/23/2012
6700275	Express LLC	Duke Energy Services	Gas Service - @ Express (Temp Space) #411, Kenwood Towne Center	120.00	2/23/2011	2/23/2011	2/23/2012
6700276	Express LLC	Kansas Gas Service	Gas Service @ Store #57 Town Center Plaza, Leawood, KS	100.00	2/23/2011	2/23/2011	2/23/2012
6700278	Express LLC	Duke Energy Services	Electrical Service	1,545.00	3/11/2011	3/11/2011	3/11/2012
6700279	Express LLC	Progress Energy Carolinas, Inc.	for Electric Services	3,484.00	3/11/2011	3/11/2011	3/11/2012
6700280	Express LLC	KCP&L	Electrica Deposit for Store #57 Town Center Plaza	3,380.00	4/5/2011	4/5/2011	4/5/2012

6700282	Express LLC	City Water & Light		1,500.00	6/20/2011	6/20/2011	6/20/2012
6700284	Express LLC	Orlando Utilities Commission	Account # 9735700001, 100 West Anderson St., Orlando, FL - Store #262	9,000.00	7/1/2011	7/1/2011	7/1/2012

Schedule 4.01(v) to

ABL Credit Agreement

Liens

Grantor	Lienholder	Principal Amount of Secured Obligations
Each Loan Party	Morgan Stanley & Co. Incorporated, as Collateral Agent for the Lenders under the Agreement	$125,000,000

Schedule 4.01(z) to

ABL Credit Agreement

Intellectual Property

Worldwide Trademarks and Patents

Country:	Andorra

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
6013	EXPRESS	Express, LLC	6,954	24,851	Registered	3, 14, 18,	Bleaching preparations and other substances for laundry use;
						25, 35, 39

cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons); jewelry, precious stones, horological and other chronometric instruments, in International Class 14;

Leather and imitations of leather, and articles made from these materials and not included in other classes; skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery, in International Class 18; Clothing, including boots, shoes and slippers, in International Class 25;

Services rendered by bringing together, for the benefit of others, a variety of goods (excluding the transport thereof), enabling customers to conveniently view and purchase those goods; advertising services in connection with retail trade; and advertising by mail order, in International Class 35; and The delivery of goods and the delivery of goods by mail order, in International Class 39.

14716	EXPRESS	Express, LLC		24,852	Registered	3, 14, 18, 21, 25, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, cosmetic bags sold empty, cosmetic cases sold empty, in International Class 3; Jewelry and watches, in International Class 14;

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

Toiletry bags sold empty, in International Class 21;

Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail stores services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

16984	EXPRESS	Express, LLC		29,503	Pending	9, 26	Sunglasses in International Class 9 and Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders.

Country:	Antigua And Barbuda

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
11537	EXPRESS	Expressco, Inc.		5,944	Registered	38	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16510	EXPRESS	Express, LLC	7,236	7,236	Registered	3, 9, 14, 18, 25, 26, 35

Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the sin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in International class 3;

sunglasses in International Class 9;

jewelry and watches in international class 14;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18 clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in international class 25 hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26 and retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35

16577	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

Country:	Argentina

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
6981	EXPRESS WORLD BRAND	Express, LLC	2,225,261	1.810,077	Renewal Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; all goods in the class.
6982	EXPRESS WORLD BRAND	Express, LLC	2,225,262	1,810,078	Renewal Pending	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments; all goods in the class.
6983	EXPRESS WORLD BRAND	Express, LLC	2,225,263	1,803,857	Registered	25	Clothing, footwear, headgear; all goods in this class.
7430	EXPRESS WORLD BRAND	Express, LLC	2,240,848	1,838,573	Registered	35	All services in the class.
16639	Express WorldBrand and Design	Express, LLC	3,039,990		Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentrifices
16934	Express WorldBrand and Design	Express, LLC	3,039,991		Pending	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometic instruments
16922	Express WorldBrand and Design	Express, LLC	3,028,154		Pending	25	Clothing, footwear, headgear; all goods in this class.
10218	EXPRESSFASHION	Express, LLC	2,341,801	1,898,290	Registered	3	All goods in the class.
10219	EXPRESSFASHION	Express, LLC	2,341,802	1,898,291	Registered	14	All goods in the class.
10220	EXPRESSFASHION	Express, LLC	2,341,803	1,898,292	Registered	18	All goods in the class.
10221	EXPRESSFASHION	Express, LLC	2,341,804	1,915,917	Registered	25	Clothing, footwear, headgear.
10222	EXPRESSFASHION	Expressco, Inc.	2,341,805		Pending	35	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16204	EXPRESSFASHION AND DESIGN	Express, LLC	2807893	2274902	Registered	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentrifrices

16205	EXPRESSFASHION AND DESIGN	Express, LLC	2807895		PENDING	18	Leather and imitations of leather, and goods made of these materials and not including in other classes; animal skins, hides, trunks and travelling bags; umbrellas, parasol and walking sticks, whips, harness and saddlery
16206	EXPRESSFASHION AND DESIGN	Express, LLC	2807894	2274904	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments
16207	EXPRESSFASHION	Express, LLC	2807896	2274908	Registered	25	Clothing, footwear, headgear
	AND DESIGN
16935	Griffin Design	Express, LLC	3,080,275		Pending	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometic instruments
16936	Griffin Design	Express, LLC	3,080,276		Pending	18	Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery
16937	Griffin Design	Express, LLC	3,080,278		Pending	26	Lace and embroidery, ribbons and braid; buttons, hooks and eyes, pins and needles; artificial flowers
16920	GRIFFIN DESIGN	Express, LLC	3,080,274		Pending	9	Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparataus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers and fire-extinguishing apparatus
16923	GRIFFIN DESIGN	Express, LLC	3,080,277		Pending	25	Clothing, footwear, headgear

Country:	Aruba

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4641	EXPRESS	Express, LLC	94,062,316	16,810	Registered	25, 42	Clothing, including boots, shoes and slippers, in International Class 25; and Retail clothing store and mail order services, in International Class 42.
14180	EXPRESS	Express, LLC	IM-20050927.1 5	25,192	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits,

							sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
6449	EXPRESS WORLD BRAND	Express, LLC	IM-990322.26	19,800	Renewed	3, 14	Perfumes and cosmetics, in International Class 3; and Watches and clocks; jewelry made of non-precious metals, in International Class 14.
16713	Griffin Design	Express, LLC	IM-110210.14		Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shores, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25; and

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

Country:	Australia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
6442	EXPRESS WORLD BRAND	Express, LLC	787,627	787,627	Registered	3, 14, 25, 35	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions, dentifrices, in International Class 3;
							Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments, in International Class 14;
							Clothing, footwear, headgear, in International Class 25; and Retail store services being services rendered by retail establishments to meet the needs of customers and consumers being sale of clothing, fashion goods and accessories and personal care products and accessories including cosmetics, jewellery and skin care products; mail order services for the purchase of clothing, fashion goods and accessories and personal care products and accessories including cosmetics, jewellery and skin care products, in International Class 35.

9882	EXPRESSFASHION	Express, LLC	874,691	A874,691	Registered	25, 35	Clothing; including bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests being goods in class 25; and
							Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing being services in class 35.
14251	EXPRESSFASHION	Express, LLC	1,092,360	1,092,360	Registered	25, 35	Clothing, namely bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalogue services and on-line retail store services featuring personal care products, home fragrance products, jewellery, watches, packs, bags, wallets and clothing being services, in International Class 35.
16651	EXPRESSFASHION	Express, LLC	1405212		Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, including aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair

							styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International Class 3;
							Sunglasses; and parts of and accessories for such goods are included in international class 9;
							Jewelry and watches in international class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; and parts of and accessories for such goods as are included in international class 18;
							Clothing, including belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests; and parts of and accessories for such goods as are included in international class 25;
							Hair accessories, including barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;
							Retail store services, mail order catalog services and online store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35
16578	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16652	GRIFFIN DESIGN	Express, LLC	1,405,215		Pending	9	Sunglasses; and parts of and accessories for such goods as are included in this class

Country:	Austria

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

1759	EXPRESS	Express, LLC	AM 4456/91	139,410	Registered	3, 14, 18, 25

Clothing, including boots, shoes and slippers. Amended to add:

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

							Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;
14096	EXPRESS	Express, LLC	7075/2005	236,471	Registered	3, 14, 18, 25	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail

							polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18; and
							Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies (clothing), ties, tights, underpants, undershirts, underwear, vests, in International Class 25.
16737	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	9, 26, 35	Sunglasses in International Class 9;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in
							International Class 35
7090	EXPRESS WORLD BRAND	Express, LLC	AM 3949/99	184,404	Renewed	3, 25, 39, 42	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations;
							soaps; perfumery, essential oils, cosmetics, hair lotions;
							dentifrices, in International Class 3;
							Clothing, including boots, shoes and slippers, in International
							Class 25;
							Packing, storing, distribution, transport, and delivering of
							goods, and in particular of the aforementioned goods, in
							International Class 39; and
							Taking of goods orders, finding and organizing the procuring
							of the goods ordered, in particular of the aforementioned
							goods, in International Class 42.
16579	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International

							Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16714	Griffin Design	Express, LLC	AM 453/2011	261,528	Registered	9	Sunglasses in International Class 9;

Country:	Azerbaijan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16738	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3; Sunglasses in International Class 9;

							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16715	Griffin Design	Express, LLC	2011 0093		Pending	9	Sunglasses in International Class 9;
16653	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26

Country:	Bahamas

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4553	EXPRESS	Expressco, Inc.	16,598	16,598	Renewal Pending	38	Clothing, including boots, shoes and slippers.
7221	EXPRESS	Expressco, Inc.	21,644		Pending	39	Mail order catalogs featuring personal care products and clothing and accessories therefore.
14409	EXPRESS	Expressco, Inc.	28,103	28,103	Registered	38	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16986	GRIFFIN DESIGN	Express, LLC			Pending	9, 14, 18, 25, 26	In respect of all goods in class 8 in particular sunglasses, in Local Class 8;
							In respect of all goods in class 14 in particular jewelry and watches in local class 14;
							in respect of all goods in class 37 in particular backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in Local class 37 in respect of all goods in class 38 in particular clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops. gloves, gowns, halter tops, hats, headbands, jackets, jeans,

							jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in Local class 38;
							in respect of all goods in class 50 in particular imitation leather goods, namely backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets. Belt buckles, barrettes hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in Local class 50

Country:	Bahrain

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16142	EXPRESS	Express, LLC	TM62727		Pending	18	backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags,fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16143	EXPRESS	Express, LLC	TM62726		Pending	14	Jewelry and watches
16144	EXPRESS	Express, LLC	TM62725		Pending	9	Sunglasses
16152	EXPRESS	Express, LLC	TM62724		Pending	3	non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16153	EXPRESS	Express, LLC	TM62728		Pending	25	clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks,

							stockings, suits, sweat pants, sweat shirts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16140	EXPRESS	Express, LLC	SM62730		Pending	35	retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16141	EXPRESS	Express, LLC	TM62729		Pending	26	hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
8952	EXPRESS	Express, LLC	TM28,691	TM28,691	Renewed	25	clothing, footwear, headgear
10027	EXPRESS	Express, LLC	SM4467	SM4467	Registered	35	retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, all services included in class 35.
16327	EXPRESS IN ARABIC	Express, LLC	TM 72413	72,413	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16328	EXPRESS IN ARABIC	Express, LLC	TM 72414	72414	Registered	9	Sunglasses
16330	EXPRESS IN ARABIC	Express, LLC	TM 72416	72416	Registered	14	Jewelry and watches
16332	EXPRESS IN ARABIC	Express, LLC	TM 72417	72417	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens,
16334	EXPRESS IN ARABIC	Express, LLC	TM 72418	72418	Registered	25

							pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16336	EXPRESS IN ARABIC	Express, LLC	TM 72420	72,420	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16338	EXPRESS IN ARABIC	Express, LLC	SM 72421	72421	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16490	EXPRESS RESERVE	Express, LLC	TM77,472		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations

16326	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72422	72422	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16329	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72423	72423	Registered	9	sunglasses
16331	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72425	72425	Registered	14	Jewelry and watches
16333	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72427	72427	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16335	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72429	72429	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16337	EXPRESSFASHION IN ARABIC	Express, LLC	TM 72430	72430	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16339	EXPRESSFASHION IN ARABIC	Express, LLC	SM 72431	72431	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16580	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;

						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops,
							sandals, pants, underwear, belts, hats, sweaters, ties, jeans,
							socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16829	GRIFFIN DESIGN	Express, LLC	85,445		Pending	9	Sunglasses

Country:	Bangladesh

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1764	EXPRESS	Express, LLC	27,395	27,395	Renewed	25	Clothing, including boots, shoes and slippers.
1765	EXPRESS	Express, LLC	27,393	27,393	Renewal Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
1766	EXPRESS	Express, LLC	27,394	27,394	Renewed	14	Precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons), jewellery, precious stones, horological and other chronometric instruments.
6986	EXPRESS	Expressco, Inc.	59,514		Pending	16	Mail order catalogs featuring personal care products and clothing and accessories therefore.
10115	EXPRESS	Expressco, Inc.	70,797		Pending	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
13983	EXPRESS	Expressco, Inc.	93,897		Pending	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage

							ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
13984	EXPRESS	Expressco, Inc.	93,899		Pending	14	Jewelry and watches.
13985	EXPRESS	Expressco, Inc.	93,900		Pending	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16469	EXPRESS	Express, LLC	114,230		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16831	GRIFFIN DESIGN	Express, LLC	139,596		Pending	9	Sunglasses
16883	GRIFFIN DESIGN	Express, LLC	139,598		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16885	GRIFFIN DESIGN	Express, LLC	139,597		Pending	26
16886	GRIFFIN DESIGN	Express, LLC	139,599		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16848	GRIFFIN DESIGN	Express, LLC	139,595		Pending	14	Jewelry and watches

Country:	Barbados

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16261	EXPRESS	Express, LLC	24,150		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair

							ornaments, hair pins, hair ribbons and ponytail holders
16262	EXPRESS	Express, LLC	24,146		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gels, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16263	EXPRESS	Express, LLC	24,151		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16265	EXPRESS	Express, LLC	24,147		PENDING	9	Sunglasses
16258	EXPRESS	Express, LLC	24,148		PENDING	14	Jewelry and watches
16259	EXPRESS	Express, LLC	24,149		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic bases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16260	EXPRESS	Express, LLC			PENDING	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
10116	EXPRESS	Express, LLC		81/15551	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns,

							halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
10117	EXPRESS	Express, LLC		81/15552	Registered	42	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.

Country:	Benelux

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
6305	EXPRESS WORLD BRAND	Express, LLC	934,615	654,758	Registered	3, 14, 25, 35	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
							Watches, clocks and jewellery made of non-precious metals, in International Class 14;
							Articles of clothing for men and women, including shoes, boots and slippers, in International Class 25; and
							Fashion shows for commercial purposes, commercial advisory services in relation to the trade in clothing and personal care products, in International Class 35.
16216	EXPRESS FASHION	Express, LLC	1154004	841,556	Registered	3, 9, 14, 18, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin,

							sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3
							sunglasses in international class 9
							Jewelry and watches in international class 14
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, and toiletry bags sold empty, tote bags, travel bags and wallets in international class 18
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, tank tops, ties, underwear and vests in international class 25
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26; and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35
10009	EXPRESSFASHION	Express, LLC	0990532	701,517	Renewed	25, 35	Clothing, footwear, headgear; clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Advertising; business management; business administration; office functions; business mediation in respect of the commercialization of personal care products, jewelry, watches, packs, bags, wallets and clothings, advertising and publicity services; sales promotion, including organizing commercial events; publicity advertising; market research; administrative order processing in respect of mail order catalog services, in International Class 35.
14224	EXPRESSFASHION	Express, LLC	1,098,562	820,153	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers,

							camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16581	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16716	GRIFFIN DESIGN	Express, LLC	1,218,421	895,511	Registered	9	Sunglasses in International Class 9;

Country:	Bermuda

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16242	EXPRESS	Express, LLC	47,831	47,831	Registered	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
10001	EXPRESS	Express, LLC	33,246	33,246	Registered	25	Bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests; all included in Class 25.
16241	EXPRESSFASHION	Express, LLC	47,830	47,830	Registered	35	The bringing together, for the benefit of others of a variety of goods enabling customers to conveniently view and purchase those goods from a personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories store and from a general merchandise catalogue

							and from an internet website specializing in the marketing of personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories; in all included in class 35
10705	EXPRESSFASHION	Express, LLC	33,504	33,504	Registered	35	The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods from a general merchandise catalog by mail order or by means of telecommunications; all included in Class 35.
16966	GRIFFIN DESIGN	Express, LLC	50,477		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16967	GRIFFIN DESIGN	Express, LLC	50,478		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16968	GRIFFIN DESIGN	Express, LLC	50,479		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16969	GRIFFIN DESIGN	Express, LLC	50,476		Pending	14	Jewelry and watches
16970	GRIFFIN DESIGN	Express, LLC	50,475		Pending	9	Sunglasses

Country:	BES Islands

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16981	Griffin Design	Express, LLC		479	Registered	9	Sunglasses

Country:	Bolivia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4308	EXPRESS	Express, LLC	1,724	66,724-A	Registered	25	Clothing, including boots, shoes and slippers.
4309	EXPRESS	Express, LLC	1,724	66,725-A	Registered	42	Retail clothing store services and mail order services.
10532	EXPRESS	Express, LLC		95,526	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail

							polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10533	EXPRESS	Express, LLC		95,122	Registered	14	Jewelry and watches and all products in this class.
10534	EXPRESS	Express, LLC		95,671	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
13929	EXPRESS	Express, LLC	SM-3561-05	103,540-C	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
13930	EXPRESS	Express, LLC	SM-3562-05	103,539-C	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16938	EXPRESS	Express, LLC	SM01641-2011		Pending	3	non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block

							for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16939	EXPRESS	Express, LLC	SM01644-2011		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16925	EXPRESS	Express, LLC	SM01643-2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16926	EXPRESS	Express, LLC	SM01645-2011		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16927	EXPRESS	Express, LLC	SM01642-2011		Pending	14	Jewelry and watches
16850	GRIFFIN DESIGN	Express, LLC	SM00415-2011		Pending	9	Sunglasses
16849	GRIFFIN DESIGN	Express, LLC	SM00416-2011		Pending	14	Jewelry and watches
16851	GRIFFIN DESIGN	Express, LLC	SM00417-2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16940	GRIFFIN DESIGN	Express, LLC	SM00419-2011		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16924	GRIFFIN DESIGN	Express, LLC	SM00418-2011		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	Brazil

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
11	EXP AND DESIGN	Express, LLC	813,675,898	813,675,898	Registered	35	Retail clothing store services.
14	EXP AND DESIGN	Express, LLC	813,675,863	813,675,863	Renewed	3	Perfumery and hygiene products, and toiletry articles in general, in Brazilian Class 3.20.
6717	EXP AND DESIGN	Express, LLC	821,401,890		Pending	25	Clothing and clothing accessories of common use, in Brazilian Class 25.10.
1768	EXPRESS	Express, LLC	814,417,981		Pending	3
1772	EXPRESS	Express, LLC	814,417,990	814,417,990	Registered	14	Chronometers, watches and parts thereof, jewels made of non precious metals.

9994	EXPRESS	Express, LLC	823,962,741		Pending	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
10387	EXPRESS AND DESIGN	Express, LLC	823,813,436	823,813,436	Registered	14	Jewelry and watches.
10655	EXPRESS AND DESIGN	Express, LLC	824,350,090		Pending	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16955	Express and Design	Express, LLC	831,000,392		Pending	14	Jewelry and watches
6600	EXPRESS WORLD BRAND	Express, LLC	821,465,279	821,465,279	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
6601	EXPRESS WORLD BRAND	Express, LLC	821,465,287	821,465,287	Registered	40	Retail clothing and personal care product store services, ancillary services relating to commerce of goods, including import and export of mail order catalog services featuring clothing and personal care products and accessories therefore.
9993	EXPRESS FASHION	Express, LLC	823,962,750		Pending	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.

10160	EXPRESSFASHION	Express, LLC	823,962,768		Pending	35	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.

Country:	Bulgaria

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16187	EXPRESS	Express, LLC	100,950	75,390	Registered	3, 9, 14, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum
							powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14; hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26
1767	EXPRESS	Express, LLC	12,545	19,660	Renewed	25	Clothing, including boots, shoes and slippers.
6726	EXPRESS	Express, LLC	45,356	40,289	Renewed	35	Advertising of personal care products, clothing and accessories therefore through mail order catalogs.
9966	EXPRESS	Express, LLC	55,052	43,946	Registered	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo,

							hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
12313	EXPRESS	Express, LLC	71,556	54,400	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
13681	EXPRESS	Express, LLC	81,153	60,332	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, T-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16739	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	35	Retail store services featuring jewelry and hair accessories in International Class 35
16582	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16671	Griffin Design	Express, LLC	117,861		Pending	9	Sunglasses

Country:	California

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
14313	AGENT	Express, LLC		106,776	Registered	25	Clothing, hats, pants, jackets, wind breakers, shirts and socks.
14309	TARGET DESIGN	Express, LLC		107,552	Registered	25	Shirts, hats, pants.

Country:	Cambodia (Kampuchea)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16891	EXPRESS	Express, LLC	40,511		Pending	26	Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16845	EXPRESS	Express, LLC	40,508		Pending	14	Jewelry and watches
16847	EXPRESS	Express, LLC	40,507		Pending	9	Sunglasses
16929	EXPRESS	Express, LLC	40,512		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16941	EXPRESS	Express, LLC	40,506		Pending	3	non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16921	EXPRESS	Express, LLC	40,509		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16928	EXPRESS	Express, LLC	40,510		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

16890	GRIFFIN DESIGN	Express, LLC	40,502		Pending	14	Jewelry and watches
16846	GRIFFIN DESIGN	Express, LLC	40,501		Pending	9	Sunglasses
16852	GRIFFIN DESIGN	Express, LLC	40,505		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16905	GRIFFIN DESIGN	Express, LLC	40,504		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16906	GRIFFIN DESIGN	Express, LLC	40,503		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets

Country:	Canada

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16522	1MX	Express, LLC	1,479,810		PENDING	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
10546	ACCESSORY EXPRESS	Express, LLC	771,435	TMA558,232	Registered	42	Operation of a retail/outlet store dealing in regular and discount priced accessories such as fashion jewellery, belts, scarves, small leather goods, hosiery, novelty items and any related fashion accessories.
16513	Bottle With Cap (Express Reserve Bottle)	Express, LLC	132494	132494	Registered
16525	EDITOR	Express, LLC	1,479,809		PENDING	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests.
1774	EXPRESS	Express, LLC	689,696	TMA 556,379	Registered	18, 25	Clothing, namely suits, pantsuits, coats, wind-proof jackets, raincoats, snowsuits, ski jackets, ski pants, parkas, jackets, blazers, stoles, ponchos, vests, shirts, tops, blouses, t-shirts, pull-overs, sweaters, sweatshirts, tank tops, shells, halters, jumpsuits, jogging suits, rompers, over-alls, pants, pedal

							pushers, jodhpurs, slacks, jeans, shorts, sweatpants, culottes, skirts, tunics, jumpers, smocks and dresses; sleepwear, and lingerie, namely pajamas, nightgowns, robes, bed- jackets, caftans, smoking jackets, dressing gowns and hostess gowns; underwear, namely undershirts, boxer shorts, briefs, brassieres, panties, slips, and camisoles; swimwear and accessories, namely boots, shoes, slippers, belts, cummerbunds, suspenders, hosiery, socks, ties, visors, caps, hats, mittens, gloves, shawls, scarves, kerchiefs and hankies, purses, wallets, evening bags, tote bags, attaché cases, handbags, and umbrellas.
5660	EXPRESS	Express, LLC	449,646	TMA 253,358	Renewed	25	Sportswear for men and ladies, namely jeans, tops, blouses, knit sweaters, polo shirts.
9913	EXPRESS	Express, LLC	1,103,098	TMA 602,313	Registered	3, 14, 35	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder; jewelry and watches. Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
10545	EXPRESS	Express, LLC	781,558	TMA 554,386	Registered	36	Financial services, namely credit card services offered in connection with the applicant’s retail store services business, namely providing the applicant’s cardholders with charge accounts for the purchase of goods using their store credit cards, from stores operated by the applicant and its licensees, all of which are associated companies.
10547	EXPRESS	Express, LLC	708,146	TMA554,425	Registered	18, 25	Clothing, namely suits, pantsuits, coats, wind-proof jackets, raincoats, snowsuits, ski jackets, ski pants, parkas, jackets, blazers, stoles, ponchos, vests, shirts, tops, blouses, t-shirts, pull-overs, sweaters, sweatshirts, tank tops, shells, halters,

							jumpsuits, jogging suits, rompers, over-alls, pants, pedal pushers, jodhpurs, slacks, jeans, shorts, sweatpants, culottes, skirts, tunics, jumpers, smocks and dresses; sleepwear, loungewear and lingerie, namely pajamas, nightgowns, robes, bed jackets, caftans, smoking jackets, dressing gowns, and hostess gowns; underwear, namely undershirts, briefs, boxer shorts, brassieres, panties, slips, and camisoles, and swimwear, accessories, namely boots, shoes, slippers, belts, cummerbunds, suspenders, ties, hosiery, socks, visors, caps, hats, mittens, gloves, shawls, scarves, and kerchiefs, purses, wallets, evening bags, tote bags, attaché cases, handbags, and umbrellas.
10548	EXPRESS	Express, LLC	1,054,323	TMA 577,925	Registered	14	Earrings, necklaces, scarves, hats, bracelets, hand bags, picture frames; hair accessories, namely, headbands, barrettes, hair clips, ponytail holders.
11935	EXPRESS DESIGN STUDIO	Express, LLC	1,202,795	TMA792046	Registered	25	Clothing, namely blazers, blouses, jackets, skirts, slacks, suits, ties, and vests.
16528	EXPRESS MEN	Express, LLC	1,479,811		PENDING	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, eye wear, jewelry, watches, bags, cases, packs, small leather accessories, clothing and hair accessories.
16529	EXPRESS RESERVE	Express, LLC	1,479,814		PENDING	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for

						the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
14825	EXPRESSFASHION	Express, LLC	1,332,501	Pending	18, 25	Handbags; clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, namely, boots, sandals, shoes and slippers, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16530	GRIFFIN DESIGN	Express, LLC	1,479,808	PENDING	9, 14, 18, 25, 26	Sunglasses, jewelry and watches; backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests; belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16531	HONOR	Express, LLC	1,479,815	PENDING	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder.
16532	HONOR & DESIGN	Express, LLC	1,479,816	PENDING	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for

							blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16563	HONOR BOTTLE	Express, LLC	136347	136347	Registered	3	personal care products, namely, cologne
DESIGN
16533	LOVE EXPRESS	Express, LLC	1,479,813		PENDING	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face,

							post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16565	LOVE EXPRESS BOTTLE DESIGN	Express, LLC	136590		Pending	3	personal care products, namely, cologne

Country:	Cayman Islands

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
11558	EXPRESSFASHION	Express, LLC		2,266,383	Registered	3, 14, 18, 25, 35	Personal care products; aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, exfoliators for the skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning for the face and talcum powder, in International Class 3;
							Jewellery and watches; parts and fittings for the aforesaid goods, in International Class 14;
							Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

Clothing; bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustier, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25;

and

							The bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in retail stores specializing in personal care products, jewellery, watches, fanny packs, bags, wallets and clothing and from general merchandise catalogues featuring personal care products, jewellery, watches, fanny packs, bags, wallets and clothing by mail order, in International Class 35.
Country:	Chile

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
903	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC	334,416	483,627	Renewed	25	Clothing, including boots, shoes and slippers.
4733	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC	282,889	622,434	Registered	25	Clothing, including boots, shoes and slippers.
16201	EXPRESS	Express, LLC	807,094		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16202	EXPRESS	Express, LLC	807,096	831,194	Registered	18, 26	Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks whips, harness and saddlery in international class 18 lace and embroidery, ribbons and braid; buttons, hooks and eyes, pins and needles; artificial flowers in international class 26
1776	EXPRESS	Express, LLC	446,938	863.239	Renewed	3, 14

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; and

Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments, in International Class 14.

5331	EXPRESS	Express, LLC	334,418	806,874	Renewed	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
5333	EXPRESS	Express, LLC	334,420	620,514	Registered	42	Commercial establishment for products included in Classes 1 - 34, except 18, 25 and 34.
7803	EXPRESS	Express, LLC	446,935	863,238	Renewed	35	Commercial establishment for the sale of goods in Classes 3 and 14.
16832	EXPRESS	Express, LLC	939,716		PENDING	9, 25	Sunglasses in International Class 9;

							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
7335	EXPRESS WORLD BRAND	Express, LLC	460,101	583,782	Renewal Pending	42	Mail order catalogs featuring personal care products and clothing and accessories therefore.
16793	GRIFFIN DESIGN	Express, LLC	939,721		Pending	9	Sunglasses
16794	GRIFFIN DESIGN	Express, LLC	939,719		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16795	GRIFFIN DESIGN	Express, LLC	939,720		Pending	14	Jewelry and watches
16796	GRIFFIN DESIGN	Express, LLC	939,711		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16828	GRIFFIN DESIGN	Express, LLC	939,718		Pending	25	Clothing, namely belts. blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	China (People’s Republic Of)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
3654	EXPRESS	Express, LLC	93/068,878	875,962	Registered	42	Fashion consultancy, fashion rental and fashion design; and consultancy services in the field of perfumery and cosmetic products and clothing.
1778	EXPRESS	Express, LLC	8,840,483	362,693	Renewed	14	Jewelry made of nonprecious metal.
1779	EXPRESS	Express, LLC	8,840,482	360,894	Renewed	14	Clocks, watches.
1780	EXPRESS	Express, LLC	8,840,484	361,468	Renewed	25	Articles of clothing for men and women.
10216	EXPRESS	Express, LLC	2001120726	1,903,598	Registered	3	After-shave lotions, antiperspirants (toiletries), artificial nails, astringent for the face, astringent for the skin, bath oil, bath fluids, blush, body glitter, bubble bath, cleanser for the face, cologne, swabs (toiletries), cosmetic creams, deodorants for personal use, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotions for cosmetic purposes, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail polish, nail polish remover, nail stencils, non-medicated blemish

							stick, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face, talcum powder for toilet use.
13986	EXPRESS	Express, LLC	4908919	4908919	Registered	14	Jewelry; watches.
13987	EXPRESS	Express, LLC	4908918	4908918	Registered	25	Clothing; bathrobes; beach cover-ups; blazers; blouses; body suits; boxer shorts; bras; bustiers; camisoles; coats; dresses; gowns; halter tops; jackets; jeans; jogging suits; knit shirts; knit tops; leotards; lingerie; negligees; night gowns; night shirts; pajamas; panties; pants; sarongs (clothing); shirts; shorts; skirts; slacks; slips; suits; sweat pants; sweat shirts; sweat shorts; sweat suits; sweaters; t-shirts; tank tops; teddies; tights; underpants; undershirts; underwear; vests
13988	EXPRESS	Express, LLC	4908917	4908917	Registered	42	Fashion consultancy; fashion design; consultancy of technical research (in the field of perfumery and cosmetic products and clothing).
16740	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder,

							non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Purses and handbags in International Class 18;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

6463	EXPRESS WORLD	Express, LLC	9900024201	1,422,155	Renewed	3	Perfumes and cosmetics.
6464	EXPRESS WORLD	Express, LLC	9900024202	1,410,720	Renewed	18	Leather handbags, leather shoulder belts, wallets, purses.
6465	EXPRESS WORLD	Express, LLC	9900024203	1,432,258	Renewed	25	Clothing, belts (clothing), socks, stockings, scarves and gloves.
7226	EXPRESS WORLD	Express, LLC	9900085684	1,456,782	Renewed	16	Catalogs featuring personal care products and clothing and accessories.
16583	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16907	GRIFFIN DESIGN	Express, LLC	9114118		Pending	9	Sunglasses in International Class 9

Country:	Colombia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4358	EXPRESS	Express, LLC	024,442	259,337	Registered	25	Articles of clothing, including boots, shoes and slippers.
4359	EXPRESS	Express, LLC	024,443	272,432	Registered	42	Services rendered by clothing stores and services of mail orders comprised in International Class 42.
10390	EXPRESS	Express, LLC	1068905	251,100	Registered	14	Jewelry and watches.
13968	EXPRESS	Express, LLC	5093122	313,971	Registered	14	Jewelry and watches.
13973	EXPRESS	Express, LLC	5093113	313,972	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves,

							gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16717	EXPRESS	Express, LLC	11-009268		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder
16672	EXPRESS	Express, LLC	11-008023		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16678	EXPRESS	Express, LLC	11-008018		Pending	14	Jewelry and watches
16478	EXPRESS AND DESIGN	Express, LLC	09-051930	391,423	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
7320	EXPRESS WORLD BRAND	Express, LLC	99047647	226,960	Renewed	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

7321	EXPRESS WORLD BRAND	Express, LLC	99047643	226,017	Registered	25	Clothing, including boots, shoes and slippers.
7322	EXPRESS WORLD BRAND	Express, LLC	99047645	226,016	Renewed	35	Retail clothing store services; mail order catalog services featuring personal care products and clothing and accessories therefore.
16673	Griffin Design	Express, LLC	11-008049		Pending	9	Sunglasses
16674	Griffin Design	Express, LLC	11-008008		Pending	14	Jewelry and watches
16675	Griffin Design	Express, LLC	11-008038		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16676	Griffin Design	Express, LLC	11-008031		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16677	Griffin Design	Express, LLC	11-008028		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets

Country:	Costa Rica

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16266	EXPRESS	Express, LLC	2008-1128	177,520	Registered	14	Jewelry and watches
16267	EXPRESS	Express, LLC	2008-1127	180,003	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16268	EXPRESS	Express, LLC	2008-1124	180,559	Registered	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16269	EXPRESS	Express, LLC	2008-1126	182,693	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow,

							face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gels, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
853	EXPRESS	Express, LLC	122,404	123,908	Renewal Pending	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, and skirts.
6979	EXPRESS	Express, LLC	122,792	116,735	Renewed	42	Mail order catalog services featuring personal care products and clothing and accessories therefore.
10083	EXPRESS	Express, LLC	3975-2001	6347-7978	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10084	EXPRESS	Express, LLC	3974-2001	6862-7978	Registered	14	Jewelry and watches.
10085	EXPRESS	Express, LLC	3973-2001	6346-7978	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
16888	EXPRESS	Express, LLC	2011-2320		Pending	9, 26	Sunglasses in International Class 9;

							Hair accessories, namely barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26
6914	EXPRESS WORLD BRAND	Express, LLC	122,194	117,763	Renewed	35	Retail clothing and personal care product store services; mail order catalog services featuring clothing and personal care products and accessories therefore.
16853	EXPRESS WORLD BRAND	Express, LLC	2011-2319		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16830	GRIFFIN DESIGN	Express, LLC	2011-805		Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;
Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests, in International Class 25; and
							Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26

Country:	Croatia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16184	EXPRESS	Express, LLC	Z20080216A	Z20080216	Registered	3, 9, 14, 18, 25, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair
							styling mousse, lip balm, lip gloss, lip liner, lip makeup
							pencils, lipstick, lotion for the skin, makeup for the body,
							makeup for the face, makeup remover, mascara, massage

							cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;
							clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;
							hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and
10113	EXPRESS	Express, LLC	Z20010927A	Z20010927	Renewed	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
11318	EXPRESSFASHION	Expressco, Inc.	Z20030020A	Z20030020	Registered	35	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16552	EXPRESSFASHION	Expressco, Inc.	Z20100802A		Pending	35	Retail store services and mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16584	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16679	Griffin Design	Express, LLC	Z20110179A		Pending	9	Sunglasses

Country:	Cuba

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16741	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;

							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16654	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

Country:	Curaçao

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16742	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care

							preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16655	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16823	GRIFFIN DESIGN	Express, LLC	D-110062		Pending	9	Sunglasses

Country:	Cyprus

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16271	EXPRESS	Express, LLC	74,503		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16252	EXPRESS	Express, LLC	74,497		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams,

						hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16253	EXPRESS	Express, LLC	74,498	Pending	9	Sunglasses
16254	EXPRESS	Express, LLC	74,499	Pending	14	Jewelry and watches
16255	EXPRESS	Express, LLC	74,500	Pending	18	backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16256	EXPRESS	Express, LLC	74,501	Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16257	EXPRESS	Express, LLC	74,502	Pending	26	hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16340	EXPRESS IN GREEK	Express, LLC	76,419	PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder

16341	EXPRESS IN GREEK	Express, LLC	76,420	PENDING	9	sunglasses
16342	EXPRESS IN GREEK	Express, LLC	76,421	PENDING	14	Jewelry and watches
16343	EXPRESS IN GREEK	Express, LLC	76,422	PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16344	EXPRESS IN GREEK	Express, LLC	76,423	PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16345	EXPRESS IN GREEK	Express, LLC	76,424	PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16346	EXPRESS IN GREEK	Express, LLC	76,425	PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16347	EXPRESSFASHION IN GREEK	Express, LLC	76,426	PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16348	EXPRESSFASHION	Express, LLC	76,427	PENDING	9	sunglasses
	IN GREEK
16349	EXPRESSFASHION IN GREEK	Express, LLC	76,428	PENDING	14	Jewelry and watches

16350	EXPRESSFASHION IN GREEK	Express, LLC	76,429		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16351	EXPRESSFASHION IN GREEK	Express, LLC	76,430		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16352	EXPRESSFASHION IN GREEK	Express, LLC	76,431		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16353	EXPRESSFASHION IN GREEK	Express, LLC	76,432		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16585	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16930	GRIFFIN DESIGN	Express, LLC	79,206		Pending	9	Sunglasses

Country:	Czech Republic

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16154	EXPRESS	Express, LLC	0-455,493	305243	Registered	3, 9, 14,	Non-medicated personal care products, namely aftershave
						18, 25, 26	gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage

							cream, massage lotion, massage oil, moisturizer for the skin, nail polish, mail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in international class 3;
							Sunglasses in international class 9; Jewelry and watches in international class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in international class 25;
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;
4698	EXPRESS	Express, LLC	94/91006	216,894	Registered	39	Retail clothing store and mail order services.
10447	EXPRESS	Express, LLC	60,396	233,508	Renewed	25	Clothing, including boots, shoes and slippers.
7449	EXPRESSCO EXPRESS WORLD BRAND	Express, LLC	145,012	233,569	Renewed	3, 25, 39	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
							Clothing including boots, shoes, and slippers, in International Class 25; and
							Mail order catalog services featuring personal care products and clothing and accessories therefore, in International Class 39.
11452	EXPRESSFASHION	Express, LLC	OZ 190,616	260,006	Registered	3, 14, 18	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub,

							non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14; and
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18.
16586	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16680	Griffin Design	Express, LLC	0 482 793		Pending	9	Sunglasses

Country:	Denmark

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16179	EXPRESS	Express, LLC	VA 2008 00550	VR 2008 03142	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face

							mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;
							clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;
							hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and
							retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35
1782	EXPRESS	Express, LLC	VA 06.643/1991	VR 1992 05807	Registered	25	Clothing, footwear, headgear.
10213	EXPRESS	Express, LLC	VA 2001 02138	VR 2001 03726	Renewed	3, 14, 18, 25

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments, in International Class 14;

							Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and traveling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery, in International Class 18; and
							Clothing, footwear, headgear, in International Class 25.
6430	EXPRESS WORLD BRAND	Express, LLC	VA 1999 01241	VR 1999 01728	Registered	3, 14, 25, 35	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
							Watches and jewellery made of non-precious metals, in International Class 14;
							Clothing, footwear, headgear, in International Class 25; and
							Retail store services, namely, bringing together for the benefit of others a variety of goods (excluding transport thereof), enabling consumers to conveniently view and purchase those goods; mail order services, namely, advertising by mail order, in International Class 35.
10159	EXPRESSFASHION	Express, LLC	VA 2001 02139	VR 2001 03870	Renewed	35	The bringing together, for the benefit of others, of personal care products, jewellery, watches, packs, bags, wallets and clothing, (excluding the transport thereof), enabling consumers to conveniently view and purchase those goods; advertising by mail order for personal care products, jewellery, watches, packs, bags, wallets and clothing services.
14239	EXPRESSFASHION	Express, LLC	VA 2005 05831	VR 2006 01359	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16587	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16718	Griffin Design	Express, LLC	VA 2011 00241	VR 201101046	Registered	9	Sunglasses

Country:	Dominican Republic

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16486	Express	Express, LLC	2009-15683	178,378	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in International Class 3; Sunglasses in International Class 9;
Jewelry and watches in International Class 14;
Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;
Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in International Class 25; Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26 and Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35.
16195	EXPRESSFASHION	Express, LLC	2008-2657	167,137	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;

sunglasses in international class 9;

jewelry and watches in international class 14;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;

hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35

10598	EXPRESSFASHION	Express, LLC	2004-45622	141,189	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated

							blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10600	EXPRESSFASHION	Express, LLC	2004-44445	141,301	Registered	14	Jewelry and watches
10601	EXPRESSFASHION	Express, LLC	2003-7304	134,363	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
10602	EXPRESSFASHION	Express, LLC	2004-44446	141,302	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
14669	EXPRESSFASHION	Express, LLC	2006-28229	156,390	Registered	3, 14, 18, 25	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18; and

Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25.

16952	GRIFFIN DESIGN	Express, LLC	2011-4634	Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International class 25;

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26

Country:	Ecuador

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4421	EXPRESS	Express, LLC	48,355	4658-IEPI	Registered	25	Clothing, including boots, shoes and slippers.
4422	EXPRESS	Express, LLC	48,356	3363-08	Renewed	42	Retail clothing store services and mail order services.
13942	EXPRESS	Express, LLC	162,037	1598-07	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
13943	EXPRESS	Expressco, Inc.	162,038		Pending	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16487	EXPRESS	Express, LLC	217,240	5523-10	Registered	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests.
16694	Griffin Design	Express, LLC	240,625		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16695	Griffin Design	Express, LLC	240,622		Pending	14	jewelry and watches
16696	Griffin Design	Express, LLC	240,623		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16697	Griffin Design	Express, LLC	240,624		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16825	Griffin Design	Express, LLC	240,626		Pending	9	Sunglasses
Country:	Egypt

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16139	EXPRESS	Express, LLC	211,148		Pending	3	non-medicated personal care products, namely, aftershave gels, Aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
9037	EXPRESS	Express, LLC	138,873	138,873	Renewed	25	Clothing, footwear and headgear.
16126	EXPRESS	Express, LLC	211,152	211,152	Registered	26	hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16127	EXPRESS	Express, LLC	211,149		Pending	9	Sunglasses
16128	EXPRESS	Express, LLC	211,150	211,150	Registered	14	Jewelry and watches
16129	EXPRESS	Express, LLC	211,153		Pending	35	retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16130	EXPRESS	Express, LLC	211,151		Pending	18	backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16284	EXPRESS IN ARABIC	Express, LLC	220,267	220,267	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16285	EXPRESS IN ARABIC	Express, LLC	220,268	220,268	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16286	EXPRESS IN ARABIC	Express, LLC	220,262		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the

							skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16287	EXPRESS IN ARABIC	Express, LLC	220,264	220,264	Registered	14	jewelry and watches
16288	EXPRESS IN ARABIC	Express, LLC	220,263		PENDING	9	sunglasses
16289	EXPRESS IN ARABIC	Express, LLC	220,265		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16290	EXPRESS IN ARABIC	Express, LLC	220,266	220,266	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16488	Express Reserve	Express, LLC	233,997		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair

							conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
7009	EXPRESS WORLD BRAND	Expressco, Inc.	124,949		Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
7010	EXPRESS WORLD BRAND	Express, LLC	124,950	124,950	Renewed	25	Clothing including boots, shoes and slippers in class 25 and not in other classes.
7011	EXPRESS WORLD BRAND	Express, LLC	124,951	124,951	Registered	42	Retail clothing store services, selling services, service centers for mail order catalog services featuring personal care products and clothing and accessories therefore in class 42, and not in other classes.
9887	EXPRESSFASHION	Express, LLC	142,534	142,534	Renewed	25	Clothing; namely; bathrobes, beach cover-ups, beachwear, belts, blazers; blouses; body shapers; body suits; boxer shorts; bras; bustiers; camisoles; caps; coats; dresses; footwear; foundation garments; garter belts; girdles; gloves, gowns; halter tops; hats; headbands; hosiery; jackets; jeans; jogging suits; knee highs; knit shirts; knit tops; leotards; lingerie; loungewear; mittens; negligees; night gowns; night shirts; pajamas; panties pants; pantyhose; sarongs; scarves; shirts; shorts; skirts; slacks; sleepwear; slips; socks; stockings; suits; sweat pants; sweat shirts sweat shorts; sweat suits; sweaters; swimwear; t-shirts; tank tops tap pants; teddies; ties; tights; down loading underpants; undershirts; underwear and vests and all these goods are in class 25 and not included in other classes.
9888	EXPRESSFASHION	Express, LLC	142,533	142,533	Renewed	35	Retail store services and mail catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.

9918	EXPRESSFASHION	Express, LLC	142,701	142,701	Renewed	35	Retail store services by catalogue mail ordering being commercial business.
16298	EXPRESSFASHION IN ARABIC	Express, LLC	220,274	220,274	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16299	EXPRESSFASHION IN ARABIC	Express, LLC	220,273	220,273	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16300	EXPRESSFASHION IN ARABIC	Express, LLC	220,272	220,272	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16301	EXPRESSFASHION IN ARABIC	Express, LLC	220,271	220,271	Registered	14	Jewelry and watches
16302	EXPRESSFASHION IN ARABIC	Express, LLC	220,270	220,270	Registered	9	Sunglasses
16303	EXPRESSFASHION IN ARABIC	Express, LLC	220,269	220,269	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16304	EXPRESSFASHION IN ARABIC	Express, LLC	220,275	220,275	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16588	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18; Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16931	GRIFFIN DESIGN	Express, LLC	259,597		Pending	9	Sunglasses in International Class 9

Country:	El Salvador

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4144	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC	1530/94	235 Book 40 P477-8	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith (except knives, forks and spoons); jewellery, precious stones; horological and chronometric instruments.
16208	EXPRESS	Express, LLC	2008/074943		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
4123	EXPRESS	Express, LLC	1543/94	156 Book 125 P313-4	Renewed	3	Bleaching preparations and other substances for squeezing; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
4124	EXPRESS	Express, LLC	1542/94	166 Book 157 P339-40	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and other chronometric instruments.
4125	EXPRESS	Express, LLC	1541/94	84 Book 43 P169-170	Registered	18	Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery.
4126	EXPRESS	Express, LLC	1588/94	62 Book 46 P125-6	Registered	25	Clothing, footwear and headgear.
4127	EXPRESS	Express, LLC	1589/94	24 Book 41 P 49-50	Registered	35	Retail clothing store and mail order services.
16980	EXPRESS	Express, LLC	2011107545		PENDING	3, 9, 14, 18, 25, 26	Gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toner, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipsticks, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gel, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder, in International class 3;

Sunglasses in International Class 9;

jewelry and watches in International Class 14;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25;

hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

16814	GRIFFIN DESIGN	Express, LLC	2011107544	PENDING	9, 14, 18, 25, 26	Sunglasses, jewelry and watches; backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests; belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
Country:	Estonia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16183	EXPRESS	Express, LLC	M200800155		PENDING	18, 26

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and

9985	EXPRESS	Express, LLC	M200100936	36,097	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16499	EXPRESS	Express, LLC	M200800155A	47,079	Registered	9, 25

sunglasses in international class 9;

clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25

16982	EXPRESS	Express, LLC	M200800155B		PENDING	14	jewelry and watches in international class 14;
16971	EXPRESS AND DESIGN	Express, LLC	M201100538		PENDING	3, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35

9983	EXPRESSFASHION	Express, LLC	M200100937	36,253	Registered	35	Retail store services and mail order catalog services featuring personal care products, jewellery, watches, packs, bags, wallets and clothing.
16589	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14; 26 Wallets made of leather or other materials, in International Class 18; Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16698	Griffin Design	Express, LLC	M201100078		Pending	9	Sunglasses

Country:	European Union

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16507	Bottle With Cap (Express Reserve Bottle)	Express, LLC	001629171-001	001629171	Registered
6128	EXPRESS WORLD BRAND	Express, LLC	1,077,163	1,077,163	Renewed	3, 25, 42

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; toiletries; perfumery; essential oils; cosmetics; hair lotions; dentifrices, in International Class 3;

Clothing, footwear, headgear, in International Class 25; and Cosmetics consultancy services; design, information, advisory and consultancy services, all relating to clothing, jewellery and fashion accessories, in International Class 42.

16564	HONOR BOTTLE DESIGN	Express, LLC	001749854-000 1	001749854-00 01	Registered	3	personal care products, namely, cologne
16566	LOVE EXPRESS BOTTLE DESIGN	Express, LLC	001745134-000 1	001745134-00 01	Registered	3	personal care products, namely, cologne
Country:	Finland

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1784	EXPRESS	Express, LLC	4457/91	137,300	Registered	25	Clothing, including boots, shoes and slippers.
6687	EXPRESS	Express, LLC	T199901184	236,147	Registered	16	Mail order catalogs featuring personal care products and clothing and accessories therefore.
10028	EXPRESS	Express, LLC	T200101774	239,650	Registered	14, 18	Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
13706	EXPRESS	Express, LLC	T200502219	235,549	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, T-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16743	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and Retail store services featuring jewelry and hair accessories in International Class 35

6482	EXPRESS WORLD BRAND	Express, LLC	T199901055	220,954	Registered	3, 14, 35

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments, in International Class 14;

The bringing together, for the benefit of others, of a variety of goods (excluding the transport thereof), enabling customers to conveniently view and purchase those goods, in International Class 35.

16590	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16719	Griffin Design	Express, LLC	T201100297		Pending	9	Sunglasses
Country:	France

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16213	EXPRESS	Express, LLC	08/3552507	08 3 552 507	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3 sunglasses in international class 9

Jewelry and watches in international class 14

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in international class 25

Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26; and

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35

1785	EXPRESS	Express, LLC	308,469	1,694,082	Renewed	25	Clothing, footwear, headgear, including boots, shoes and slippers.
11378	EXPRESS	Express, LLC	1,229,271	1,229,271	Registered	25	Articles of apparel.
11937	EXPRESS DESIGN STUDIO	Express, LLC	04/3265852	04/3265852	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services, mail order catalog services and on-line store services featuring clothing, in International Class 35.

6062	EXPRESS WORLD BRAND	Express, LLC	99/773,399	99/773,399	Renewed	3, 14, 16, 25

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Watches, clocks and jewelry made of non-precious metal, in International Class 14;

Personal care products and clothing mail order catalogues, in International Class 16; and

Clothing, footwear, headgear, including boots, shoes and slippers (except orthopedic shoes); headgear, in International Class 25.

9832	EXPRESSFASHION	Express, LLC	01 3096091	01 3 096 091	Renewed	3, 14, 16, 18, 25

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the body, bath oils, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipsticks, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post- suntanning lotion for the face and talcum powder in International Class 3;

Jewelry and watches in International Class 14;

Mail order personal care products, jewelry, watches, packs, bags, wallets and clothing catalogs, in International Class 16;

Backpacks, duffel bags, handbags, purses, tote bags, travel bags and wallets, sport bags except those which are fitted to what they are intended to contain, in International Class 18;

Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie for body, lounge- wear, mittens, negligees, night gowns, night shirts, pajamas panties, pants, pantyhoses, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimwear t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25.

10951	EXPRESSFASHION	Express, LLC	02/3176203	02/3176203	Registered	3, 14, 16, 18

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body oil, body scrub, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing skin cream, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14;

Mail order catalogs featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International

							Class 16; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
16591	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16720	Griffin Design	Express, LLC	11 3 800 260	11 3 800 260	Registered	9	Sunglasses
11933	UNDER X	Express, LLC	04/3265853	04/3265853	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
Country:	Gaza District

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16210	EXPRESS	Express, LLC	12,234	12,234	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin,

							shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder.
6745	EXPRESS	Express, LLC	4,906	4,906	Registered	35	Retail clothing store and mail order services.
6746	EXPRESS	Express, LLC	4,905	4,905	Registered	25	Clothing including boots, shoes and slippers.
11095	EXPRESS	Express, LLC	8,666	8,666	Renewed	3	Personal care products, namely, aftershave, antiperspirant,
							artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, foot soak, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the sunless tanning lotion for the face, pre-face, sunless tanning lotion for the body, suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
14326	EXPRESS	Express, LLC	10,276	10,276	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits,

							sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
14327	EXPRESS	Express, LLC	10,277	10,277	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16291	EXPRESS IN ARABIC	Express, LLC	12,824	12,824	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16292	EXPRESS IN ARABIC	Express, LLC	12,823	12,823	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16293	EXPRESS IN ARABIC	Express, LLC	12,822	12,822	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16294	EXPRESS IN ARABIC	Express, LLC	12,821	12,821	Registered	14	Jewelry and watches
16295	EXPRESS IN ARABIC	Express, LLC	12,820	12,820	Registered	9	Sunglasses
16296	EXPRESS IN ARABIC	Express, LLC	12,825	12,825	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16297	EXPRESS IN ARABIC	Express, LLC	12,819	12,819	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin,

							nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16305	EXPRESSFASHION IN ARABIC	Express, LLC	12,827	12,827	Registered	9	Sunglasses
16306	EXPRESSFASHION IN ARABIC	Express, LLC	12,832	12,832	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16307	EXPRESSFASHION IN ARABIC	Express, LLC	12,831	12,831	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16308	EXPRESSFASHION IN ARABIC	Express, LLC	12,828	12,828	Registered	14	Jewelry and watches
16309	EXPRESSFASHION IN ARABIC	Express, LLC	12,829	12,829	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16310	EXPRESSFASHION IN ARABIC	Express, LLC	12,830	12,830	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16311	EXPRESSFASHION IN ARABIC	Express, LLC	12,826	12,826	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin,

							pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
Country:	Georgia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16744	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35

Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18; Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

16656	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16699	Griffin Design	Express, LLC	60950/03		Pending	9	Sunglasses
Country:	Germany

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
10066	EXPRESS	Express, LLC	301 28 570.5/03	301 28 570	Renewed	3, 14, 18, 25, 35

artificial nails, in International Class 3;

Jewelry and watches, in International Class 14;

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services, namely advertising presentation of personal care products, jewelry, watches, packs, bags, wallets and clothing; mail order catalog services, namely advertising presentation of personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

16745	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 25, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Retail store services featuring jewelry and hair accessories in International Class 35

16251	EXPRESS AND DESIGN	Express, LLC	30 2008 028 621.0/18	30 3008 028 621	Registered	9, 14, 18, 26

Sunglasses in international class 9;

Jewelry and watches, in International class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International class 18

Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26;

							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
13455	EXPRESS AND DESIGN	Express, LLC	302 08329.4	302 08 329	Registered	18, 23, 24, 25

Leather and imitations of leather as well as goods made from it as far as included in Class 18; animal skins, hides; trunks (luggage) and travelling bags; trunks (luggage) and travelling bags, umbrellas, parasols and walking sticks; whips, harnesses and upholsterer goods, in International Class 18;

Yarns and threads for textile purposes, in International Class 23;

Fabric and textile goods, as far as included in class 24; bed and table covers, in International Class 24; and

Pieces of clothing, footwear, headgear, in International Class 25.

6632	EXPRESS WORLD BRAND	Express, LLC	399 15 445.0/25	399 15 445	Renewed	25	Clothing, belts, head coverings, neckwear, footwear.
7411	EXPRESS WORLD BRAND	Express, LLC	399 57 355.0/16	399 57 355	Renewed	16	Mail order catalogs featuring personal care products and clothing and accessories therefore.
16592	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

Country:	Ghana

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16746	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

16988	GRIFFIN DESIGN	Express, LLC			Pending	9	Sunglasses, spectacles, eyeglasses, lenses; frames and cases, cords and chains for sunglasses, spectacles, and eyeglasses; parts or and fittings, components and accessories for all the aforesaid goods in International Class 9
16657	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

Country:	Greece

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1653	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC	91,220	91,220	Registered	3, 14, 25

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Watches, clocks and jewellery made of non-precious metal, precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons); jewellery, precious stones, horological and other chronometric instruments, in International Class 14; and Clothing, articles of clothing for men and women, boots, shoes and slippers, in International Class 25.

35	EXP AND DESIGN	Express, LLC	91,221	91,221	Renewed	3, 14, 25

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Watches, clocks and jewellery made of non-precious metal, precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons); jewellery, precious stones, horological and other chronometric instruments, in International Class 14; and Clothing, articles of clothing for men and women, boots, shoes and slippers, in International Class 25.

1787	EXPRESS	Express, LLC	106,699	106,699	Registered	25	Clothing, including boots, shoes and slippers.
6753	EXPRESS	Express, LLC	140,381	140,381	Renewed	35	Sales promotion through catalogues featuring personal care products and clothing and accessories thereof.
14067	EXPRESS	Express, LLC	151,057	151,057	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16747	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14; Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and Retail store services featuring jewelry and hair accessories in International Class 35

6434	EXPRESS WORLD BRAND	Express, LLC	139,899	139,899	Renewed	3, 14

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; and

Watches, clocks and jewelry made of non-precious metal, precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons); jewelry, precious stones, horological and other chronometric instruments, in International Class 14.

16593	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16815	GRIFFIN DESIGN	Express, LLC	154,918		Pending	9	Sunglasses
Country:	Grenada

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
11540	EXPRESSFASHION	Express, LLC		10/2003	Registered	3, 14, 18, 25, 35

Personal care products; aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, exfoliators for the skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning for the face and talcum powder, in International Class 3;

Jewellery and watches; parts and fittings for the aforesaid goods, in International Class 14;

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

Clothing; bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustier, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants,

							undershirts, underwear and vests, in International Class 25; The bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in retail stores specializing in personal care products, jewellery, watches, fanny packs, bags, wallets and clothing and from general merchandise catalogues featuring personal care products, jewellery, watches, fanny packs, bags, wallets and clothing by mail order, in International Class 35.
Country:	Guatemala

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1654	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC		58,351	Renewal Pending	42	Retail store services.
1655	COMPAGNIE INTERNATIONALE EXPRESS	Express, LLC		58,352	Renewed	14	Watches, clocks and jewelry made of non-precious metal.
36	EXP AND DESIGN	Express, LLC		55,162	Renewed	14	Watches, other chronometric instruments and jewelry made of non-precious metal.
38	EXP AND DESIGN	Express, LLC		55,234	Renewed	25	Clothing, including boots, shoes and slippers.
39	EXP AND DESIGN	Express, LLC		55,235	Registered	35	Retail clothing store services.
16229	EXPRESS	Express, LLC	810-08		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories.
10582	EXPRESS	Express, LLC	8610-01	131,315	Registered	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for body, cream for cuticles, cream for eyes, cream for face, cream for the feet, cream for the hands, deodorant for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, face mask, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair pomades, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightened, hair styling gel, hair styling mousse, lotion for the body, lotion for face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-mediated massage ointment, oil blotting sheets for

							the skin, perfume, powder for the body, powder for the face, powder for the feet, pumices stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, and talcum powder.
16942	EXPRESS	Express, LLC	1719-2011		Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions, dentrifices
16228	EXPRESSFASHION	Express, LLC	811-08	159,997	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16797	GRIFFIN DESIGN	Express, LLC	724-2011		Pending	9	Sunglasses
16798	GRIFFIN DESIGN	Express, LLC	726-2011		Pending	14	Jewelry and watches
16799	GRIFFIN DESIGN	Express, LLC	728-2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16800	GRIFFIN DESIGN	Express, LLC	729-2011		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16801	GRIFFIN DESIGN	Express, LLC	741-2011		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
Country:	Haiti

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
3390	EXPRESS	Express, LLC		311/163	Registered	3	Perfumes and cosmetics.
1797	EXPRESS	Express, LLC		312/163	Registered	14	Watches, clocks and jewelry made of non-precious metal.
1798	EXPRESS	Express, LLC		313/163	Registered	25	Articles of clothing for men and women.
1799	EXPRESS	Express, LLC		314/163	Renewed	42	Retail store services.
8838	EXPRESS	Express, LLC	335-U	347/166	Renewed	35	Mail order catalog services featuring personal care products and clothing and accessories therefore.

10161	EXPRESS	Express, LLC		01/133	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
16783	Griffin Design	Express, LLC			Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpack, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25; and

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

Country:	Honduras

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1794	EXPRESS	Express, LLC	1677/92	56,168	Registered	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
1795	EXPRESS	Expressco, Inc.	1679/92	56,164	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments.
1796	EXPRESS	Expressco, Inc.	1678/92	1,327	Registered	42	Retail clothing store services.
6780	EXPRESS	Express, LLC	5901/99	5,950	Renewed	41	Mail order catalog services featuring personal care products and clothing and accessories therefore.
10540	EXPRESS	Express, LLC	4514/2001	101.834	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.

10541	EXPRESS	Expressco, Inc.	4516/2001	84,972	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
16963	EXPRESS	Express, LLC	15352/2011		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16964	EXPRESS	Express, LLC	15353/2011		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16965	EXPRESS	Express, LLC	15349/2011		Pending	3	non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16961	EXPRESS	Express, LLC	15350/2011		Pending	14	Jewelry and watches
16962	EXPRESS	Express, LLC	15351/2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
6475	EXPRESS WORLD BRAND	Express, LLC	3374/99	77,346	Renewed	25	Articles of clothing.
16956	GRIFFIN DESIGN	Express, LLC	15344/2011		Pending	9	Sunglasses
16957	GRIFFIN DESIGN	Express, LLC	15345/2011		Pending	14	Jewelry and watches
16958	GRIFFIN DESIGN	Express, LLC	15346/2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets

16959	GRIFFIN DESIGN	Express, LLC	15347/2011		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16960	GRIFFIN DESIGN	Express, LLC	15348/2011		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
Country:	Hong Kong

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
3668	EXP AND DESIGN	Express, LLC	941 of 1993	B13621/99	Registered	25	Clothing, boots, shoes and slippers.
16194	EXPRESS	Express, LLC	301039987	301039987AA	Registered	3, 9, 18, 26

Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;

sunglasses in international class 9;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26

1792	EXPRESS	Express, LLC	410/88	199401864	Registered	25	Articles of clothing for women. * * * Associated with Trade Marks Nos. 1551 of 1980 and 0071 of 1986.
9970	EXPRESS	Express, LLC	6990/2001	5708/2002	Renewed	14	Jewelry and watches; all included in Class 14.

13827	EXPRESS	Express, LLC	300485280	300485280	Registered	14	Jewelry and watches; all included in Class 14.
14215	EXPRESS	Express, LLC	300529533	300529533	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knitted shirts, knitted tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, , sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests; all included in Class 25.
16700	EXPRESS	Express, LLC	301819882		Pending	14, 25

Jewelry and watches in Class 14;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests; all included in Class 25

4860	EXPRESS AND	Express, LLC		1551 of 1980	Registered	25	Jeans, trousers, shirts, pants, shorts, overalls, jackets, dresses,
	HORSE DESIGN						slacks.
5176	EXPRESS BY	Express, LLC	7889/1997	199901868	Registered	35	Retail services relating to clothing, fashion accessories,
	EXPRESSCO						cosmetics, fragrances and toiletries; all included in Class 35.
11989	EXPRESS MEN	Express, LLC	300113606	300113606	Registered	35	Retail store services and mail order catalog services relating to personal care products, clothing, footwear and headgear; all included in Class 35.
14228	EXPRESSFASHION	Express, LLC	300549531	300549531	Registered	3, 18	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder; all included in Class 3;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; all included in Class 18.

16480	EXPRESSFASHION	Express, LLC	200206530	2003B10088A A	Registered	3, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body oil, body scrub, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing skin cream, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for

							the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder; all included in Class 3.; backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets; all included in class 18
16647	Griffin Design	Express, LLC	301749673	301749673	Registered	9, 14, 18, 25, 26

Sunglasses in International Class 9; Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18.

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25.

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26.

Country:	Hungary

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1800	EXPRESS	Express, LLC	4389/90	131,979	Renewal Pending	25	Clothing, footwear, headgear.
10170	EXPRESS	Express, LLC	M0103146	176,559	Renewed	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.

13720	EXPRESS	Express, LLC	M0502859	187,135	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, T-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16748	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

8104	EXPRESS WORLD BRAND	Express, LLC	M0001607	169,981	Registered	35, 39

Retail personal care product and clothing store services, in International Class 35; and

Mail order catalog services featuring personal care products and clothing and accessories therefore, in International Class 39.

6729	EXPRESSCO	Express, LLC	M9900526	163,217	Registered	35, 39

Retail store services in connection with clothing, namely, dresses, shirts, pants, jackets, vests, blouses, sweaters, jeans, skirts, tank tops, t-shirts, shorts, jumpsuits, pantsuits, headbands, sweat suits, sweatpants, sweatshirts, suits, coats, swimwear, underwear, sleepwear, nightgowns, pajamas, robes, night shirts, socks, hats, caps, scarves, hosiery, bras, panties, bodysuits, sleep shirts and boxer shorts; footwear, namely, shoes, boots, sneakers and athletic shoes; mail order catalog services featuring clothing, namely, dresses, shirts, pants, jackets, vests, blouses, sweaters, jeans, skirts, tank tops, t-shirts, shorts, jumpsuits, pantsuits, headbands, sweat suits, sweatpants, sweatshirts, suits, coats, swimwear, underwear, sleepwear, nightgowns, pajamas, robes, night shirts, socks, hats, caps, scarves, hosiery, bras, panties, bodysuits, sleep shirts and boxer shorts; footwear, namely, shoes, boots, sneakers and athletic shoes, in International Class 35; and

Mail order catalog services featuring clothing, namely, dresses, shirts, pants, jackets, vests, blouses, sweaters, jeans, skirts, tank tops, t-shirts, shorts, jumpsuits, pantsuits, headbands, sweat suits, sweatpants, sweatshirts, suits, coats, swimwear, underwear, sleepwear, nightgowns, pajamas, robes, night shirts, socks, hats, caps, scarves, hosiery, bras, panties, bodysuits, sleep shirts and boxer shorts; footwear, namely, shoes, boots, sneakers and athletic shoes; mail order catalog services featuring clothing, namely, dresses, shirts,

							pants, jackets, vests, blouses, sweaters, jeans, skirts, tank tops, t-shirts, shorts, jumpsuits, pantsuits, headbands, sweat suits, sweatpants, sweatshirts, suits, coats, swimwear, underwear, sleepwear, nightgowns, pajamas, robes, night shirts, socks, hats, caps, scarves, hosiery, bras, panties, bodysuits, sleep shirts and boxer shorts; footwear, namely, shoes, boots, sneakers and athletic shoes, in International Class 39.
16594	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16681	Griffin Design	Express, LLC	M1100190		Pending	9	Sunglasses
Country:	Iceland

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16749	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

16595	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16701	Griffin Design	Express, LLC	221/2011	229/2011	Registered	9	Sunglasses
Country:	India

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1805	EXPRESS	Express, LLC	496,780	496,780	Renewed	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations, soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices.
1806	EXPRESS	Expressco, Inc.	496,782	496,782B	Renewed	14	Watches and clocks.
1807	EXPRESS	Expressco, Inc.	496,781	496,781B	Renewed	25	Clothing, including boots, shoes and slippers.
6615	EXPRESS	Expressco, Inc.	851,697		Pending	16	Mail order catalogs featuring personal care products and clothing and accessories therefore.
11755	EXPRESS	Expressco, Inc.	1,236,530		Pending	35	The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods from personal care products, clothing and accessories; retail stores and personal care products, clothing and accessories catalogs by mail order.
14339	EXPRESS	Express, LLC	1,419,902		Pending	3, 14	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face,

astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3; and

Jewelry and watches, in International Class 14.

16479	EXPRESS	Express, LLC	1,648,199	Pending	9, 18, 25, 26

Sunglasses in International Class 9; Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in International Class 25 and hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

16943	Griffin Design	Express, LLC	2091370		Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests and International Class 25;

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26

Country:	Indonesia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
3891	EXPRESS	Express, LLC		IDM00005595 4	Registered	35	Retail clothing store and mail order services.
1801	EXPRESS	Express, LLC		471,539	Registered	25	Clothes including shirts, jackets, coats, T-shirts, singlets, pants, shorts, briefs, swimming trunks, blouses, corsets, bras, sleeping wear, pajamas, baby- wear, gloves, cover-ups, training packs.
10223	EXPRESS	Express, LLC	D00-01-12845	524,758	Registered	14	Jewelry and watches.
10224	EXPRESS	Express, LLC	D00-01-12846	524,759	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
14220	EXPRESS	Expressco, Inc.	D00-2005-0210	IDM00012462	Registered	14	Jewelry and watches.
			62	8
14221	EXPRESS	Expressco, Inc.	D00-2005-0210 61	IDM00012462 7	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
14222	EXPRESS	Expressco, Inc.	D00-2005-0210 60	IDM00012462 6	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.

14223	EXPRESS	Expressco, Inc.	D00-2005-0210 67	IDM00012463 4	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16483	EXPRESS	Express, LLC	D00-2009-0232 41		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, , antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mouse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion , massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder.
16833	EXPRESS	Express, LLC	D00-2011-0080 96		Pending	25, 26, 35

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;

Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26; and

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35

16892	EXPRESS	Express, LLC	D00-2011-0080 97		Pending	9, 14, 18

Sunglasses in International Class 9;

Jewelry and watches in International Class 14; and

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18

16826	GRIFFIN DESIGN	Express, LLC	D00-201100809 4		Pending	9, 14, 18

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18

16895	GRIFFIN DESIGN	Express, LLC	D00-201100809 2		Pending	25, 26

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests, in International Class 25; and

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

Country:	Ireland

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16177	EXPRESS	Express, LLC	2008/00193	238,429	Registered	3, 9, 14, 18, 26

Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;

sunglasses in international class 9;

jewelry and watches in international class 14;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26

1802	EXPRESS	Express, LLC	4662/91	146,184	Renewed	25	Clothing, including boots, shoes and slippers.
6758	EXPRESS	Express, LLC	95/3602	201,677	Registered	42	Design, information and advisory services, all relating to clothing and to fashion accessories, all provided by retail stores; all included in Class 42.
9839	EXPRESS	Express, LLC	2001/01397	223,192	Renewed	3, 14, 18

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in Class 3;

Jewellery and watches, in Class 14; and

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in Class 18.

13613	EXPRESS	Express, LLC	2005/01788	233,249	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests in International Class 25; and

Department store retail services and department store retail services provided by electronic means in respect of personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing; mail order catalogue services for personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

16750	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	25, 35

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Retail store services featuring jewelry and hair accessories in International Class 35

9251	EXPRESSFASHION	Express, LLC	2001/00237	220,853	Renewed	35	Retail services by mail order relating to personal care products, jewelry, watches, bags and clothing.
16646	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16702	Griffin Design	Express, LLC	2011/00146		Pending	9	Sunglasses
Country:	Israel

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1803	EXPRESS	Express, LLC	63,655	63,655	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts and skirts.
1804	EXPRESS	Express, LLC	63,656	63,656	Registered	42	Retail store services dealing in sweaters, knit tops, blouses, pants, sport jackets, shirts and skirts.
10277	EXPRESS	Express, LLC	149,740	149,740	Registered	14	Jewelry and watches; all included in class 14.
10278	EXPRESS	Express, LLC	149,741	149,741	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, purses, tote bags, travel bags, and wallets; all included in class 18.
14098	EXPRESS	Express, LLC	183,704	183,704	Registered	14	Jewelry and watches; all included in class 14.
14099	EXPRESS	Express, LLC	183,705	183,705	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; all included in class 18.
14100	EXPRESS	Express, LLC	183,706	183,706	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants,

							pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests; all included in class 25.
14101	EXPRESS	Express, LLC	183,707	183,707	Registered	35	Mail order catalog services featuring clothing; all included in class 35.
16751	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35

Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts,

hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

10279	EXPRESSFASHION	Express, LLC	149,742	149,742	Registered	35	Mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing; all included in class 35
10747	EXPRESSFASHION	Express, LLC	154,711	154,711	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, bath salts, blush, body glitter, body oil, body scrub, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing skin cream, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder; all included in Class 3.
14354	EXPRESSFASHION	Express, LLC	186,264	186,264	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing; all included in class 35.
14746	EXPRESSFASHION	Express, LLC	186,263	186,263	Registered	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush,

							body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder; all included in class 3.
16596	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16893	GRIFFIN DESIGN	Express, LLC	235,151		Pending	9	Sunglasses in International Class 9
Country:	Italy

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16219	EXPRESS	Express, LLC	MI 2008 C 002956		PENDING	9, 25, 26, 35

Sunglasses in international class 9

Jewelry and watches in international class 14

Clothing, footwear, headgear in international class 25

Lace and embroidery, ribbons and braid; buttons, hooks and eyes, pins and needles; hair accessories, namely barrettes, hair clips, hair ribbons and ponytail holders in international class 26; and

The bringing together, for the benefit of others, to conveniently view and purchase a variety of products namely personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35

1808	EXPRESS	Express, LLC	MI91C006873	980,819	Renewal Pending	25	Articles of clothing, footwear, headgear.
5281	EXPRESS	Express, LLC	RM 95 C005903	721,352	Renewal Pending	35, 42	Clothing import-export services for third parties, in International Class 35; and Consulting services in the field of fashion, in International Class 42.
6693	EXPRESS	Express, LLC	MI99C003751	875,579	Renewal Pending	42	Mail order catalog services featuring personal care products and clothing and accessories therefore.
10025	EXPRESS	Express, LLC	MI2001C 006397	974,475	Renewal Pending	3, 14, 18

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches in International Class 14; and

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.

16752	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 14, 18	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Jewelry in International Class 14;

Purses and handbags in International Class 18

12013	EXPRESS DESIGN STUDIO	Express, LLC	MI 2004 C 000250	1,079,834	Registered	25, 35

Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services, mail order catalog services and on-line store services featuring clothing, in International Class 35.

6694	EXPRESS WORLD BRAND	Express, LLC	MI99C003448	867,526	Renewal Pending	3, 14

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; and

Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments, in International Class 14.

9800	EXPRESSFASHION	Express, LLC	MI 2001 C 004454	972,680	Renewal Pending	3, 14, 18, 25, 35

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14;

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25 and

							Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16597	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16721	GRIFFIN DESIGN	Express, LLC	MI2011C00089 5		Pending	9	Sunglasses
Country:	Jamaica

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16198	EXPRESS	Express, LLC	51,575	51,575	Registered	9, 18, 25, 26, 35

sunglasses in international class 9;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;

hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35

1809	EXPRESS	Express, LLC	3/2457	B24,853	Renewed	3	Perfumes and cosmetics.
1810	EXPRESS	Express, LLC	25/1129	24,005	Renewed	25	Articles of clothing for men and women.
1811	EXPRESS	Express, LLC	14/212	23,715	Renewed	14	Watches, clocks and jewellery made of non-precious metal.
10108	EXPRESS	Express, LLC	18/415	B39,580	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
13672	EXPRESS	Express, LLC	47,272	47,272	Registered	3, 14, 25	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14; and

Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests in International Class 25.

16792	EXPRESS	Express, LLC	57,335	Pending	3, 14	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International class 3; and

Jewelry and watches in International class 14

11203	EXPRESSFASHION	Express, LLC	43,463	43,463	Registered	35	The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in a department store and from a general merchandise catalog by mail order or by means of telecommunications.
16816	GRIFFIN DESIGN	Express, LLC	57,336		Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, tie, underwear and vests, in International Class 25; and

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26

Country:	Japan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
10015	EXPRESS	Express, LLC	2001-046193	4,598,938	Registered	35	Brokerage or mediation for sales contract of goods.
13693	EXPRESS	Express, LLC	2005-083741	4,966,010	Registered	14	Jewelry and watches.
13695	EXPRESS	Express, LLC	2005-083742	4,966,011	Registered	18	Bags and the like; pouches and the like; vanity cases (not fitted).

13696	EXPRESS	Express, LLC	2005-083743	5100075	Registered	25	Clothing.
13707	EXPRESS	Express, LLC	2005-083744	4,970,125	Registered	35	Providing information to the sale of goods.
16753	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35

Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Hair accessories, namely hair ornaments, hair slides, hair

							bands, hair bows, hair grips, hair clips in International class 26 and Retail store services featuring jewelry and hair accessories in International Class 35
6589	EXPRESS WORLD	Express, LLC	23484/99	4,348,134	Renewed	18	Bags or the like; pouches or the like.
	BRAND
6590	EXPRESS WORLD	Express, LLC	23483/99	4,348,133	Renewed	14	Jewels and their imitations; horological instruments.
	BRAND
6591	EXPRESS WORLD	Express, LLC	23485/99	4,495,983	Renewed	25	Clothing.
	BRAND
6592	EXPRESS WORLD	Express, LLC	23482/99	4,387,095	Renewal Pending	3	Soaps; fragrances and flavorings; cosmetics; and dentifrices.
	BRAND
11037	EXPRESSFASHION	Express, LLC	2002-085395	4,682,363	Registered	3	Soaps and the like; cosmetics; false nails; false eyelashes.
14269	EXPRESSFASHION	Express, LLC	2005-120956	4,976,596	Registered	3	Soaps and the like; cosmetics; perfumery, fragrances and incenses; false nails; false eyelashes; artificial pumice stone; adhesives for affixing false hair; adhesives for affixing false eyelashes; paint stripping preparations; polishing preparations.
14270	EXPRESSFASHION	Express, LLC	2005-120957	4,991,782	Registered	25	Clothing; garters; sock suspenders; suspenders; waistbands; belts; footwear; headbands.
16598	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

16682	Griffin Design	Express, LLC	2011-005019		Pending	9	Sunglasses
Country:	Jordan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16234	EXPRESS	Express, LLC	98,072	98,072	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16235	EXPRESS	Express, LLC	98,074	98,074	Registered	14	Jewelry and watches
16236	EXPRESS	Express, LLC	98,073	98,073	Registered	18	Backpacks. cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16237	EXPRESS	Express, LLC	98,075	98,075	Registered	9	Sunglasses
16272	EXPRESS	Express, LLC	101,553	101,553	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use,

							essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16273	EXPRESS	Express, LLC	101,554	101554	Registered	42	Retail store services, mail order catalog services and on-line services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
4522	EXPRESS	Express, LLC		43,404	Registered	25	Clothing including boots, shoes and slippers.
6874	EXPRESS	Express, LLC	53,452	53,452	Registered	16	Mail order catalog services featuring personal care products and clothing and accessories for printed matter therefore.
13964	EXPRESS	Express, LLC	82,380	82,380	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16954	EXPRESS	Express, LLC	116,302		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16364	EXPRESS IN ARABIC	Express, LLC	102,098	102,098	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

16366	EXPRESS IN ARABIC	Express, LLC	102,099	102,099	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16354	EXPRESS IN ARABIC	Express, LLC	102,093	102,093	Registered	3	Non-medicated personal products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16356	EXPRESS IN	Express, LLC	102,095	102,095	Registered	14	Jewelry and watches
	ARABIC
16358	EXPRESS IN	Express, LLC	102,094	102,094	Registered	9	sunglasses
	ARABIC
16360	EXPRESS IN ARABIC	Express, LLC	102,096	102,096	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16362	EXPRESS IN ARABIC	Express, LLC	102,097	102,097	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16491	EXPRESS RESERVE	Express, LLC	108,336	108,336	Registered	3	Personal care products, namely, aftershave preparations, namely gels and lotions, antiperspirants, cosmetic astringent for the face cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath

							lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish non-medicated cosmetic makeup pencils for blemishes, non- medicated cleanser for the face, non-medicated foot cream, non- medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum
							powder, wrinkle removing skin care preparations
7199	EXPRESS WORLD BRAND	Express, LLC	55,288	55,288	Registered	3	Bleaching preparations and other substances for laundry use, cleaning, polishing, scouring and abrasive preparations, soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices, and all goods included in this class.
8379	EXPRESS WORLD BRAND	Express, LLC	60,682	60,682	Renewed	42	Retail personal care product and clothing store services; mail order catalog services featuring personal care products and clothing and accessories therefore.
8397	EXPRESSFASHION	Express, LLC	64,638	64,638	Registered	42	Retail personal care product and clothing store services; mail order catalog services featuring personal care products and clothing and accessories therefore
14351	EXPRESSFASHION	Express, LLC	84,435	84,435	Registered	35	The bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods with respect to all goods/services in relation to personal care products, home fragrance products, jewelry, wallets, packs, bags, wallets and clothing.

16363	EXPRESSFASHION	Express, LLC	102,088	102,088	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps,
	IN ARABIC						coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16365	EXPRESSFASHION IN ARABIC	Express, LLC	102,090	102,090	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16367	EXPRESSFASHION IN ARABIC	Express, LLC	102,092	102,092	Registered	42	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16355	EXPRESSFASHION IN ARABIC	Express, LLC	102,086	102,086	Registered	3	Non-medicated personal products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16357	EXPRESSFASHION IN ARABIC	Express, LLC	102,089	102,089	Registered	14	Jewelry and watches
16359	EXPRESSFASHION IN ARABIC	Express, LLC	102,091	102,091	Registered	9	sunglasses
16361	EXPRESSFASHION IN ARABIC	Express, LLC	102,087	102,087	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16704	Griffin Design	Express, LLC			Pending	9	Sunglasses
16705	Griffin Design	Express, LLC	116,313		Pending	14	Jewelry and watches

16706	Griffin Design	Express, LLC			Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16707	Griffin Design	Express, LLC	116,302		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16708	Griffin Design	Express, LLC	116,312		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

Country:	Kazakhstan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16754	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35

Personal care products, namely aftershave gels, aftershave

lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan

							lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16658	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16896	GRIFFIN DESIGN	Express, LLC	53,639		Pending	9	Sunglasses in International Class 9

Country:	Kenya

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16755	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35

Personal care products, namely aftershave gels, aftershave

lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face,

							non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16659	GRIFFIN	Express, LLC	A0021283	1,051,608	Registered	14, 18,	Jewelry in International Class 14;
	DESIGN					25, 26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16897	GRIFFIN DESIGN	Express, LLC	70,541		Pending	9	Sunglasses in International Class 9

Country:	Kosovo

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16648	EXPRESS	Expressco, Inc.	Z-1506/2001	1,484	Registered	25	Clothing; footwear; headgear; including boots, shoes and slippers
16649	EXPRESS	Express, LLC	Z-925/2001	1,485	Registered	14, 18	Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.

16854	EXPRESS	Express, LLC	112	Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun black for skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder, in International Class 3;
						Sunglasses in International Class 9;
						Jewelry and watches, in International Class 14; and Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;
						Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;
						Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26; and
						Retail store services, mail order catalog services and online store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
16974	GRIFFIN DESIGN	Express, LLC	475/11	Pending	9, 14, 18, 25, 26	Sunglasses in International Class 9; Jewelry and watches in International Class 14;

							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;
							Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, tie, underwear and vests, in International Class 25; and
							Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26

Country:	Kuwait

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16243	EXPRESS	Express, LLC	93,294	77,317	Registered	14	Jewelry and watches
16244	EXPRESS	Express, LLC	93,295	79564	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16245	EXPRESS	Express, LLC	93,293	77,316	Registered	9	Sunglasses
16246	EXPRESS	Express, LLC	93,296		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16247	EXPRESS	Express, LLC	93,297	77,318	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16248	EXPRESS	Express, LLC	93,292	77,315	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin,

							nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder.
4650	EXPRESS	Express, LLC	29,445	27,142	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, and skirts.
10653	EXPRESS	Express, LLC	53,089	46,216	Registered	42	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
13977	EXPRESS	Express, LLC	72,963	61,086	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16368	EXPRESS ARABIC IN	Express, LLC	99393	84,074	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder

16371	EXPRESS IN ARABIC	Express, LLC	99394	84,075	Registered	9	sunglasses
16372	EXPRESS IN ARABIC	Express, LLC	99395	84,076	Registered	14	Jewelry and watches
16374	EXPRESS IN ARABIC	Express, LLC	99396	84,077	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16376	EXPRESS IN ARABIC	Express, LLC	99397	84,078	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16378	EXPRESS IN ARABIC	Express, LLC	99398	81,911	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16380	EXPRESS IN ARABIC	Express, LLC	99399	84,339	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16492	EXPRESS RESERVE	Express, LLC	106,348		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic

							facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16369	EXPRESSFASHION IN ARABIC	Express, LLC	99400	84,079	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16370	EXPRESSFASHION IN ARABIC	Express, LLC	99401	84,080	Registered	9	sunglasses
16381	EXPRESSFASHION IN ARABIC	Express, LLC	99406	84,085	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16373	EXPRESSFASHION IN ARABIC	Express, LLC	99402	84,081	Registered	14	Jewelry and watches
16375	EXPRESSFASHION IN ARABIC	Express, LLC	99403	84,082	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets

16377	EXPRESSFASHION IN ARABIC	Express, LLC	99404	84,083	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16379	EXPRESSFASHION IN ARABIC	Express, LLC	99405	84,084	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16637	GRIFFIN DESIGN	Express, LLC	115,192		Pending	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16638	GRIFFIN DESIGN	Express, LLC	115,188		Pending	9	sunglasses
16634	GRIFFIN DESIGN	Express, LLC	115,189		Pending	14	Jewelry and Watches
16635	GRIFFIN DESIGN	Express, LLC	115,190		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16636	GRIFFIN DESIGN	Express, LLC	115,191		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	Kyrgyz Republic

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16756	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face,

							non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16660	GRIFFIN	Express, LLC	A0021283	1,051,608	Registered	14, 18,	Jewelry in International Class 14;
	DESIGN					25, 26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16709	GRIFFIN DESIGN	Express, LLC	20110031.3		Pending	9	Sunglasses

Country:	Latvia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16757	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body

							wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in
							International Class 35
16661	GRIFFIN	Express, LLC	A0021283	1,051,608	Registered	14, 18,	Jewelry in International Class 14;
	DESIGN					25, 26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16683	Griffin Design	Express, LLC	M-M-11-93		Pending	9	Sunglasses

Country:	Lebanon
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services

10228	EXPRESS	Express, LLC		87,498	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests in International Class 25; and
							Retail store services and mail order catalog services featuring
							personal care products, jewelry, watches, packs, bags, wallets
							and clothing, in International Class 35.
16274	EXPRESS (IN LATIN CHARACTERS)	Express, LLC		114689	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nail, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body , makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in class 3;

							sunglasses in class 9;
							jewelry in class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, tote bags, travel bags and wallets in class 18; Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, shirts, slippers, sneakers, socks, stockings, suits, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in class 25
							Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in class 26;
							retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in class 35
10624	EXPRESS (IN LATIN CHARACTERS)	Express, LLC		89,189	Registered	42	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16382	EXPRESS IN ARABIC	Express, LLC	118,253	118,253	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in class 3; Sunglasses in class 9; Jewelry and watches in class 14, Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in class 18; Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in class 25, Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in class 26, Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in class 35
16493	EXPRESS RESERVE	Express, LLC	123,362	Registered	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16383	EXPRESSFASHION IN ARABIC	Express, LLC	118,249	118,249	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in class 3; Sunglasses in class 9; Jewelry and watches in class 14, Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in class 18; Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in class 25, Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in class 26, Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in class 35

Country:	Lesotho

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
12308	EXPRESS	Express, LLC	LS/M/03/00255	LS/M/03/0025 5	Registered	3, 14, 25, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
Jewelry and watches, in International Class 14; Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
Retail store services, mail order catalog services and on-line store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16468	EXPRESS	Express, LLC	LS/M/08/00032	LS/M/08/0003 2	Registered	3, 9, 14, 18, 25, 26, 35	Non medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre suntanning lotion for the skin, post suntanning lotion for the skin and talcum powder, in International Class 3;
Sunglasses, in International Class 9;
Jewelry and watches, in International Class 14;
Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;
Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in International Class 25;
Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in

							International Class 26; and
							Retail store services, mail order catalog services and on line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, in International Class
16599	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26, 35	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16944	GRIFFIN DESIGN	Express, LLC	LS/M/11/00066		Pending	9	Sunglasses; spectacles, eyeglasses, lenses; frames and cases, cords and chains for sunglasses, spectacles and eyeglasses; parts of and fittings; components and accessories for all the aforesaid goods

Country:	Liechtenstein

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16758	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower

							cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16662	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26

Country:	Lithuania

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16759	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling

							mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16663	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16684	Griffin Design	Express, LLC	2011 0141		Pending	9	Sunglasses

Country:	Macao

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1819	EXPRESS	Express, LLC	8,951-M	9.169	Renewed	14	Watches, alarm-clocks and jewellery (not in precious metal).
1820	EXPRESS	Express, LLC	8.950	9.168	Renewed	3	Perfumes and cosmetics.
1821	EXPRESS	Express, LLC	8.953-M	9.171	Renewed	42	Retail store services (not included in other classes).

6882	EXPRESS	Express, LLC	4,512	N/004512	Registered	35	Mail order catalog services featuring personal care products and clothing and accessories therefore.
10256	EXPRESS	Express, LLC	N/008308	N/008308	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
16838	EXPRESS	Express, LLC	N/54468		Pending	14	Jewelry and watches
16879	EXPRESS	Express, LLC	N/54470		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks. stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16855	EXPRESS	Express, LLC	N/54466		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun black for skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder, in International Class 3;
16856	EXPRESS	Express, LLC	N/54472		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16857	EXPRESS	Express, LLC	N/54471		Pending	26	Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16858	EXPRESS	Express, LLC	N/54469		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses,

							toiletry bags sold empty, tote bags, travel bags and wallets
16860	EXPRESS	Express, LLC	N/54467		Pending	9	Sunglasses
16275	EXPRESS AND DESIGN	Express, LLC	N/34789	N/34789	Registered	14	Jewelry and watches
16276	EXPRESS AND DESIGN	Express, LLC	N/34790	N/34790	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16277	EXPRESS AND DESIGN	Express, LLC	N/34791	N/34791	Registered	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16278	EXPRESS AND DESIGN	Express, LLC	N/34792	N/34792	Registered	26	Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16279	EXPRESS AND DESIGN	Express, LLC	N/34787	N/34787	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gels, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16280	EXPRESS AND DESIGN	Express, LLC	N/34793	N/34793	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16281	EXPRESS AND DESIGN	Express, LLC	N/34788	N/34788	Registered	9	Sunglasses
10255	EXPRESSFASHION	Express, LLC	N/008307	N/008307	Renewed	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16834	GRIFFIN DESIGN	Express, LLC	N/54464		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16835	GRIFFIN DESIGN	Express, LLC	N/54461		Pending	9	Sunglasses
16836	GRIFFIN DESIGN	Express, LLC	N/54462		Pending	14	Jewelry and watches
16837	GRIFFIN DESIGN	Express, LLC	N/54463		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16859	GRIFFIN DESIGN	Express, LLC	N/54465		Pending	26	Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

Country:	Macedonia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16760	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial

							highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16664	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16861	GRIFFIN DESIGN	Express, LLC	TM-2011/193		Registered	9	Sunglasses

16761	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
Sunglasses in International Class 9;
Jewelry in International Class 14;
Purses and handbags in International Class 18;
Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
Retail store services featuring jewelry and hair accessories in International Class 35

16665	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16908	GRIFFIN DESIGN	Express, LLC	2011/0202		Pending	9	Sunglasses, spectacles, eyeglasses, lenses; frames and cases, cords and chains for sunglasses, spectacles, and eyeglasses; parts of and fittings, components and accessories for all the aforesaid goods

Country:	Malaysia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16173	EXPRESS	Express, LLC	08002091		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets; all included in Class 18.
16188	EXPRESS	Express, LLC	08002090		Pending	14	Jewelry and watches included in Class 14.
125	EXPRESS	Express, LLC	97009742	97009742	Renewed	3	Soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; all included in Class 3.
4015	EXPRESS	Express, LLC	94-07751	94007751	Renewed	25	Clothing, footwear and headgear.
7042	EXPRESS	Express, LLC	97/18570	97018570	Renewed	35	Retail clothing store services and mail order services; all included in Class 35.
10131	EXPRESS	Express, LLC	2001-07575	01007575	Registered	14	Jewelry and watches included in Class 14.
10132	EXPRESS	Express, LLC	2001/07576	2001/07576	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets; all included in Class 18.
16817	EXPRESS	Express, LLC	2011002060		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16898	EXPRESS	Express, LLC	2011002061		Pending	3	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow face masks, face mist, face powder, face scrub, face toners, foot soaks. foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair

							styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder
16899	EXPRESS	Express, LLC	2011002062		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16802	GRIFFIN DESIGN	Express, LLC	2011002311		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16803	GRIFFIN DESIGN	Express, LLC	2011002314		Pending	14	Jewelry and watches
16804	GRIFFIN DESIGN	Express, LLC	2011002313		Pending	9	Sunglasses
16818	GRIFFIN DESIGN	Express, LLC	2011002315		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16819	GRIFFIN DESIGN	Express, LLC	2011002312		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	Mauritius

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16215	EXPRESS	Express, LLC	MU/M/08/0704 7	05751/2008	Registered	3, 9, 14, 25, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair

							conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3
							sunglasses in international class 9
							Jewelry and watches in international class 14
							Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;
1822	EXPRESS	Express, LLC		143	Renewed	3, 14, 25	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; Precious metals and their alloys and goods in precious metals or coated therewith; jewellery, precious stones; horological and chronometric instruments, in International Class 14; and Clothing, including boots, shoes and slippers, in International Class 25.
10214	EXPRESS	Express, LLC	MU/M/04/0242 4	01319/2006	Renewed	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
15019	EXPRESS	Expressco, Inc.		04026/2007	Registered	35	Retail store services and mail order catalog services.
16932	EXPRESS	Express, LLC	MU/M/11/1309 2		Pending	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non- medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non- medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non- medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26;

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16862	GRIFFIN DESIGN	Express, LLC	MU/M/11/1303 7		Pending	9, 14, 18, 25, 26

Sunglasses in international class 9

Jewelry and watches in international class 14

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18,

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;

Country:	Mexico

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
5938	EXPRESS	Express, LLC	309,024	563,242	Renewed	40	Services rendered by means of the transformation of substances or goods into new products or semi-elaborated articles in relation with clothing and textile industries.
6125	EXPRESS	Express, LLC	361,216	616,584	Renewed	24	Tissues (piece goods); bed and table covers; textile articles not included in other classes.
13274	EXPRESS	Express, LLC	715,531	913,300	Registered	35	Mail order catalog services featuring personal care products and clothing and accessories therefore.
13872	EXPRESS	Express, LLC	740,027	924,092	Registered	25	Clothing, including, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16820	EXPRESS	Express, LLC	1,151,755		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests

16839	EXPRESS	Express, LLC	1,151,754		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16900	EXPRESS	Express, LLC	1,151,757		Pending	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
5379	EXPRESS AND DESIGN	Express, LLC	259,294	539,835	Registered	25	Articles of clothing, namely, dresses, evening gowns, shirts, pants, jackets, outerwear jackets, vests, blouses, jeans, skirts, tank tops, T-shirts, shorts, jumpsuits, pantsuits, rompers, sweaters, sweatpants, sweatshirts, sweat suits, suits, coats, rain coats, fur coats, fur jackets, vests and coats; swimwear, lingerie, underwear, panties, sleepwear, nightgowns, pajamas, robes, chemises, teddies, night shirts, negligees, garters, bras, corsets, crinolines, slips, hosiery, pantyhose, knee-hi stockings, socks, gloves, mittens, hats, turbans, belts made of cloth, scarves, and shawls; shoes, boots, and slippers.

12121	EXPRESS DESIGN STUDIO	Express, LLC	642,508	825,212	Registered	35	Retail store services, mail order catalog services and on-line store services featuring clothing.
16481	EXPRESS WORLD BRAND	Express, LLC	994,418	1,121,844	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16482	EXPRESS WORLD BRAND	Express, LLC	994,420	1,116,637	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests.
14365	EXPRESSFASHION	Express, LLC	762,806	939,514	Registered	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre.suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.

14366	EXPRESSFASHION	Express, LLC	762,807	939,515	Registered	14	Jewelry and watches.
14367	EXPRESSFASHION	Express, LLC	762,808	939,516	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
14368	EXPRESSFASHION	Express, LLC	762,809	944,237	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
14369	EXPRESSFASHION	Express, LLC	762,810	939,346	Registered	35	Retail store services, mail order catalogue services and on-line retail store services featuring personal care products, home fragrance products, jewellery, watches, packs, bags, wallets and clothing.
16625	GRIFFIN DESIGN	Express, LLC	1,121,605	1,191,246	Registered	14	Jewelry and Watches
16626	GRIFFIN DESIGN	Express, LLC	1,121,607	1,199,700	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16627	GRIFFIN DESIGN	Express, LLC	1,121,608	1,195,440	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16628	GRIFFIN DESIGN	Express, LLC	1,121,609	1,191,247	Registered	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
12035	UNDER X	Express, LLC	638,335	821,844	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
12036	UNDER X	Express, LLC	638,336	821,845	Registered	35	Retail store services, mail order catalog services and on-line store services featuring clothing.

Country:	Moldova

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16762	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14,	Personal care products, namely aftershave gels, aftershave
						18, 25, 26,	lotion, antiperspirant, cosmetic astringent for the face,
35

cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in

International class 25;

Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

Retail store services featuring jewelry and hair accessories in International Class 35

16666	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16710	Griffin Design	Express, LLC	028,486		Pending	9	Sunglasses
Country:	Monaco

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1817	EXPRESS	Express, LLC	023015	R-01.22724	Registered	25	Clothing, including boots, shoes and slippers.
4566	EXPRESS	Express, LLC	15,601	94-15550	Registered	35	Retail clothing store and mail order services.
16763	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14,	Personal care products, namely aftershave gels, aftershave
						18, 26	lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sunglasses in International Class 9;

Jewelry in International Class 14; Purses and handbags in International Class 18;

							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26
16600	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14;
							Wallets made of leather or other materials, in International
							Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16933	GRIFFIN DESIGN	Express, LLC	30,059		Pending	9	Sunglasses in International Class 9

Country:	Mongolia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16176	EXPRESS	Express, LLC	7674	6989	Registered	3, 9, 14,	Non-medicated personal care products, namely, aftershave
						18, 25, 26,	gels, aftershave lotion. antiperspirant, artificial nails,
						35	astringent for the skins, bath beads, bath oil, bath salts, blush,
							body glitter, body mist, body oil, body scrub, body wash,
							cologne, deodorants for personal use, essential oils for
							personal use, exfoliating preparations for the skin, eye gels,
							eye makeup pencils, eye masks, eye shadow, face masks, face
							mist, face powder, face scrub, face toners, foot soaks,
							foundation, fragrant body splash, fragrant body mist, hair
							conditioner, hair dyes, hair glitter, hair highlighter, hair
							mascara, hair pomade, hair rinses, hair removing creams, hair
							shampoo, hair spray, hair straightener, hair styling gel, hair
							styling mousse, lip balm, lip gloss, lip liner, lip makeup
							pencils, lipstick, lotion for the skin, makeup for the body,
							makeup for the face, makeup remover, mascara, massage
							cream, massage lotion, massage oil, moisturizer for the skin,
							nail polish, nail polish remover, perfume, powder for the
							skin, pumice stones for personal use, salt scrubs for the skin,
							shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
sunglasses in international class 9;
jewelry and watches in international class 14;
backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18; clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, tank tops, ties, underwear and vest in international class 25;
hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35
11640	EXPRESS	Express, LLC	4,729	4,457	Registered	3, 14, 25, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage

							ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14;
							Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16601	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16863	GRIFFIN DESIGN	Express, LLC	9,899		Pending	9	Sunglasses in International Class 9

Country:	Montenegro (Republic of)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
10076	EXPRESS	Expressco, Inc.	Z- 925/2001	48,626	Registered	14, 18	Jewelry and watches, in International Class 14; and
							Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
10474	EXPRESS	Expressco, Inc.	Z- 1506/2001	47,247	Registered	25	Clothing; footwear; headgear; including boots, shoes and slippers

16764	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14,	Personal care products, namely aftershave gels, aftershave
						18, 25, 26,	lotion, antiperspirant, cosmetic astringent for the face,
						35	cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35

16498	EXPRESS WORLD	Expressco, Inc.	Z-407/99	45,129	Renewal Pending	3, 25, 35, 42	Bleaching preparations and other substances for laundry use;
	BRAND						cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; Clothing including boots, shoes, and slippers, in International Class 25; Turnover of goods, namely, personal care products and clothing, in International Class 35; and Mail order catalog services featuring personal care products and clothing and accessories therefore, in International Class 42.
16602	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16894	GRIFFIN DESIGN	Express, LLC	Z-70/2011		Pending	9	Sunglasses in International Class 9

Country:	Morocco

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4513	EXPRESS	Express, LLC		54,397	Registered	25, 42	Clothing, including boots, shoes and slippers, in International
							Class 25; and
							Retail clothing store and mail order services, in International Class 42.
13837	EXPRESS	Express, LLC	99,730	99,730	Registered	25, 42	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25;
							and
							Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 42.
16765	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14,	Personal care products, namely aftershave gels, aftershave
						18, 25, 26,	lotion, antiperspirant, cosmetic astringent for the face,
						35	cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
Sunglasses in International Class 9;
Jewelry in International Class 14;
Purses and handbags in International Class 18;
Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
Retail store services featuring jewelry and hair accessories in International Class 35
16603	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
Belt buckles in International class 26

16711	Griffin Design	Express, LLC	135,477		Pending	9	Sunglasses

Country:	Nepal

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1826	EXPRESS	Express, LLC		6919/045	Renewed	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts and skirts.
11017	EXPRESS	Express, LLC		18009/059	Renewed	35	Mail order catalog services featuring personal care products and clothing and accessories therefore.
16473	EXPRESS	Express, LLC	2008/031526	27,203	Registered	35	Mail order catalog services featuring clothing
16474	EXPRESS	Express, LLC	2008/031527	27,211	Registered	25	Clothing, namely sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, shorts, tank tops, t-shirts, hosiery, tights and socks
16889	EXPRESS	Express, LLC	039,309		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16869	EXPRESS	Express, LLC	039,308		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16864	Griffin Design	Express, LLC	039,303		Pending	9	Sunglasses
16865	GRIFFIN DESIGN	Express, LLC	039,305		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16866	GRIFFIN DESIGN	Express, LLC	039,306		Registered	14	Jewelry and Watches
16867	GRIFFIN DESIGN	Express, LLC	039,307		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16868	GRIFFIN DESIGN	Express, LLC	039,304		Pending	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

Country:	Netherlands Antilles

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16249	EXPRESS	Express, LLC	D-800176	13372	Registered	3, 9, 14,	Non-medicated personal care products, namely, aftershave

						18, 25, 26,	gels, aftershave lotion, antiperspirant, artificial nails,
						35	astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, fact toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18
							clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in international class 25;
							hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holder, in international class 26; and
							retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35
10145	EXPRESS	Express, LLC	D-2095	02162	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear,

							foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets, and clothing, in International Class 35.
16604	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International

Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

Belt buckles in International class 26

Country:	New Zealand

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4615	EXPRESS	Express, LLC	238,137	238,137	Registered	25	Clothing; footwear including boots, shoes and slippers; headgear.
4616	EXPRESS	Express, LLC	238,138	238,138	Registered	42	Retail and wholesale services in this class in relation to clothing, headwear, footwear, bags and accessories.
13721	EXPRESS	Express, LLC	734,897	734,897	Registered	25, 35

Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services, mail order catalog services and on-line retail store services, namely personal care products, home fragrance products, jewelry, watches, packs, bags, wallets, and clothing, in International Class 35.

16685	EXPRESS	Express, LLC	836,443		Pending	3, 9, 14, 18, 25,26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotions for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International Class 3;

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in

International Class 18

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;

Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26;

Retail stores services, mail order catalogue services and on-line store services featuring personal care products, sunglasses, jewellery, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35

10039	EXPRESSFASHION	Express, LLC	638,552	638,552	Renewed	35	Retail store services and mail order catalog services featuring personal care products, jewellery, watches, packs, bags, wallets and clothing.
14238	EXPRESSFASHION	Express, LLC	740,509	740,509	Registered	35	Retail store services, mail order catalogue services and on-line retail store services in respect of personal care products, home fragrance products, jewellery, watches, packs, bags, wallets and clothing.

16712	Griffin Design	Express, LLC	836,229		Pending	9	Sunglasses

Country:	Nicaragua

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16171	EXPRESS	Express, LLC	2008-00415	900,572	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16172	EXPRESS	Express, LLC	2001-00414	900,571	Registered	14	Jewelry and watches.
16193	EXPRESS	Express, LLC	2008-00633	900,684	Registered	25

Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests

16197	EXPRESS	Express, LLC	2008-00416	900,550	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16232	EXPRESS	Express, LLC	2008-00846	0900805 LM	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mists, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, mail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in International class 3;

4674	EXPRESS	Express, LLC		35,814	Registered	25	Clothing including boots, shoes and slippers.
4675	EXPRESS	Express, LLC		33,140	Registered	35	Services of shop of clothes to the detail and services of orders (requests) by mail.
10407	EXPRESS	Express, LLC	2001/03537	54,555	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10408	EXPRESS	Express, LLC	2001/03538	54,554	Registered	14	Jewelry and watches.
10409	EXPRESS	Express, LLC	2001/03539	54,553	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.

Country:	Norway

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
79	EXP AND DESIGN	Express, LLC	88/4268	151,838	Registered	3, 14, 25,	Bleaching preparations and other substances for laundry use;
						42

cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments, in International Class 14;

Clothing, footwear, headgear, in International Class 25; and All services, in International Class 42.

16175	EXPRESS	Express, LLC	200801287	250188	Registered	9, 14, 18, 26, 35	Sunglasses in class 9 Jewelry and watches in class 14

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs. gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in class 18

Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in class 26

Retail store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in class 35

1825	EXPRESS	Express, LLC	019914671	196,656	Registered	25	Clothing, boots, shoes (not included in other classes), slippers.
10111	EXPRESS	Express, LLC	200106758	215,460	Registered	3, 14, 18, 35

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow face mist, foundation, fragrant body splash, hair conditioner hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder powder, powder for the face, pumices, shaving cream, shower gel soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14;

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;

and

Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

14045	EXPRESS	Express, LLC	200509688	234,566	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16766	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 25

Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

6473	EXPRESS WORLD BRAND	Express, LLC	199902367	199,270	Registered	3, 14	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; and
							Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments. The registration does not cover smokers’ articles made of precious metals, in International Class 14.
16605	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16805	GRIFFIN DESIGN	Express, LLC	201101702		Pending	9	Sunglasses

Country:	Ohio

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16567	EXPRESS GC, LLC	Express GC, LLC		1271914	Registered		Gift Certificates and Merchandise Credit Services

Country:	Oman

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16145	EXPRESS	Express, LLC	48,472	48,472	Registered	9	Sunglasses
16146	EXPRESS	Express, LLC	48,475	48,475	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16147	EXPRESS	Express, LLC	48,473	48,473	Registered	14	Jewelry and watches
16148	EXPRESS	Express, LLC	48,474	48,474	Registered	18	backpacks, cosmetic bags sold empty, cosmetic cases sold empty, empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16149	EXPRESS	Express, LLC	48,476	48,476	Registered	35	retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
9010	EXPRESS	Express, LLC	23,936	23,936	Renewal Pending	25	Clothing, footwear, headgear.
9903	EXPRESS	Express, LLC	25,490	25,490	Renewal Pending	35	Retail store services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
9904	EXPRESS	Express, LLC	25,489	25,489	Renewal Pending	42	Mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16767	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	14, 25	Jewelry in International Class 14;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25

16396	EXPRESS EXPRESS LLC IN ARABIC	Express, LLC	52,823	52,823	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16398	EXPRESS EXPRESS	Express, LLC	52,824	52,824	Registered	9	sunglasses
	LLC IN ARABIC
16400	EXPRESS IN	Express, LLC	52,825	52,825	Registered	14	Jewelry and watches
	ARABIC
16402	EXPRESS IN ARABIC	Express, LLC	52,826		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16404	EXPRESS IN ARABIC	Express, LLC	52,827		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16406	EXPRESS IN ARABIC	Express, LLC	52,828		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16408	EXPRESS IN ARABIC	Express, LLC	52,829	52,829	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16494	EXPRESS RESERVE	Express, LLC	58,426	58,426	Registered	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16151	EXPRESSFASHION	Express, LLC	48,471	48,471	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams,

							hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16397	EXPRESSFASHION IN ARABIC	Express, LLC	52,830		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16399	EXPRESSFASHION IN ARABIC	Express, LLC	52,831	52,831	Registered	9	sunglasses
16401	EXPRESSFASHION IN ARABIC	Express, LLC	52,832	52,832	Registered	14	Jewelry and watches
16403	EXPRESSFASHION IN ARABIC	Express, LLC	52,833	52,833	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16405	EXPRESSFASHION IN ARABIC	Express, LLC	52,834		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks,

							stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16407	EXPRESSFASHION	Express, LLC	52,835	52,835	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair
	IN ARABIC						ornaments, hair pins, hair ribbons and ponytail holders
16409	EXPRESSFASHION	Express, LLC	52,836	52,836	Registered	35	Retail store services, mail order catalog services and on-line
	IN ARABIC						store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16606	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16686	Griffin Design	Express, LLC	66,690		Pending	9	Sunglasses

Country:	Pakistan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
9976	EXPRESS	Express, LLC	171,425	171,425	Registered	14	Jewelry and watches.
9977	EXPRESS	Expressco, Inc.	171,426		Pending	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
9978	EXPRESS	Expressco, Inc.	171,428		Pending	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
12460	EXPRESS	Expressco, Inc.	196,016		Pending	42	Retail store and mail order catalog services.
16410	EXPRESS IN URDU	Express, LLC	255081		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow,

						face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16412	EXPRESS IN URDU	Express, LLC	255083	PENDING	9	sunglasses
16414	EXPRESS IN URDU	Express, LLC	255084	PENDING	14	Jewelry and watches
16416	EXPRESS IN URDU	Express, LLC	255087	PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16418	EXPRESS IN URDU	Express, LLC	255089	PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16420	EXPRESS IN URDU	Express, LLC	255091	PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16422	EXPRESS IN URDU	Express, LLC	255092	PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16411	EXPRESSFASHION IN URDU	Express, LLC	255080	PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body

							mist, hair conditioner, hair dyes, hair glitter, hair highlighter,
							hair mascara, hair pomade, hair rinses, hair removing creams,
							hair shampoo, hair spray, hair straightener, hair styling gel,
							hair styling mousse, lip balm, lip gloss, lip liner, lip makeup
							pencils, lipstick, lotion for the skin, makeup for the body,
							makeup for the face, makeup remover, mascara, massage
							cream, massage lotion, massage oil, moisturizer for the skin,
							nail polish, nail polish remover, perfume, powder for the skin,
							pumice stones for personal use, salt scrubs for the skin,
							shaving cream, shaving gels, shower cream, shower gel, soap
							for the skin, sun block for the skin, suntan lotion for the skin,
							sunless tanning lotion for the skin, pre-suntanning lotion for
							the skin, post-suntanning lotion for the skin and talcum
							powder
16413	EXPRESSFASHION	Express, LLC	255082		PENDING	9	sunglasses
	IN URDU
16415	EXPRESSFASHION	Express, LLC	255085		PENDING	14	Jewelry and watches
	IN URDU
16417	EXPRESSFASHION IN URDU	Express, LLC	255086		PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16419	EXPRESSFASHION IN URDU	Express, LLC	255088		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16421	EXPRESSFASHION IN URDU	Express, LLC	255090		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16423	EXPRESSFASHION IN URDU	Express, LLC	255093		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

Country:	Panama

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4024	EXPRESS	Express, LLC	74,387	74,387	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, and skirts.
6747	EXPRESS	Express, LLC	91,852	91,852 02	Renewed	35	Retail store and mail order services.
10332	EXPRESS	Express, LLC	115,533	115,533	Registered	14	Jewelry and watches.
10333	EXPRESS	Express, LLC	115,527	115,527	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.

16978	EXPRESS	Express, LLC	200747-01		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter; body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder
11264	EXPRESSFASHION	Express, LLC	123,362	123,362	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial
							nails, astringent for the face, astringent for the skin, bath oil, bubble bath, blush, body glitter, body oil, body scrub, foamy bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing massage cream, oil blotting sheets for the skin, perfume,

							powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
16972	GRIFFIN DESIGN	Express, LLC	200744-01		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16973	GRIFFIN DESIGN	Express, LLC	200733-01		Pending	14	Jewelry and watches
16975	GRIFFIN DESIGN	Express, LLC	200740-01		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16979	GRIFFIN DESIGN	Express, LLC	20073701-01		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16983	GRIFFIN DESIGN	Express, LLC	200758-01		Pending	9	Sunglasses

Country:	Paraguay

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16240	EXPRESS	Express, LLC	7186/2008		Pending	24	All the products in International Class 24, namely, textiles and textile goods for use in the manufacture of clothing, not
							included in other classes
1834	EXPRESS	Express, LLC	1,373	254,690	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons); jewellery, precious stones; horological and other chronometric instruments.
1835	EXPRESS	Express, LLC	1,374	254,691	Registered	25	Clothing, including boots, shoes and slippers.
1836	EXPRESS	Express, LLC	1,371	260,089	Registered	35	Retail store and mail order services.
10503	EXPRESS	Express, LLC	26347-2001	284,710	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
14112	EXPRESS	Express, LLC	32851-2005	291,771	Registered	14	All products included in class 14, namely precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments.
14113	EXPRESS	Express, LLC	32852-2005	291,772	Registered	25	All products in class 25, namely clothing, footwear, headgear.
14114	EXPRESS	Expressco, Inc.	32853-2005		Pending	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.

16220	EXPRESSFASHION	Express, LLC	5010/2008	324,405	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3
10504	EXPRESSFASHION	Express, LLC	26348-2001	249,425	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.

16901	GRIFFIN DESIGN	Express, LLC	3534/2011		Pending	9	Sunglasses
16902	GRIFFIN DESIGN	Express, LLC	3535/2011		Pending	14	Jewelry and watches
16903	GRIFFIN DESIGN	Express, LLC	3536/2011		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16904	GRIFFIN DESIGN	Express, LLC	3537/2011		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16909	GRIFFIN DESIGN	Express, LLC	12406/2011		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets

Country:	Peru

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16209	EXPRESS	Express, LLC	347,156		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
1827	EXPRESS	Express, LLC		79,326	Registered	14	Watches and clocks and jewelry made of non-precious metal.
16722	EXPRESS	Express, LLC	446,437		Pending	3, 9, 18, 26, 35	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in Class 3;

Sunglasses in international class 9;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International class 18;

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26 and

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35

13948	EXPRESS AND DESIGN	Express, LLC	257,396	112,370	Registered	14	Jewelry and watches.
16509	EXPRESS WORLD BRAND	Express, LLC	410,219	168,368	Registered	25	Articles of clothing, including boots, shoes and slippers
10468	EXPRESSFASHION	Express, LLC	137,010	77,944	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10470	EXPRESSFASHION	Express, LLC	137,012	78,019	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear,

							foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
12302	EXPRESSFASHION	Express, LLC	197,581	35,600	Registered	35	Services of regrouping goods to be appreciated by the consumers and mail commercial interaction.
14349	EXPRESSFASHION AND DESIGN	Express, LLC	270,114	115,512	Registered	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.

14350	EXPRESSFASHION AND DESIGN	Express, LLC	270,115	115,513	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16687	Griffin Design	Express, LLC	445,785		Pending	9, 14, 18, 25, 26

Sunglasses in international class 9;

Jewelry and watches in international class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International class 25; and

belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26

Country:	Philippines

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16500	EXPRESS	Express, LLC	04-2009-010960		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin,

							nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16501	EXPRESS	Express, LLC	4-2009-010959		Pending	14	Jewelry, ornamental pins and watches
16502	EXPRESS	Express, LLC	04-2009-010958		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16503	EXPRESS	Express, LLC	04-2009-010957		Pending	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, jewelry, watches and bags
16840	EXPRESS	Express, LLC	04-2011-000866		Pending	9, 26	Sunglasses in International Class 9; Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International class 26
14714	EXPRESSFASHION	Express, LLC	4-2005-009558	42005009558	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16910	GRIFFIN DESIGN	Express, LLC	04-2011-000862		Pending	9, 14, 18, 25, 26

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks and cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25; and

Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26

Country:	Poland

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16233	EXPRESS	Express, LLC	Z-335054	223,190	Registered	9, 25, 26, 35

Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in International class 25;

Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International class 26 and Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, in International class 35

3639	EXPRESS	Express, LLC	Z-136502	100,231	Registered	39	Services to third parties involving the distribution and supply of goods.
9279	EXPRESS	Express, LLC	Z-228310	154,219	Renewed	25	Clothing, boots, shoes, slippers and headgear.
10073	EXPRESS	Express, LLC	Z-236184	207,104	Renewed	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

							Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
13834	EXPRESS	Express, LLC	Z-299632	198287	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16768	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 14, 18

Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Jewelry in International Class 14;

Purses and handbags in International Class 18

16607	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18;

Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26

16806	GRIFFIN DESIGN	Express, LLC	Z-380681		Pending	9	Sunglasses

Country:	Portugal

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16218	EXPRESS	Express, LLC	429,516	429,516	Registered	9, 26	Sunglasses in international class 9 Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26
1830	EXPRESS	Express, LLC	249,828	249,828	Registered	25	Articles of clothing.
1831	EXPRESS	Express, LLC	249,829	249,829	Registered	42	Technical assistance services to be rendered to retail stores with no connection with business activities.
1832	EXPRESS	Express, LLC	249,827	249,827	Registered	14	Watches, alarm-clocks and jewelleries (not in precious metal).
6712	EXPRESS	Express, LLC	336,661	336,661	Registered	35	Sales promotion for others, namely, mail order catalogue services featuring personal care products and clothing.
10162	EXPRESS	Express, LLC	356,411	356,411	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
13734	EXPRESS	Express, LLC	393,547	393,547	Registered	3, 14, 25, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;

Jewelry and watches, in International Class 14;

Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16769	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling

							mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16217	EXPRESS AND DESIGN	Express, LLC	429,515	429,515	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16608	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16807	GRIFFIN DESIGN	Express, LLC	478,505	478,505	Registered	9	Sunglasses

Country:	Puerto Rico

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16523	1MX	Express, LLC	71,704		PENDING	25	Clothing namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear, and vests
16526	EDITOR	Express, LLC	71,706		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear, and vests
13746	EXPRESS	Express, LLC	66,345	66,345	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
14831	EXPRESS	Express, LLC		73,963	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16514	EXPRESS	Express, LLC	70,790		Pending	14	Jewelry and watches in International Class 14;
16518	EXPRESS	Express, LLC	70,794		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International class 18
16519	EXPRESS	Express, LLC	70,793		Pending	26	Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26
16520	EXPRESS	Express, LLC	70,792		Pending	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, fact mist, face powder, face scrub, face toners,

						foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntan lotion for the skin, post-suntan lotion for the skin and talcum powder, in International class 3;
16521	EXPRESS	Express, LLC	70,791	Pending	9	Sunglasses in International Class 9;
16534	EXPRESS MEN	Express, LLC	71,709	PENDING	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, eye wear, jewelry, watches, bags, cases, packs, small leather accessories, clothing and hair accessories
16535	EXPRESS RESERVE	Express, LLC	71,700	PENDING	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm. cosmetic facial blotting papers, perfume, non-medicated bath salt for

						the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations.
16554	GRIFFIN DESIGN	Express, LLC	71,707	PENDING	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16557	GRIFFIN DESIGN	Express, LLC	71,710	PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16536	GRIFFIN DESIGN	Express, LLC	71,703	PENDING	9	Sunglasses
16555	GRIFFIN DESIGN	Express, LLC	71,705	PENDING	14	Jewelry and watches
16556	GRIFFIN DESIGN	Express, LLC	71,702	PENDING	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16537	HONOR	Express, LLC	71,698	PENDING	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, fact paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16538	HONOR & DESIGN	Express, LLC	71,699	PENDING	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, fact paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder

16539	LOVE EXPRESS	Express, LLC	71,701		PENDING	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants, for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the body, post-sunning suntan lotion for the face, talcum powder, wrinkle removing skin care preparations.

Country:	Qatar

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16161	EXPRESS	Express, LLC	48,548	48,548	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16162	EXPRESS	Express, LLC	48,550	48,550	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16163	EXPRESS	Express, LLC	48,549	48,549	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16164	EXPRESS	Express, LLC	48,547	48,547	Registered	14	jewelry and watches
16165	EXPRESS	Express, LLC	48,546	48,546	Registered	9	Sunglasses
16166	EXPRESS	Express, LLC	48,545	48,545	Registered	3	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in international class 3;
9004	EXPRESS	Express, LLC	24,139	24,139	Renewed	25	Clothing, footwear, headgear.
10038	EXPRESS	Express, LLC	25,450	25,450	Renewal Pending	35	Retail store services; mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
10669	EXPRESS	Express, LLC	26,821	26,821	Registered	42	Retail stores services; mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16808	EXPRESS	Express, LLC	66,999		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests

16424	EXPRESS IN ARABIC	Express, LLC	53,192	53,192	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16426	EXPRESS IN ARABIC	Express, LLC	53,193	53,193	Registered	9	Sunglasses
16428	EXPRESS IN ARABIC	Express, LLC	53,194	53,194	Registered	14	Jewelry and watches
16430	EXPRESS IN ARABIC	Express, LLC	53,195	53,195	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16432	EXPRESS IN ARABIC	Express, LLC	53,196	53,196	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16434	EXPRESS IN ARABIC	Express, LLC	53,197	53,197	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16436	EXPRESS IN ARABIC	Express, LLC	53,198	53,198	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories

16495	EXPRESS RESERVE	Express, LLC	58,289		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16425	EXPRESSFASHION IN ARABIC	Express, LLC	53,199	53,199	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams,

							hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16427	EXPRESSFASHION IN ARABIC	Express, LLC	53,200	53,200	Registered	9	sunglasses
16429	EXPRESSFASHION IN ARABIC	Express, LLC	53,201	53,201	Registered	14	Jewelry and watches
16431	EXPRESSFASHION IN ARABIC	Express, LLC	53,202	53,202	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16433	EXPRESSFASHION IN ARABIC	Express, LLC	53,203	53,203	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16435	EXPRESSFASHION IN ARABIC	Express, LLC	53,204	53,204	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16437	EXPRESSFASHION IN ARABIC	Express, LLC	53,205	53,205	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16870	GRIFFIN DESIGN	Express, LLC	67,408		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16871	GRIFFIN DESIGN	Express, LLC	67,407		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16872	Griffin Design	Express, LLC	67,405		Pending	9	Sunglasses
16873	GRIFFIN DESIGN	Express, LLC	67,409		Pending	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16874	GRIFFIN DESIGN	Express, LLC	67,406		Pending	14	Jewelry and Watches

Country:	Romania

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1837	EXPRESS	Express, LLC	23,651	18,190	Renewal Pending	25	Clothing, including boots, shoes, pantofles and slippers.
4703	EXPRESS	Express, LLC	32,458	24,180	Registered	42	Retail clothing store services and mail order services.
10032	EXPRESS	Express, LLC	M2001 02519	48,342	Registered	3, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
16770	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot

							soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
11124	EXPRESSFASHION	Express, LLC	M 2002 06060	52,640	Registered	14	Jewelry and watches.
16609	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16809	Griffin Design	Express, LLC	M2011 0575		Pending	9	Sunglasses

Country:	Russian Federation

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16527	EDITOR	Express, LLC	201071501	484,837	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International class 25
16211	EXPRESS	Express, LLC	2008700670	403,144	Registered	3, 9, 14, 18, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3
							sunglasses in international class 9
							Jewelry and watches in international class 14
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;
10003	EXPRESS	Express, LLC	2001716660	264,153	Renewed	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye

							shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14; and
							Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
13781	EXPRESS	Express, LLC	2005722009	324,138	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16515	EXPRESS	Express, LLC	2010708016		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, tank tops, ties, underwear and vests
16508	EXPRESS IN CYRILLIC	Express, LLC	2009731929		Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body

							mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightened, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in International Class 3;
							Sunglasses, in International Class 9;
							Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18
\							Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25;
							Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26 and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, in International Class 35.
16540	EXPRESS MEN	Express, LLC	2010715102	432,932	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, eye wear, jewelry, watches, bags, cases, packs, small leather accessories, clothing and hair accessories
16541	EXPRESS MEN IN CYRILLIC	Express, LLC	2010730221		PENDING	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in International Class 3;
Sunglasses in International Class 9;
Jewelry and watches in International Class 14;
Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;
Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25;
Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26 and
Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, in International Class 35
16542	EXPRESS RESERVE	Express, LLC	2010715111	433,189	Registered	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush,; non-medicated skin care preparations, namely body balm,

							body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream shaving gels, shea butter for cosmetic purposes, shower cream shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
9213	EXPRESSFASHION	Express, LLC	2001701614	241,032	Renewed	3, 14, 18, 42	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
\							Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments, in International Class 14;
							Leather and imitations of leather, and goods made of these materials and not included in other classes: animal skins, hides; trunks and traveling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery, in International Class 18; and
							Retail personal care product, jewelry, watch, bag and clothing store services; mail order catalog services featuring personal care products, jewelry, watches bags and clothing, in International Class 42.

14231	EXPRESSFASHION	Express, LLC	2005734067	326,287	Registered	3, 14, 18, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18; and
							Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16516	EXPRESSFASHION	Express, LLC	2010708021		Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, fact mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntan lotion for the skin, post-suntan lotion for the skin and talcum powder, in International class 3;

Sunglasses in International Class 9;

Jewelry and watches in International Class 14;

Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International class 18;
Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;
Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26 and
Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
16517	EXPRESSFASHION IN CYRILLIC	Express, LLC	2010709420	Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use,

							essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, fact mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntan lotion for the skin, post-suntan lotion for the skin and talcum powder, in International class 3;
							Sunglasses in International Class 9;
							Jewelry and watches in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International class 18;
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests in International Class 25;

Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26 and

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35

16543	GRIFFIN DESIGN	Express, LLC	2010715110	428,101	Registered	9, 14, 18,	Sunglasses in International Class 9;
						25, 26	Jewelry and watches in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats,

							headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International class 25;
							Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26
16544	HONOR	Express, LLC	2010715113	432,933	Registered	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16545	HONOR & DESIGN	Express, LLC	2010715634	432,935	Registered	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16546	LOVE EXPRESS	Express, LLC	2010715112	431,232	Registered	3	Personal care products, namely aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush; non-medicated skin care preparations, namely body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams,

							hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations

Country:	Saudi Arabia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16155	EXPRESS	Express, LLC	125,940	1162/26	Registered	25	clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16156	EXPRESS	Express, LLC	125,939	1162/25	Registered	18	backpacks, cosmetic bags sold empty, cosmetic cases sold empty duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16158	EXPRESS	Express, LLC	125,941	1162/27	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16319	EXPRESS IN ARABIC	Express, LLC	134,173		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body

							mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16320	EXPRESS IN ARABIC	Express, LLC	134,174	1222/10	Registered	9	Sunglasses
16321	EXPRESS IN ARABIC	Express, LLC	134,175	1082/50	Registered	14	Jewelry and watches
16322	EXPRESS IN ARABIC	Express, LLC	134,176	1222/11	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16323	EXPRESS IN ARABIC	Express, LLC	134,177	1222/12	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16324	EXPRESS IN ARABIC	Express, LLC	134,178	1169/89	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16496	EXPRESS RESERVE	Express, LLC	145,956	1194/89	Registered	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams,

							hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
6466	EXPRESS WORLD BRAND	Express, LLC	48,258	616/92	Renewed	35	Clothing promotion and personal care product store services and mail order catalog services featuring clothing and personal care products and accessories therefore.
9905	EXPRESSFASHION	Express, LLC	71,062	616/90	Renewal Pending	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
9906	EXPRESSFASHION	Express, LLC	71,063	663/56	Renewal Pending	14	Jewelry and watches.

9907	EXPRESSFASHION	Express, LLC	71,064	631/30	Renewal Pending	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
9908	EXPRESSFASHION	Express, LLC	71,065	616/91	Renewal Pending	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
9909	EXPRESSFASHION	Express, LLC	71,066	676/2	Renewal Pending	35	The bringing together, for the benefit of others, of personal care products, jewelry, watches, packs, bags, wallets and clothing (excluding the transport thereof), enabling customers to conveniently view and purchase those goods.
16312	EXPRESSFASHION IN ARABIC	Express, LLC	134,180	1082/47	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16313	EXPRESSFASHION IN ARABIC	Express, LLC	134,181	1222/13	Registered	9	Sunglasses

16314	EXPRESSFASHION IN ARABIC	Express, LLC	134,182	1082/51	Registered	14	Jewelry and watches
16315	EXPRESSFASHION IN ARABIC	Express, LLC	134,183	1082/48	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16316	EXPRESSFASHION IN ARABIC	Express, LLC	134,184	1082/49	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16317	EXPRESSFASHION IN ARABIC	Express, LLC	134,185	1164/69	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16318	EXPRESSFASHION IN ARABIC	Express, LLC	134,186	1222/14	Registered	35	Advertising; business management; business administration; office functions; the bringing together for the benefit of others, of a variety of goods (excluding the transport of), for personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, enabling customers to conveniently view and purchase those goods; such services may be provided through mail order catalogues or by means of electronic media, for example, through web sites or television shopping programs; all included in Class 35
16629	GRIFFIN DESIGN	Express, LLC	159,524		Pending	9	Sunglasses
16630	GRIFFIN DESIGN	Express, LLC	159,525		Pending	14	Jewelry and Watches
16631	GRIFFIN DESIGN	Express, LLC	159,526		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16632	GRIFFIN DESIGN	Express, LLC	159,527		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16633	GRIFFIN DESIGN	Express, LLC	159,528		Pending	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

Country:	Serbia (Republic of)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16484	EXPRESS	Express, LLC	Z - 1506/2001	47,247	Registered	25	Clothing; footwear; headgear; including boots, shoes and slippers
16485	EXPRESS	Express, LLC	Z - 925/2001	48,626	Registered	14, 18	Jewelry and watches, in International Class 14; and

Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
16771	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
Sunglasses in International Class 9;
Jewelry in International Class 14; Purses and handbags in International Class 18;
Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
7092	EXPRESS WORLD BRAND	Express, LLC	Z-407/99	45,129	Renewed	3, 25, 35, 42	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; Clothing including boots, shoes, and slippers, in International Class 25; Turnover of goods, namely, personal care products and clothing, in International Class 35; and Mail order catalog services featuring personal care products and clothing and accessories therefore, in International Class 42.
16610	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16688	Griffin Design	Express, LLC	Z-123/2011		Pending	9	Sunglasses

Country:	Singapore

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16185	EXPRESS	Express, LLC	T0801127H	T0801127H	Registered	3, 9, 14, 18, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum

							powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;
							hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26
1840 6584 9989	EXPRESS EXPRESS EXPRESS	Express, LLC Express, LLC Express, LLC	1320/85 T99/00462H T01/07570Z	T85/01320 T99/00462H T01/07570Z	Registered Renewed Renewed	25 35 3

Articles of clothing for men and ladies, shirts, T-shirts, blouses, shorts, skirts, pants and dresses for ladies.

Retail store services.

Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.

9990	EXPRESS	Express, LLC	T01/07571H	T01/07571H	Renewed	14	Jewellery and watches.
9991	EXPRESS	Express, LLC	T01/07572F	T01/07572F	Renewed	18	Backpacks, duffel bags, fanny packs [waist pouches], gym bags, handbags, purses, tote bags, travel bags and wallets.
13684	EXPRESS	Express, LLC	T05/15868E	T05/15868E	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits,

							sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
13685	EXPRESS	Express, LLC	T05/15869C	T0515869C	Registered	35	The bringing together, for the benefit of others, of a variety of goods (excluding the transport thereof) namely personal care products, home fragrance products, jewellery, watches, packs, bags, wallets and clothing, enabling customers to conveniently view and purchase those goods from a retail store
16772	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
6854	EXPRESS WORLD BRAND	Express, LLC	T99/01768A	T99/01768A	Renewed	3	Personal care products, nail polish, nail polish remover, nail stencils, hard artificial nails, nail grooming products comprising of lacquer, glue, glitter, enamel and stencils; shower gel, bubble bath, fragrant body splash, hand lotion, body lotion, face lotion, fragrant bath splash, hand soap, body soap, face soap, hair shampoo, hair conditioner, hair styling gel, hair dyes, hair rinses, perfume, cologne, toilet water, body glitter, mascara, blush, eye shadow, lip stick, lip gloss, make-up, make-up remover, eye cream, hand, body and face cream, astringent for the face, face cleanser, face gel, bath oil, bath beads, hair spray, body powder, face powder, liquid talcum powder, non-medicated blemish stick, shaving cream, deodorant, potpourri, incense, sachets, scented beads, body and face suntanning lotion, body and face cream and body and face sunless tanning lotion, body and face pre-suntanning lotion and body and face after suntanning lotion.
6855	EXPRESS WORLD BRAND	Express, LLC	1769/99	T9901769Z	Renewed	25	Clothing, dresses, shirts, pants, jackets, vests, blouses, sweaters, jeans, skirts, tank tops, t-shirts, shorts, jumpsuits, pantsuits, headbands, sweat suits, sweatpants, sweatshirts, suits, coats, swimwear, underwear, sleepwear, nightgowns, pajamas, robes, night shirts, socks, hats, scarves, raincoats, hosiery, bras, panties, camisoles, bodysuits, sleep shirts, boxer shorts.
6856	EXPRESS WORLD BRAND	Express, LLC	T99/01770C	T99/01770C	Renewed	35	The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in a retail outlet featuring personal care products and clothing; the bringing together, for the benefit of others, of a variety of personal care products, clothing and clothing accessories, enabling customers to conveniently view and purchase those goods from a merchandise catalogue by mail order or by telecommunication means; the bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods from a global communications network web site specializing in the marketing of personal care products, clothing and clothing accessories; all included in Class 35.

11183	EXPRESSFASHION	Express, LLC	T03/00282C	T03/00282C	Registered	35	The bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in retail stores specializing in personal care products, jewellery, watches, fanny packs, bags, wallets and clothing and from general merchandise catalogues featuring personal care products, jewellery, watches, fanny packs, bags, wallets and clothing by mail order.
16611	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16723	Griffin Design	Express, LLC	T1101185B	T1101185B	Registered	9	Sunglasses

Country:	Sint Maarten (Saint Martin NL)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16824	GRIFFIN DESIGN	Express, LLC	SD-11038		Pending	9	Sunglasses

Country:	Slovak Republic

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16230	EXPRESS	Express, LLC	POZ 5047-2008	225350	Registered	3, 9, 14, 18, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mists, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, mail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for

							the skin, post-suntanning lotion for the skin and talcum powder, in International class 3;
							Sunglasses in International class 9;
							Jewelry and watches in International class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18
							Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International class 26; and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International class 35
1781	EXPRESS	Express, LLC	60,396	182,746	Renewal Pending	25	Clothing, including boots, shoes and slippers.
10191	EXPRESS	Express, LLC	POZ 1738-2001	212,030	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16773	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
7451	EXPRESSCO EXPRESS WORLD BRAND	Express, LLC	POZ 1807-99	197,479	Renewed	3, 25, 35, 39	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
							Clothing including boots, shoes, and slippers, in International Class 25;
							Business management assistance services, in International Class 35; and
							Mail order catalog services featuring personal care products and clothing and accessories therefore, in International Class 39.

16612	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16689	GRIFFIN DESIGN	Express, LLC	POZ 5063-2011		Pending	9	Sunglasses

Country:	Slovenia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16282	EXPRESS	Express, LLC	z-200870157	200870157	Registered	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in International Class 3;
							Sunglasses, in International Class 9;
							Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18;
							Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks,

							stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests, in International Class 25;
							Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in International Class 26; and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, in International Class 35.
10080	EXPRESS	Express, LLC	Z-200170908	200170908	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail services, mail order catalog services in the field of personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16613	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16690	GRIFFIN DESIGN	Express, LLC	Z-201170114		Pending	9	Sunglasses

Country:	South Africa

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1852	EXPRESS	Express, LLC	89/5545	B89/5545	Registered	35	Services for, in connection with or relating to the selection, merchandising, marketing, sale, supply and/or distribution of consumer goods; but excluding such services in relation to restaurants and other services connected with foodstuffs.
8805	EXPRESS	Express, LLC	2000/15404	2000/15404	Renewed	25	Clothing, footwear, headgear.
6457	EXPRESS WORLD BRAND	Express, LLC	99/03576	99/03576	Renewal Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery; essential oils; cosmetics; hair preparations; dentifrices; toiletries.

6458	EXPRESS WORLD BRAND	Express, LLC	99/03577	99/03577	Renewal Pending	14	Precious metals and their alloys and goods in precious metals or coated therewith; jewellery; precious stones; horological and other chronometric instruments; parts of and fittings and accessories for the aforegoing goods.
6459	EXPRESS WORLD BRAND	Express, LLC	99/03578	99/03578	Renewal Pending	25	Clothing, footwear, headgear.
16821	GRIFFIN DESIGN	Express, LLC	2011/01247		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16822	GRIFFIN DESIGN	Express, LLC	2011/01244		Pending	14	Jewelry and watches
16911	GRIFFIN DESIGN	Express, LLC	2011/01243		Pending	9	Sunglasses in International Class 9
16912	GRIFFIN DESIGN	Express, LLC	2011/01245		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16913	GRIFFIN DESIGN	Express, LLC	2011/01246		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	South Korea

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
62	EXP AND DESIGN	Express, LLC	88-21703	187,412	Renewed	9, 14, 24, 25, 26	Helmet, in International Class 9;

Necklace, earring, bracelets, brooch (jewellery), ring, necktie pin, badge of precious metal, dog tag chain, rod-like hairpin, clothing pin of precious metal, medal, buckle of precious metal, dog tag chain, rod-like hairpin, clothing pin of precious metal, in International Class 14;

Handkerchief, towel, wrapping clothing, in International Class 24;

							Dress coat, gentlemen’s suit, school uniform, work clothing, trousers, evening dress, suit, skirt, children’s clothing, over coat, half coat, rain coat, cloak, jumper, (Korean) trousers, Korean jacket, Korean skirt, Korean over coat, collar, outer coat worn for men over their coat, (Korean) waist coat, sweater, cardigan jacket, waist coat, dress shirt, collar for clothing, collar cuffs, blouse, sport shirt, polo shirt, under shirt, pants, combinations, chemise, slip, petticoat, corset, brassiere, bathing suit, bathing cap, night wear, pajama, negligee, nightgown, sportswear (uniform), hosiery, stockings, Korean socks, Korean sock covers, cold-proof gloves, neckpiece, necktie, gaiters, apron, textile, baby diaper, stockings for sports, bib, tights, muffler, neckerchief, shawl, hat, night cap, four-pointed horsehair cap with an open top,

							horsehair-woven headband worn under a hat to hold one’s hair in place, fur-lined hood, sweat shirts, sweat pants, vests, tank-tops, scarf, band, visor, T-shirts, in International Class 25; and
							Insignia, ornamental ribbon, lace, hair pin, hair net, women’s wig, artificial hair, pigtail ribbon, button, badges of non-precious metal, buckle of non-precious metal, clothing pin of non-precious metal, in International Class 26.
63	EXP AND DESIGN	Express, LLC	88-21701	183,314	Renewed	14	Wristwatches, pocket watches, alarm clocks, clocks, electric clocks and watches, electronic clocks and watches, clocks for automobiles, stopwatches, dials, main springs, watch glasses, watch bands, watch chain, and measuring clocks.
65	EXP AND DESIGN	Express, LLC	88-21699	182,084	Renewal Pending	3	Hair conditioners, hair sprays, nail polishes, nail polish removers, hand lotions, liquid make-up, perfumes, eye shadows, face powders, lip gloss, eyeliners, lipsticks, mascara, hair creams, perfumed oils, eyebrow pencils, general toilet water, liquid face powders, skin lotions, eau de cologne, cleansing creams, foundation creams, brushes, pomades, tique, powder perfumes, in International Class 3;
16214	EXPRESS	Express, LLC	40-2008-00044	40-0851061	Registered	14, 26	Jewelry and watches in international class 14
			51				Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;
1813	EXPRESS	Express, LLC	93-2092	32,537	Renewal Pending	112	Retail store management services; chain store management services; shopping vicarious services; buying consultation services related to fashion; buying consultation services related to cosmetic, perfumery and toiletries; cosmetic sales arrangement services; fashion consultancy services; consultancy services related to perfumery, toiletry and cosmetic products.
1814	EXPRESS	Express, LLC		105,380	Registered	27	Shoes.
1815	EXPRESS	Express, LLC		108,252	Registered	14, 24, 25, 26	Ring, broach, bracelet, earring, necklace, in International Class 14;
							Handkerchief, in International Class 24; Hat and cap, shawl, neckerchief, scarf, muffler, neckpiece, cold proof gloves, stockings, stockings for sports, sportswear (uniform), night gown, negligee, pajama, night wear, bathing suit, bathing cap, brassiere, corset, petticoat, slip, chemise, combination, pants, under shirts, polo shirts, sports shirts, blouses, white shirts, sweater, skirts, evening dress, dress coats, hosiery, in International Class 25; and
							Button, hair ribbon, in International Class 26.
6790	EXPRESS	Express, LLC	99-4667	60,787	Renewed	35	Mail order catalog business, advertising by publication, advertising by mail order, import-export agencies, sales brokerage of clothings and cosmetics, sales agencies of clothings and cosmetics, commercial information agency, marketing services.

10035	EXPRESS	Express, LLC	2001-22775	538,579	Registered	14, 18	Buckles of precious metal, necklaces, earrings, bracelets, brooches-jewelry, rings, tie pins, badges of precious metal, pins of precious metal, medals, dog tag chains, in International Class 14; and
							Backpacks, duffel bags, fanny packs, gym bags, hand bags, purses, tote bags, travel bags, wallets, in International Class 18.
14410	EXPRESS	Express, LLC	2005-3721	17,902	Registered	25, 35	Bathrobe, beach cover-ups, belts, blazers, blouses, body suits, boxer shorts, bras, bustiers, camisoles, caps, half coats, rain coats, over coats, ceremonial dresses, evening dresses, garter belts, girdles, gloves, gowns, halter tops, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, mittens, negligees, night gowns, night shirts, pajamas, panties, trousers, corduroy pants, cotton pants, pantyhose, sarongs, scarves, aloha shirts, polo shirts, dress shirts, sport shirts, shorts, skirts, slacks, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear, vests, boots, sandals, slippers, shoes, sneakers, in International Class 25; and
							Sales agency of personal care product, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, sales arranging of personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.
16774	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 18, 25, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara,

							massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Retail store services featuring jewelry and hair accessories in International Class 35
6791	EXPRESS WORLD BRAND	Express, LLC	99-7011	496,394	Renewed	14	Wrist watch, pocket watch, alarm clock, clock, electric timepiece, atomic timepiece, stop watch, dial, main spring, watch glass, watch band, watch chain and measuring watch.
16614	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14;
							Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16724	Griffin Design	Express, LLC	40-2011-00037		Pending	9	Sunglasses
			63

Country:	Spain

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16181	EXPRESS	Express, LLC	2810861	2810861	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty
10030	EXPRESS	Express, LLC	2,406,751	2,406,751	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
16691	EXPRESS	Express, LLC	2,966,298(2)		Pending	3, 9, 14, 18, 26, 35	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash,

							bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants, for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyers, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations , hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International class 3;
							Sunglasses in international class 9;
							Jewelry and watches in International class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18;
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26; and
							retail store services, mail order catalog services and online store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets and hair accessories in international class 35
6683	EXPRESS WORLD BRAND	Express, LLC	2,224,646	2,224,646	Renewed	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
6686	EXPRESS WORLD BRAND	Express, LLC	2,224,647	2,224,647	Renewed	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments.
6692	EXPRESS WORLD BRAND	Express, LLC	2,224,648	2,224,648	Renewed	35	The bringing together, for the benefit of others, of a variety of goods (excluding the transport thereof) in particular articles of clothing and personal care products, enabling consumers to conveniently view and purchase those goods, mail order catalog services featuring clothing and personal care products and accessories.

16182	EXPRESSFASHION	Express, LLC	2810863	2810863	Registered	3, 14, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;

Jewelry and watches in international class 14;

Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35

10026	EXPRESSFASHION	Express, LLC	2,406,752	2,406,752	Registered	35	Retail store services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing; mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
10998	EXPRESSFASHION	Express, LLC	2,501,451	2,501,451	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, bath salts, blush, body glitter, body scrub, bubble bath, cologne, cream for the body, cream for cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail polish,

							nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing skin cream, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
11398	EXPRESSFASHION	Express, LLC	2,534,243	2,534,243	Registered	14	Jewelry and watches.
11412	EXPRESSFASHION	Express, LLC	2,537,304	2,537,304	Registered	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16726	EXPRESSFASHION	Express, LLC	2,966,296(6)		Pending	25	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
16615	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16725	Griffin Design	Express, LLC	2,966,300(8)	M2966300	Registered	9	Sunglasses

Country:	Sri Lanka

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4685	EXPRESS	Express, LLC	56,135	56,135	Registered	25	Men’s, women’s and children’s clothing, including boots, shoes and slippers.
6710	EXPRESS	Expressco, Inc.	92,532	92,532	Registered	42	Mail order catalog services featuring personal care products and clothing and accessories therefore.
10127	EXPRESS	Express, LLC	103,647		Pending	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
10156	EXPRESS	Express, LLC	103,648	103,648	Registered	14	Jewelry and watches.
10157	EXPRESS	Express, LLC	103,646	103,646	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
14187	EXPRESS	Express, LLC	128,941		Pending	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.

16951	EXPRESS	Express, LLC	162,033		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
6237	EXPRESS WORLD BRAND	Express, LLC	91,975	91,975	Renewed	3	Perfumery, cosmetics, soaps, essential oils, hair lotions, dentifrices, bleaching preparations and other substances for laundry use, cleaning, polishing, scouring and abrasive preparations.
6238	EXPRESS WORLD BRAND	Express, LLC	91,973	91,973	Registered	14	Watches, clocks and jewelry made of non-precious metals, precious metals and their alloys and goods in precious metals or coated therewith (except cutlery, forks and spoons), precious stones, horological and other chronometric instruments.
6239	EXPRESS WORLD BRAND	Express, LLC	91,974	91,974	Renewed	42	The design and fashion information, retail clothing and personal care product store services, mail order catalog services featuring clothing and personal care products and accessories therefore.
16945	GRIFFIN DESIGN	Express, LLC	162,207		Pending	9	Sunglasses
16946	GRIFFIN DESIGN	Express, LLC	162,031		Pending	14	Jewelry and watches
16947	GRIFFIN DESIGN	Express, LLC	162,030		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16948	GRIFFIN DESIGN	Express, LLC	162.028		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16949	GRIFFIN DESIGN	Express, LLC	162.032		Pending	35	Retail store services, mail order catalog services and online store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16950	GRIFFIN DESIGN	Express, LLC	162,029		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	Sweden

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1838	EXPRESS	Express, LLC	91-7934	324,434	Registered	25	Clothing, including boots, shoes and slippers.
4466	EXPRESS	Express, LLC	94-7822	324,439	Registered	35	Services in the form of customer information in relation to retail clothing store services and mail order services.

13940	EXPRESS	Express, LLC	2005/06981	384,684	Registered	25, 35	Clothes, namely bathrobes, bath cloths, waist-belts, blazers, blouses, body stockings, high boots, boxer shorts, brassieres, vests, blouse protections, caps, coats, dresses, suspender belts, girdles, gloves, party dresses, tops, hats, jackets, jeans, jogging clothes, knitted shirts, knitted tops, tights, underwear, woolen gloves, negligees, nightwear, night shirts, pajamas, pants, trousers, pantyhoses, sandals, sarongs, mufflers, shirts, shoes, short trousers, skirts, long trousers, slippers, waist slips, gym shoes, socks, stockings, suits, training trousers, training shirts, training short trousers, track-suits, jerseys, bathing suits, T-shirts, wrestlers’ vests, ties, tights, pants, underwear and waistcoats, in International Class 25; and Retailers’ services regarding personal care products, fragrance products for personal use, jewellery, clocks, suitcases, bags, wallets and clothes by way of retail trade, mail-order and online; business administration, in International Class 35.
16775	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the

							face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
6474	EXPRESS WORLD BRAND	Express, LLC	99-01852	341,226	Renewed	3, 14	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3; and
							Precious metals and their alloys, jewelry, precious stones; horological and chronometric instruments, in International Class 14.
16191	EXPRESSFASHION	Express, LLC	2008/01417	397,646	Registered	3, 14, 18	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
							jewelry and watches in international class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

11009	EXPRESSFASHION	Express, LLC	02-05449	360,661	Registered	3, 14, 18	Soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;
							Jewelry and watches, in International Class 14 and
							Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
16616	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16810	GRIFFIN DESIGN	Express, LLC	2011/00914		Pending	9	Sunglasses

Country:	Switzerland

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16180	EXPRESS	Express, LLC	51167/2008	572,480	Registered	3, 9, 14, 18, 25, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
							sunglasses in international class 9;
							jewelry and watches in international class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses,

							toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;
							clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;
							hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26
1775	EXPRESS	Express, LLC	6368/1991.2	392,776	Renewed	25	Clothing, including boots, shoes and slippers.
10065	EXPRESS	Express, LLC	05419/2001	499,543	Renewed	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face (for cosmetic use), astringent for the skin (for cosmetic use), bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face (for cosmetic use), cologne, cotton swabs (for cosmetic use), cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
6794	EXPRESS WORLD BRAND	Express, LLC	01962/1999	463,907	Renewed	3, 14	Perfumes and cosmetics, in International Class 3; and Watches, clocks and jewelry of non-precious metal, in International Class 14.
13102	EXPRESSFASHION	Express, LLC	53417/2005	534,207	Registered	35	Retail store services, mail order catalog services, on-line store services featuring personal care products, home fragrance

							products, jewellery, watches, packs, bags, wallets and clothing, and by means of computer global networks (Internet).
16617	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16811	GRIFFIN DESIGN	Express, LLC	51220/2011		Pending	9	Sunglasses

Country:	Syria

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16776	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning

							lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16667	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26

Jewelry in International Class 14;

Wallets made of leather or other materials, in International Class 18; Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25

							Belt buckles in International class 26
16953	GRIFFIN DESIGN	Express, LLC	5,287		Pending	9	Sunglasses in International Class 9

Country:	Taiwan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16212	EXPRESS	Express, LLC	97004705	1334411	Registered	3, 9, 26, 35	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap

							for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3
							sunglasses in international class 9
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26; and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in international class 35
1843	EXPRESS	Express, LLC	072046608	243,862	Registered	43	Caps and hats.
1844	EXPRESS	Express, LLC	07246612	246,344	Registered	48	Shoes and boots.
1845	EXPRESS	Express, LLC	072046613	248,689	Registered	50	Handbags, travelling bags and wallets.
1846	EXPRESS	Express, LLC	072046614	250,596	Registered	71	Leather belts.
1847	EXPRESS	Express, LLC		258,928	Registered	46	Gloves.
1848	EXPRESS	Express, LLC	072046611	264,020	Registered	47	Hosiery.
10163	EXPRESS	Express, LLC	90023973	1,032,602	Renewed	3	Aftershave, non-medicated antiperspirant for personal use, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, exfoliators for the skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the hands, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, cosmetic excess skin oil blotting sheets, perfume, powder for the body, powder for the face, pumice stones for personal use, shaving cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the skin, suntan lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning for the face and talcum powder.
10164	EXPRESS	Express, LLC	90023974	998,987	Renewed	14	Jewelry and watches.
10165	EXPRESS	Express, LLC	90023975	1,017,387	Registered	18	Backpacks, duffel bags, fanny packs, athletic handbags, athletic knapsacks, handbags, purses, tote bags, travel bags and wallets.
13677	EXPRESS	Express, LLC	94041654	1,210,738	Registered	14, 18, 25	Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold

empty, duffel bags, fanny packs, athletic bags and knapsacks, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18; and Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25.
16914	EXPRESS	Express, LLC	100,006,117	Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gels, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International class 3;
Sunglasses in International Class 9;
Jewelry and watches in International Class 14;
Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, tote bags, travel bags and wallets, in International Class 18
Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens,

							pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests, in International Class 25; and
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26 and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
6640	EXPRESS WORLD BRAND	Express, LLC	88012746	901,739	Renewed	25	Articles of clothing including, women’s apparel, overcoats, shirts, skirts, pants, underwear, stockings, socks, shoes and boots.
6641	EXPRESS WORLD BRAND	Express, LLC	88012745	885,663	Renewed	14	Precious metals, diamonds, pearls, jade, crystal, cornelian, precious stones, and their products and imitations; clocks and watches and parts thereof.
6642	EXPRESS WORLD BRAND	Express, LLC	88012744	893,820	Renewed	3	Cosmetics and toiletries.
9205	EXPRESSFASHION	Express, LLC	90000283	171,936	Registered	35	Retail personal care products and clothing store services, mail order catalog services featuring personal care products and clothing and accessories therefore.
10166	EXPRESSFASHION	Express, LLC	90023976	171,060	Registered	35	Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
10994	EXPRESSFASHION	Express, LLC	91031743	1,060,166	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body scrub, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotions for the face, lip balm, lip gloss, lip liners, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail polish, nail polish remover, nail stencils, non-medicated blemish sticks, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, perfume, powder for the body, powder for the face, powder for the feet, pumice stone for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
14252	EXPRESSFASHION	Express, LLC	94062610	1,224,842	Registered	3, 35	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3; and
Retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing; mail order services; on-line shopping services, in International Class 35.

16692	Griffin Design	Express, LLC	100004942		Pending	9, 14, 18, 25, 26	Sunglasses in international class 9; Jewelry and watches in International class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in international class 18;
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International class 25;
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in international class 26;

Country:	Tangier Zone

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
5129	EXPRESS	Express, LLC		9,951	Registered	25, 42	Clothing, including boots, shoes and slippers, in International Class 25; and
							Retail clothing store and mail order services, in International Class 42.
10727	EXPRESS	Express, LLC	20,397	20,397	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

Country:	Thailand

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16174	EXPRESS	Express, LLC	685926	305,390	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash,

							cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder.
16190	Express	Express, LLC	685,927		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest
10289	EXPRESS	Express, LLC	459,454	TM162,885	Registered	18	Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets.
10300	EXPRESS	Express, LLC	459,452	195,118	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for

							the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
13847	EXPRESS	Express, LLC	602,121	245,894	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16727	EXPRESS	Express, LLC	796,251		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets.
16570	EXPRESS MEN	Express, LLC	775,624		Pending	35	Retail business management services and on-line business management services
16571	EXPRESS MEN	Express, LLC	775,623		Pending	25	Clothing, namely belts, blazers, boxer shorts, coats, gloves, hats, jackets, jeans, pants (except underpants and sport pants) underpants and sport pants; scarves, shirts (except undershirts and sport shirts); undershirts; sport shirts; shoes (except sport shoes); sport shoes, shorts, socks, suits, sweaters, sweat shirts, sweat pants, t-shirts , ties and underwear
6866	EXPRESS WORLD BRAND	Express, LLC	386,081	156,992	Registered	25	Clothing, namely, tops, t-shirts, tank tops, sweatshirts, sweaters, blouses, shirts, pullovers, vests, pants excluding sport pants, jeans, belts, skirts, sweat pants, suits, jump suits, coats, jackets, blazers, ties, dresses, swim wear, robes, scarves, shawls, hats, headbands, shorts, pajamas, hosiery, stockings, panty hose, socks, footwear, slippers, bras, panties, underwear, camisoles, slips, lingerie, corsets, bodysuits and tights.
6868	EXPRESS WORLD BRAND	Express, LLC	386,080	120,888	Renewed	14	Watches, clocks, alarm clocks, timers, clockwork, movements for watches and clocks, chronographs (watches), chronometers, chronoscopes, earrings, pins, necklaces, bracelets, charms, chains and pearls.
6907	EXPRESS WORLD BRAND	Express, LLC	387,153	10,588	Renewal Pending	35	Retail clothing and personal care product store services; mail order catalog services featuring clothing and personal care products and accessories therefore.
16729	EXPRESS WORLD BRAND	Express, LLC	796,258		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags. , cases, packs, wallets, clothing and hair accessories
16734	Express World Brand	Express, LLC	796,257		Pending	14	Jewelry and watches
10298	EXPRESSFASHION	Express, LLC	459,455	TM173,413	Registered	25	Bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants,

							sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests.
14310	EXPRESSFASHION	Express, LLC	613,551	250,698	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes (except sport shoes), shorts, skirts, slacks, slippers. slips, sneaker, socks, stockings, suits, sweat pants, sweat shirts, ties, tights, underpants, undershirts, underwear and vests.
16730	Griffin Design	Express, LLC	796,254		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16731	Griffin Design	Express, LLC	796,252		Pending	9	Sunglasses
16732	Griffin Design	Express, LLC	796,256		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16733	Griffin Design	Express, LLC	796,255		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16784	Griffin Design	Express, LLC	796,253		Pending	14	Jewelry and watches

Country:	Trinidad And Tobago

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16782	EXPRESS	Express, LLC	43,313		Pending	3, 9, 14, 18, 25, 26, 35	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gels, hair styling mousse, lip balm, lip gloss, lip liner,

							lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder in International class 3;
							Sunglasses in International Class 9;
							Jewelry and watches in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, tote bags, travel bags and wallets, in International Class 18
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests, in International Class 25; and
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26 and
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
10098	EXPRESSFASHION	Express, LLC	31,925	31,925	Renewed	25, 35

Clothing for general wear, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and

Retail store services and mail order catalog services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35.

16735	GRIFFIN DESIGN	Express, LLC	43,314		Pending	9, 14, 18,	Sunglasses in International Class 9;

						25, 26	Jewelry and watches in International Class 14; Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, tote bags, travel bags and wallets, in International Class 18
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests, in International Class 25; and
							belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

Country:	Turkey

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16441	EKSPRESS (with Arabic transliteration)	Express, LLC	2008/48841	2008/48841	Registered	9	sunglasses
16443	EKSPRESS (with Arabic transliteration)	Express, LLC	2008/48842	2008/48842	Registered	14	Jewelry and watches
16447	EKSPRESS (with Arabic transliteration)	Express, LLC	2008/48844	2008/4844	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16449	EKSPRESS (with Arabic transliteration)	Express, LLC	2008/48845	2008/48845	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16451	EKSPRESS (with Arabic transliteration)	Express, LLC	2008/48846	2008/48846	Registered	35	The bringing together of a variety of goods enabling customers to conveniently view and purchase those goods (those services may be provided through retail and wholesale stores, electronic media, catalogs and similar methods)
16440	EKSPRESSFASHION (with Arabic transliteration)	Express, LLC	2008/48848	2008/48848	Registered	9	sunglasses
16442	EKSPRESSFASHION (with Arabic transliteration)	Express, LLC	2008/48849	2008/48849	Registered	14	Jewelry and watches
16444	EKSPRESSFASHION (with Arabic	Express, LLC	2008/48850	2008/48850	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses,

	transliteration)						toiletry bags sold empty, tote bags, travel bags and wallets
16446	EKSPRESSFASHION (with Arabic transliteration)	Express, LLC	2008/48851	2008/48851	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16448	EKSPRESSFASHION (with Arabic	Express, LLC	2008/48852	2008/48852	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
	transliteration)
16450	EKSPRESSFASHION (with Arabic transliteration)	Express, LLC	2008/48853	2008/48853	Registered	35	The bringing together of a variety of goods enabling customers to conveniently view and purchase those goods (those services may be provided through retail and wholesale stores, electronic media, catalogs and similar methods)
16452	EKSPRESSFASHION (with Arabic transliteration)	Express, LLC	2008/48847	2008 48847	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16222	EXPRESS	Express, LLC	2008/00626	2008 00626	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16223	EXPRESS	Express, LLC	2008/00627	2008/00627	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories.

16224	EXPRESS	Express, LLC	2008/00624	2008/00624	Registered	14	Jewelry and watches
16225	EXPRESS	Express, LLC	2008/00623	2008/00623	Registered	9	Sunglasses
1842	EXPRESS	Express, LLC		110,751	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts and skirts.
7119	EXPRESS	Express, LLC	99/004527	211,243	Registered	35	Mail order catalogue services featuring personal care products and clothing and accessories therefore, namely bringing together of the aforementioned goods via a catalogue for clients to better see and buy them.
13982	EXPRESS	Express, LLC	2005/44277	2005/44277	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear, vest, in International Class 25; and Retail store services, mail order catalog services, and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets, and clothing, in International Class 35.
16777	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 18, 25	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;

Purses and handbags in International Class 18;

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25

16618	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International
							Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16812	GRIFFIN DESIGN	Express, LLC	2011/15386		Pending	9	Sunglasses

Country:	Turkmenistan

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16778	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14,	Personal care products, namely aftershave gels, aftershave
						18, 25, 26,	lotion, antiperspirant, cosmetic astringent for the face,
						35	cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling

							mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16668	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25,	Jewelry in International Class 14;
						26	Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16987	GRIFFIN DESIGN	Express, LLC			Pending	9	Sunglasses in International Class 9

Country:	Ukraine

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16283	EXPRESS	Express, LLC	m2008 02247	125,100	Registered	3, 9, 14, 18, 26	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne,

							deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder, in International class 3;
							sunglasses in International class 9;
							jewelry and watches in International Class 14;
							backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International class 18; and
							hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26
4495	EXPRESS	Express, LLC	94083026/T	12,105	Registered	25, 42	Clothing, including boots, shoes and slippers, in International Class 25; and
							Retail clothing store and mail order services, in International Class 42.
10057	EXPRESS	Express, LLC	2001053322	34,659	Renewed	3, 14, 18	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for the body, cream for the cuticles, cream for eye contour, cream for the face, cream for the hands, deodorants, exfoliators for the skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the hands, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the

							face, pumices, shaving cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14; and Backpacks, card cases, gym bags, handbags, luggage bags, purses, travelers rucksacks, travelling bags, waist purses, waist bags and wallets in International Class 18.
13747	EXPRESS	Express, LLC	200509983	76,614	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							The bringing together, for the benefit of others, of a variety of goods, in particular of personal care products, home fragrance products, jewelry, watches, packs, bags, wallets, and clothing, enabling customers to conveniently view and purchase those goods in the retail shops, using the mail order catalog and Internet web pages containing the information regarding the above mentioned goods, in International Class 35.
16779	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	25, 35

Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;

Retail store services featuring jewelry and hair accessories in International Class 35

7303 BRAND	EXPRESS WORLD	Express, LLC	99082896	24,623	Renewed	3, 25

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, in International Class 3;

and

Clothing including boots, shoes and slippers, in International Class 25.

16619	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops,

							sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16785	GRIFFIN DESIGN	Express, LLC	M201100948		Pending	9	Sunglasses

Country:	United Arab Emirates

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16199	EXPRESS	Express, LLC	107,797	109,368	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16200	EXPRESS	Express, LLC	107,796		PENDING	9	Sunglasses
16203	EXPRESS	Express, LLC	107,798		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder.
16227	EXPRESS	Express, LLC	108,356		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16238	EXPRESS	Express, LLC	111,652		Pending	18	Backpacks, cosmetic bags (not fitted), cosmetic cases (not fitted), duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags (not fitted), tote bags, travel bags and wallets.
16239	EXPRESS	Express, LLC	111,651	130,322	Registered	14	Jewelry and watches
3958	EXPRESS	Express, LLC	8,830	7,475	Registered	25	Clothing, footwear and headgear.
9931	EXPRESS	Express, LLC	42,523	35,483	Renewal Pending	14	Jewelry and watches.
9932	EXPRESS	Express, LLC	42,524	35,482	Renewal Pending	18	Backpacks, duffel bags, fanny packs, gym bags, handbags,

							purses, tote bags, travel bags and wallets.
13682	EXPRESS	Express, LLC	72,869	60,475	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, T-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
16453	EXPRESS IN ARABIC	Express, LLC	118,014	130,636	Registered	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16454	EXPRESS IN ARABIC	Express, LLC	118.010		PENDING	9	Sunglasses
16455	EXPRESS IN ARABIC	Express, LLC	118,011	130,639	Registered	14	Jewelry and watches
16456	EXPRESS IN ARABIC	Express, LLC	118,015		PENDING	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16462	EXPRESS IN ARABIC	Express, LLC	118,012	130,638	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16463	EXPRESS IN ARABIC	Express, LLC	118,009		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for

							the skin, post-suntanning lotion for the skin and talcum powder
16466	EXPRESS IN ARABIC	Express, LLC	118,013	130,637	Registered	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16497	EXPRESS RESERVE	Express, LLC	132,506		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
6680	EXPRESS WORLD	Express, LLC	30,889	24,706	Renewal Pending	42	Retail clothing and personal care product store services; mail

	BRAND						order catalog services featuring clothing and personal care products and accessories therefore.
9930	EXPRESSFASHION	Express, LLC	42,522	35,013	Renewal Pending	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
9933	EXPRESSFASHION	Express, LLC	42,525	35,012	Renewal Pending	42	Retail store services; receiving of and fulfillment of orders by mail from applicant’s catalogs which feature personal care products, jewelry, watches, packs, bags, wallets and clothing.
10200	EXPRESSFASHION	Express, LLC	43,492	34,652	Registered	35	Wholesale services featuring personal care products, jewelry, watches, packs, bags, wallets and clothing.
16457	EXPRESSFASHION IN ARABIC	Express, LLC	118.004	130,644	Registered	14	Jewelry and watches
16458	EXPRESSFASHION IN ARABIC	Express, LLC	118,003	130,645	Registered	9	sunglasses
16459	EXPRESSFASHION IN ARABIC	Express, LLC	118,005	130,642	Registered	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16460	EXPRESSFASHION IN ARABIC	Express, LLC	118,008	130,640	Registered	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
16461	EXPRESSFASHION	Express, LLC	118,007		PENDING	26	Hair accessories, namely, barrettes, hair bows, hair clips, hair
	IN ARABIC						ornaments, hair pins, hair ribbons and ponytail holders
16464	EXPRESSFASHION IN ARABIC	Express, LLC	118,002		PENDING	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash,

							bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder
16465	EXPRESSFASHION IN ARABIC	Express, LLC	118,006		PENDING	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vests
16640	GRIFFIN DESIGN	Express, LLC	147946		Pending	9	Sunglasses
16641	GRIFFIN DESIGN	Express, LLC	147947		Pending	14	Jewelry and Watches
16642	GRIFFIN DESIGN	Express, LLC	147948		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16643	GRIFFIN DESIGN	Express, LLC	147949		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16644	GRIFFIN DESIGN	Express, LLC	147950		Pending	26	Belts buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders

Country:	United Kingdom

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
1786	EXPRESS AND EXP	Express, LLC	1,477,510	1,477,510	Registered	25	Shirts, vests, tops, dresses, skirts, sweaters, trousers, coats,

	AND DESIGN						shorts, jackets, hats, scarves, panty hose, belts, all being articles of clothing; all included in Class 25.
12033	EXPRESS DESIGN STUDIO	Express, LLC	2,352,791	2,352,791	Registered	25, 35

Clothing; bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests in International Class 25; and

Mail order retail services, for the sale of clothing, in International Class 35.

6435	EXPRESS WORLD BRAND	Express, LLC	2,191,016A	2,191,016A	Renewed	3, 14, 42	Soaps, shampoos, perfumery, toilet waters, toiletries, eau de toilette, cosmetics, products for the hair, deodorants and talcum powder, in International Class 3;
							Clocks, watches, jewellery; goods made of precious metal or coated therewith; parts and fittings for all the aforesaid goods, in International Class 14; and
							Design, information, and advisory services, all relating to clothing and fashion accessories, fashion rental services, in International Class 42.
8073	EXPRESS WORLD BRAND	Express, LLC	2,191,016B	2,191,016B	Renewed	35	The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in retail clothes and personal care products stores and from clothing, accessories and personal care products catalogues by mail order.
16186	EXPRESSFASHION	Express, LLC	2478196	2478196	Registered	3, 9, 14,	Non-medicated personal care products, namely, aftershave
						18, 25, 26, 35	gels, aftershave lotion. antiperspirant, artificial nails, astringent for the skins, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gels, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-suntanning lotion for the skin, post-suntanning lotion for the skin and talcum powder in international class 3;
sunglasses in international class 9;

jewelry and watches in international class 14;

backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in international class 18;

clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, seat shirts, sweat shorts, sweat suits, sweaters, swim suits, tank tops, ties, underwear and vest in international class 25;
hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26 and retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories, international class 35
9561	EXPRESSFASHION	Express, LLC	2,266,383	2,266,383	Renewed	3, 14, 18, 25, 35	Personal care products; aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, exfoliators for the skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, hand lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for the body, soap for the face, soap for the hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning

							lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning for the face and talcum powder, in International Class 3; Jewellery and watches; parts and fittings for the aforesaid goods, in International Class 14;
							Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18;
							Clothing; bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustier, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							The bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in retail stores specializing in personal care products, jewellery, watches, fanny packs, bags, wallets and clothing and from general merchandise catalogues featuring personal care products, jewellery, watches, fanny packs, bags, wallets and clothing by mail order, in International Class 35.
16620	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25 Belt buckles in International class 26
16693	Griffin Design	Express, LLC	2,570,623		Pending	9	Sunglasses
12032	UNDER X	Express, LLC	2,352,787	2,352,787	Registered	25, 35	Clothing; bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts,

							sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests in International Class 25; and
							The bringing together, for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods in a department store, from a general merchandise catalogue and from an Internet website featuring clothing, in International Class 35.

Country:	United States

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16170	1MX	Express, LLC	78/961773	3249716	Registered	25, 35	MEN’S SHIRTS; RETAIL STORES SERVICES AND ON-LINE RETAIL SERVICES FEATURING CLOTHING
14293	AGENT	Express, LLC	78/806,847	3738243	Registered	25	Clothing, namely, pants,
16569	America’s Favorite	Express, LLC	85/093979	3952870	Registered	25	Clothing, namely pants
	Pants
10681	CLUB EXPRESS	Express, LLC	78/108,562	2,990,193	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services and mail order catalog services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing, in International Class 35
16558	COLUMNIST	Express, LLC	85/080478		Pending	25, 35	Clothing namely pants in International Class 25 and Retail store services, mail order catalog services and on-line retail store services featuring clothing in International Class 35
11819	DENIM LAB	Express, LLC	78/331,272	3330473	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips,

							socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalog services and on-line retail services featuring clothing, in International Class 35.
12296	EDITOR PANT	Express, LLC	78/415,615	3276215	REGISTERED	25, 35	Clothing, namely, jeans, pants and shorts, in International Class 25; and
							Retail store services, mail order catalog services and on-line retail services featuring clothing, in International Class 35.
16477	EXP AND WING DESIGN	Express, LLC	77/733938		Pending	25	Shirts, vests, tank tops, polo shirts, dresses, skirts, t-shirts, sweaters, sweatshirts, pants, raincoats, shorts, jackets, hats, scarves, pantyhose, socks, belts, jeans and gloves
16572	EXP PERK	Express, LLC	85/122,636		Pending	38	Delivery of messages and data by electronic transmission and providing links to third-party computer servers
16134	EXPRESS	Express, LLC	77/366608		Pending	003	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, astringent for the face, astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, skin care preparation, namely body polish and body balm, skin toners, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face,

							pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face, talcum powder, wrinkle removing skin care preparations
1849	EXPRESS	Express, LLC	73/138,519	1,120,073	Registered	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, and skirts.
6093	EXPRESS	Express, LLC	75/449,593	2,484,122	Registered	9, 14, 18,	Sunglasses, in International Class 9; Jewelry, in International
						25, 26	Class 14; Purses and handbags, in International Class 18; Hosiery, tights and socks, in International Class 25; and Hair clips, in International Class 26, all sold only in applicant’s licensed retail stores.
6094	EXPRESS	Express, LLC	75/449,351	2,290,570	Renewed	25	Shorts, tank tops, and t-shirts.
14478	EXPRESS	Express, LLC	78/897,749	3,222,813	Registered	14	Jewelry.
14479	EXPRESS	Express, LLC	78/897,740	3797700	Registered	26, 35	hair accessories, namely, hair ornaments, hair slides, hair bands, hair bows, and hair grips in International Class 26; and
16470	EXPRESS	Express, LLC	77/592856		Pending	35

Retail store services featuring jewelry and hair accessories, in International Class 35.

Retail store services, mail order catalog services, and on-line retail store services all featuring clothing, clothing accessories, fashion accessories, men’s accessories, namely, bags, small leather goods, jewelry, and eyewear, lingerie, undergarments, hosiery, personal care products, and footwear

16977	EXPRESS	Express, LLC	85/361593		Pending	14	Watches in International Class 14
11486	EXPRESS DESIGN STUDIO	Express, LLC	78/260,874	2,961,016	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, footwear, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sarongs, scarves, shirts, shorts, skirts, slacks, sleepwear, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalog services and on-line retail services featuring clothing, in International Class 35.
16505	EXPRESS DESIGN STUDIO NEW YORK & DESIGN (BLACK AND WHITE)	Express, LLC	77/869563		Pending	25, 35	Clothing, namely, sweaters, tops, pants, shorts, jackets, shirts, skirts, socks, shorts, dresses, vests, jeans, pant suits, scarves, gloves, hats, sweat pants, sweat shirts, belts, ties, pajamas and footwear in International Class 25
							Retail store services, mail order catalog services and on-line retail store services featuring personal care products, eyewear, jewelry, bags, small leather accessories, clothing and related

							accessories in International Class 35
16135	EXPRESS JEANS	Express, LLC	77/365790	3712657	Registered	25	Clothing, namely jackets, shorts, skirts and jeans
16622	EXPRESS LAST HURRAH	Express, LLC	85/144663		Pending	35	Retail store services and online retail store services featuring personal care products, eyewear, jewelry, bags, small leather accessories, clothing, and related accessories
11397	EXPRESS MEN	Express, LLC	76/975,362	2,754,311	Registered	35	Retail store services featuring personal care products and clothing.
13305	EXPRESS MEN	Express, LLC	78/643,372	3269599	Registered	25	Clothing.
16827	EXPRESS REGIONAL ORIGINALS	Express, LLC	85/249560		Pending	25	Clothing, namely shirts, pants, jackets, outerwear, tops, bottoms, denim
16472	EXPRESS RESERVE	Express, LLC	77/979799	3829646	Registered	3	personal care products, namely, cologne
16553	EXPRESS RESERVE	Express, LLC	77/654117		Pending	3	Personal care products, namely, aftershave preparations, namely, gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for he skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream. skin care preparation, namely, non-medicated body polish and body balm, skin toners, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face, suntan lotion for the body, pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body,

							post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16559	EXPRESS RESERVE BOTTLE DESIGN WITH CAP	Express, LLC	29/336,587	D618,106	Registered	3	personal care products, namely, cologne
16124	EXPRESS SHIRT SHOP	Express, LLC	77048489	3886535	Registered	35	Retail store services and online retail store services featuring clothing
12006	EXPRESS THE ORIGINAL MINI TEE	Express, LLC	78/355,117	2,933,009	Registered	25	Clothing, namely, t-shirts.
16919	EXPRESS WALL ST MEN’S SHOP & DESIGN	Express, LLC	85/306051		Pending	25, 35	Clothing, namely t-shirts, shirts, ties, belts, pants, jeans, denim, underwear, coats, jackets, suits, sweatshirts, shoes, flip flops and socks in International Class 25
							Retail store services and online store services featuring clothing, personal care products and men’s accessories
12335	FASHION DELIVERY	Express, LLC	78/433,626	3,012,363	Registered	35	Retail store services.
16551	FLYING E DESIGN	Express, LLC	85/057472	3979737	Registered	25	Clothing, namely denim jeans, shorts and skirts
14040	GET THE SKINNY	Express, LLC	78/746,756	3591260	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring clothing.
13292	GRIFFIN DESIGN	Express, LLC	78/636,766	3,090,209	Registered	25	Clothing, namely, shirts and t-shirts.
16475	GRIFFIN DESIGN	Express, LLC	77/744560		Pending	14, 26	Jewelry in class 14;
							belt buckles in class 26
16645	GRIFFIN DESIGN	Express, LLC	85/151872		Pending	18	reusable shopping bag
16650	GRIFFIN DESIGN	Express, LLC	77/981036	3953464	Registered	18, 25	Wallets made of leather or other materials in international class 18,
							Clothing, namely shirts, jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts in international class 25
16976	GRIFFIN DESIGN	Express, LLC	85/361609		Pending	14	Watches in International Class 14
16548	HEART DESIGN	Express, LLC	85/040507	3942406	Registered	25	Clothing, namely denim jeans
16511	HONOR	Express, LLC	77/944072		Pending	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush. non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face. pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16512	HONOR & DESIGN	Express, LLC	77/945194	Pending	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush. non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face, non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for

							the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face. pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder
16562	HONOR BOTTLE DESIGN	Express, LLC	29/357266		Pending	3	personal care products, namely, cologne
16574	ILLUSTRATOR	Express, LLC	85/101369	3940740	Registered	25	Clothing namely pants in International Class 25
16123	KING OF PRIDES	Express, LLC	78/940927	3921171	Registered	25, 35	pants, jeans, shirts, blouses, shorts, tee shirts, tank tops, capris, jackets, camisoles, jogging suits, knit shirts, knit tops, slacks, sweat pants, sweat shirts, sweat shorts, dresses, sweaters, vests, ties, hats, gloves, boxer shorts, socks, underwear, undershirts, mittens; retail store service, mail order services and on-line retail services featuring clothing
16623	LAST HURRAH	Express, LLC	85/144668		Pending	35	Retail store services and online store services featuring personal care products, eyewear, jewelry, bags, small leather accessories, clothing, and related accessories
16506	LOVE EXPRESS	Express, LLC	77/916079		Pending	3	Personal care products, namely, aftershave preparations in the form of gels and lotions, antiperspirants, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals, bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush. non-medicated skin care preparations, namely, body balm, body cream, body glitter, body mist, body oil, body polish, body powder, soaps for body care, body scrub, body washes, bubble bath, cologne, deodorants for personal use, essential oils for personal use, exfoliants for the skin, eye cream, eye gels, eyeliner, eyeliner pencils, gel eye masks, eye shadow, face cream, face paint, facial beauty masks, face powder, face soap, facial scrub, non-medicated foot soaks, skin toners, foot powder, foot scrubs, foundation, body splash, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, hand cream, hand soap, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage oil, body lotion, namely, massage lotion, nail polish, nail polish remover, non-medicated cosmetic makeup pencils for blemishes, non-medicated cleanser for the face,

							non-medicated foot cream, non-medicated lip balm, cosmetic facial blotting papers, perfume, non-medicated bath salt for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream, non-medicated skin care preparations, namely, non-medicated body polish and body balm, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, indoor tanning lotion for the body, self-tanning suntan creams for the face. pre-sunning suntan lotion for the face, post-sunning suntan lotion for the body, post-suntan lotion for the face, talcum powder, wrinkle removing skin care preparations
16561	LOVE EXPRESS BOTTLE DESIGN	Express, LLC	29/362,489	D631,754	Registered	3	personal care products, namely, cologne
12105	LUXURY STRETCH	Express, LLC	78/378,358	3,230,528	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25; and
							Retail store services, mail order catalog services and on-line retail services featuring clothing, in International Class 35.
14840	PEAK STITCHING DESIGN	Express, LLC	77/108,983	3499623	Registered	25	Clothing, namely, jeans.
9459	STUDIOSTRETCH	Express, LLC	76/233,323	2,817,874	Registered	25	Clothing, namely, pants, jackets and skirts.
16573	STYLE AT THE SPEED OF LIFE!	Express, LLC	85/119,549		Pending	9, 35

Downloadable software in the nature of a mobile application for providing links to third-party computer servers for the purpose of allowing users to receive retail promotions in the field of men’s and women’s clothing and accessories, consumer coupons, notice of retail events and earn and redeem rewards by ordering merchandise online in International Class 9;

Retail store services and on-line retail store services all featuring clothing, clothing accessories, fashion accessories, men’s accessories, namely bags, small leather goods, jewelry, and eyewear, lingerie, undergarments, hosiery, personal care products, and footwear in International class 35;

16575	STYLIST	Express, LLC	85/101782	3940767	Registered	25	Clothing namely pants in International Class 25
16568	THE CHIC SHALL INHERIT THE EARTH	Express, LLC	85/093091		Pending	18	reusable shopping bags

14378	THE EDITOR PICK	Express, LLC	78/842,993	3596661	Registered	35	Retail store services, mail order catalog services and on-line retail store services featuring clothing.
9923	THE GIFT OF FASHION	Express, LLC	78/064,648	2,650,750	Registered	35	Retail clothing store services.
11072	THE WORLD’S SEXIEST JEANS	Express, LLC	78/191,693	2,793,338	Registered	35	Retail clothing store services.
16137	THIS IS ART. WEAR IT.	Express, LLC	77/099400	3458838	Registered	25, 35	Clothing, namely t-shirts, retail store services, and online Retail store services all featuring clothing
16138	WICKED WEST	Express, LLC	78/897338	3396340	Registered	25	Clothing, namely, jeans, pants, denims
14492	WW DESIGN	Express, LLC	78/908,095	3433278	Registered	25	Clothing, namely, denim jeans.
11823	X2	Express, LLC	78/331,254	3,276,114	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests sold only in specialty retail stores and through specialty mail order catalogs, International Class 25; and
							Retail store services featuring clothing, mail order catalog services featuring clothing and on-line retail store services featuring clothing, in International Class 35.
11840	X2 AND DESIGN	Express, LLC	78/342,123	3,230,499	Registered	25, 35	Clothing, namely, bathrobes, beach cover-ups, beachwear, belts, blazers, blouses, body shapers, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, foundation garments, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, hosiery, jackets, jeans, jogging suits, knee highs, knit shirts, knit tops, leotards, lingerie, loungewear, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, sleepwear, slippers, slips, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swim wear, t-shirts, tank tops, tap pants, teddies, ties, tights, underpants, undershirts, underwear and vests sold only in applicant’s own specialty retail stores and through specialty mail order catalogs in International Class 25; and
							Retail store services, mail order catalog services and on-line retail services featuring clothing, in International Class 35.

Country:	Uruguay

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
5234	EXPRESS	Express, LLC	229,969	354,503	Registered	25	Clothing, including boots, shoes and slippers.
10037	EXPRESS	Express, LLC	331,744	331,744	Registered	14, 18	Jewelry and watches, in International Class 14; and Backpacks, duffel bags, fanny packs, gym bags, handbags, purses, tote bags, travel bags and wallets, in International Class 18.
16880	EXPRESS	Express, LLC	420,788		Pending	3, 9, 26	Non-medicated personal care products, namely aftershave gels, aftershave lotion, antiperspirant, artificial names, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick. lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin and talcum powder in International class 3;
							Sunglasses in International Class 9;
							Hair accessories, namely barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International class 26
							Retail store services featuring jewelry and hair accessories in International Class 35
677	EXPRESS BY EXPRESSCO	Express, LLC	272,472	272,472	Renewed	25, 42	Clothing including boots, shoes and slippers, in International Class 25; and
							Retail clothing store and mail order services, in International Class 42.
6696	EXPRESS WORLD BRAND	Express, LLC	311,668	403,811	Renewed	35	Retail clothing and personal care product store and mail order catalog services featuring clothing and personal care products and accessories therefore.
11020	EXPRESS FASHION	Express, LLC	343,471	343,471	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, bath salts, blush, body glitter, body oil,

							body scrub, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the hands, deodorant, essential oils, exfoliators for the skin, eye gels, eye makeup pencils, eye shadow, face highlighter, facial masks, face mist, face scrub, foot soak, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the hands, lotion for the face, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated mood enhancing massage ointment, non-medicated mood enhancing skin cream, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
11038	EXPRESS FASHION	Express, LLC	343,831	343,831	Registered	35	Catalog services featuring personal care products, clothing and accessories therefore.
16882	GRIFFIN DESIGN	Express, LLC	420,787		Pending	9, 14, 18, 25, 26	Sunglasses in International Class 9; Jewelry and watches in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets in International Class 18;
							Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests in International Class 25; and
							Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders in International Class 26

Country:	Uzbekistan
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16780	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and

							Retail store services featuring jewelry and hair accessories in International Class 35
16669	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16788	GRIFFIN DESIGN	Express, LLC	MGU 2011 0119		Pending	9	Sunglasses

Country:	Venezuela

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
4345	EXPRESS	Expressco, Inc.	7,917-94		Pending	25	Clothing, including boots, shoes and slippers.
4346	EXPRESS	Expressco, Inc.	7,925-94		Pending	42	Retail clothing store services and mail order services.
10155	EXPRESS	Expressco, Inc.	2001-010325	P-240,919	Registered	3	Personal care products, namely, aftershave, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath oil, bath beads, blush, body glitter, bubble bath, cleanser for the face, cologne, cotton swabs, cream for body, cream for cuticles, cream for eyes, cream for face, cream for hands, deodorant, exfoliators for skin, eye makeup pencils, eye shadow, face mist, foundation, fragrant body splash, hair conditioner, hair dyes, hair glitter, hair rinses, hair shampoo, hair spray, hair styling gel, hair styling mousse, lotion for the body, lotion for hands, lotion for face, lip balm, lip gloss, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, nail corrector pens, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, pumices, shaving cream, shower gel, soap for body, soap for face, soap for hands, sun block for the skin, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
14189	EXPRESS	Expressco, Inc.	2005-027267		Pending	3	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use,

							essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder.
7555	EXPRESS WORLD BRAND	Expressco, Inc.	18.505-99		Pending	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.
7556	EXPRESS WORLD	Expressco, Inc.	18.506-99		Pending	25	Clothing, including boots, shoes and slippers.
	BRAND
7557	EXPRESS WORLD BRAND	Express, LLC	1999-018505	P-232,763	Registered	35	Retail clothing store services; mail order catalog services featuring personal care products and clothing and accessories therefore.
16786	GRIFFIN DESIGN	Express, LLC	2011-002293		Pending	14	Jewelry
16789	GRIFFIN DESIGN	Express, LLC	2011-002294		Pending	9	Sunglasses
16790	GRIFFIN DESIGN	Express, LLC	2011-002291		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16791	GRIFFIN DESIGN	Express, LLC	2011-002290		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16813	GRIFFIN DESIGN	Express, LLC	2011-002292		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie,

							mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests

Country:	Vietnam

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16178	EXPRESS	Express, LLC	4-2008-02608	131,805	Registered	9, 26, 35	Sunglasses in international class 9 Hair accessories, namely, barrettes, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders, in international class 26
							Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories
1850	EXPRESS	Express, LLC	12,935	17,111	Registered	3, 14, 18,	Bleaching preparations and other substances for laundry use;
						25	cleaning, polishing, scouring and abrasive preparations;
							soaps; perfumery, essential oils, cosmetics, hair lotions;
							dentifrices; and all other goods in this Class, in International Class 3;
							Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments; and all other goods in this Class, in International Class 14;
							Leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks and travelling bags; umbrellas, parasols and walking sticks; whips, harness and saddlery; and all other goods in this Class, in International Class 18; and
							Clothing, footwear, headgear; and all other goods in this Class, in International Class 25.
6993	EXPRESS	Express, LLC	41,379	36,559	Renewal Pending	35	Mail order catalog services featuring personal care products and clothing and accessories therefore in this class.
13694	EXPRESS	Express, LLC	4-2005-11227	81,018	Pending	3, 14, 18, 25	Personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the face, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bubble bath, cologne, cream for the body, cream for the cuticles, cream for the eyes, cream for the face, cream for the feet, cream for the hands, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face highlighter, face masks, face mist, face scrub, non-medicated foot soaks, face toners, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair

							rinses, hair removing creams, hair shampoo, hair spray, hair straightener, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, nail stencils, non-medicated blemish stick, non-medicated cleanser for the face, non-medicated foot spray, non-medicated massage ointment, oil blotting sheets for the skin, perfume, powder for the body, powder for the face, powder for the feet, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, skin bronzing cream, soap for the body, soap for the face, soap for the hands, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, sunless tanning lotion for the face, pre-suntanning lotion for the body, pre-suntanning lotion for the face, post-suntanning lotion for the body, post-suntanning lotion for the face and talcum powder, in International Class 3;
							Jewelry and watches, in International Class 14;
							Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets, in International Class 18; and
							Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests, in International Class 25.
6992	EXPRESS BRAND WORLD	Express, LLC	41,232	34,405	Renewal Pending	35	Retail clothing and personal care product store and mail order catalog services featuring clothing and personal care products and accessories therefore.
16621	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16787	GRIFFIN DESIGN	Express, LLC	4-2011-01419		Pending	9	Sunglasses

Country:	Virgin Islands (US)

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
633	EXPRESS	Express, LLC		7,672	Renewed	25	Sweaters, knit tops, blouses, pants, sport jackets, shirts, and skirts.
14049	EXPRESS	Express, LLC		7,720	Registered	25	Shorts, tank tops, and t-shirts.

Country:	West Bank
ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
6739	EXPRESS	Express, LLC	5,496	5,496	Registered	25	Clothing including boots, shoes and slippers, all included in class 25.
6740	EXPRESS	Express, LLC	5,497	5,497	Registered	35	Retail clothing store and mail order services; all included in class 35.
16875	EXPRESS	Express, LLC	18,660		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16884	EXPRESS	Express, LLC	18,661		Pending	35	Retail store services, mail order catalog services and on-line store services featuring personal care products, sunglasses, jewelry, watches, bags, cases, packs, wallets, clothing and hair accessories in International Class 35
13863	EXPRESS (STYLIZED)	Express, LLC	11,722	11,722	Registered	25	Clothing, namely, bathrobes, beach cover-ups, belts, blazers, blouses, body suits, boots, boxer shorts, bras, bustiers, camisoles, caps, coats, dresses, garter belts, girdles, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, knit shirts, knit tops, leotards, lingerie, mittens, negligees, night gowns, night shirts, pajamas, panties, pants, pantyhose, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slacks, slippers, slips, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, t-shirts, tank tops, teddies, ties, tights, underpants, undershirts, underwear and vests.
13864	EXPRESS (STYLIZED)	Express, LLC	11,721	11,721	REGISTERED	35	Retail store services, mail order catalog services and on-line retail store services featuring personal care products, home fragrance products, jewelry, watches, packs, bags, wallets and clothing.
16876	GRIFFIN DESIGN	Express, LLC	18,658		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16877	Griffin Design	Express, LLC	18,657		Pending	9	Sunglasses
16881	GRIFFIN DESIGN	Express, LLC	18,662		Pending	25	Clothing, namely belts, blazers, blouses, boots, bras, caps,

							coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16887	GRIFFIN DESIGN	Express, LLC	18,656		Pending	25	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16841	GRIFFIN DESIGN	Express, LLC	18,659		Pending	14	Jewelry and Watches

Country:	WIPO

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16736	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning

							lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16576	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14;
							Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26

Country:	Zambia

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
16781	EXPRESS	Express, LLC	A0022897	1,074,395	Registered	3, 9, 14, 18, 25, 26, 35	Personal care products, namely aftershave gels, aftershave lotion, antiperspirant, cosmetic astringent for the face, cosmetic astringent for the skin, bath beads, bath cream, bath crystals bath fizzies, bath foam, bath gels, bath herbs, bath lotion, bath milks, bath oil, bath salts, blush, body balm, body glitter, body mist, body oil, body polish, body scrub, body wash, bubble bath, cologne, body cream, eye cream, face cream, non-medicated foot cream, hand cream, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eyeliner eye makeup pencils, eye gel masks, eye shadow, cosmetic facial highlighting cream, cosmetic facial highlighting powder, face masks cream, face mist, facial scrub, non-medicated foot soaks, face toners, foot scrubs, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lotion for the body, lotion for the face, non-medicated lotion for the feet, lotion for the hands, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, nail polish, nail polish remover, non-medicated cosmetic blemish stick, non-medicated cleanser for the face, cosmetic facial blotting

							papers, perfume, body powder, face powder, foot powder, non-medicated salt scrubs for the skin, shaving cream, shaving gels, shea butter for cosmetic purposes, shower cream, shower gel, skin bronzing cream; skin care preparation, namely skin toners, body soap, face soap, hand soap, sun block for the body, sun block for the face, suntan lotion for the body, suntan lotion for the face, sunless tanning lotion for the body, self-tanning lotion for the face, pre-sun tanning lotion for the body, pre-sun tanning lotion for the face, post-sun tanning lotion for the body, post-sun tanning lotion for the face, talcum powder, wrinkle removing skin care preparations, in International class 3;
							Sunglasses in International Class 9;
							Jewelry in International Class 14;
							Purses and handbags in International Class 18;
							Sweaters, knit tops, blouses, pants, sport jackets, shirts, skirts, hosiery, tights, socks, shorts, tank tops and t-shirts in International class 25;
							Hair accessories, namely hair ornaments, hair slides, hair bands, hair bows, hair grips, hair clips in International class 26 and
							Retail store services featuring jewelry and hair accessories in International Class 35
16670	GRIFFIN DESIGN	Express, LLC	A0021283	1,051,608	Registered	14, 18, 25, 26	Jewelry in International Class 14; Wallets made of leather or other materials, in International Class 18;
							Clothing, namely, shirts and t-shirts; jackets, shorts, flip flops, sandals, pants, underwear, belts, hats, sweaters, ties, jeans, socks, pajamas, skirts, sweat shirts, in International Class 25
							Belt buckles in International class 26
16878	GRIFFIN DESIGN	Express, LLC	173/2011		Pending	9	Sunglasses, spectacles, eyeglasses, lenses; frames and cases, cords and chains for sunglasses, spectacles, and eyeglasses; parts of and fittings, components and accessories for all of the aforesaid goods

Country:	Zimbabwe

ID	Mark	Reg. Owner	App. #	Reg. #	Status	Classes	Goods & Services
105	EXP AND DESIGN	Express, LLC	592/88	592/88	Renewed	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices
106	EXP AND DESIGN	Express, LLC	593/88	593/88	Renewed	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments.
107	EXP AND DESIGN	Express, LLC	594/88	594/88	Renewed	25	Clothing, footwear, headgear.
108	EXP AND DESIGN	Express, LLC	595/88	595/88	Registered	35	Retail, wholesale, merchandise, mail order, and any other services relating to the distribution of goods falling within the class.

6768	EXPRESS WORLD BRAND	Express, LLC	351/99	351/99	Registered	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations, soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices, all included in class 3.
6769	EXPRESS WORLD BRAND	Express, LLC	352/99	352/99	Registered	14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and other chronometric instruments, all included in Class 14.
16844	EXPRESS WORLD BRAND	Express, LLC	148/11	148/11	Registered	3	Non-medicated personal care products, namely, aftershave gels, aftershave lotion, antiperspirant, artificial nails, astringent for the skin, bath beads, bath oil, bath salts, blush, body glitter, body mist, body oil, body scrub, body wash, bronzing cream for the skin, bubble bath, cleanser for the skin, cream for the skin, cologne, deodorants for personal use, essential oils for personal use, exfoliating preparations for the skin, eye gels, eye makeup pencils, eye masks, eye shadow, face masks, face mist, face powder, face scrub, face toners, foot soaks, foundation, fragrant body splash, fragrant body mist, hair conditioner, hair dyes, hair glitter, hair highlighter, hair mascara, hair pomade, hair rinses, hair removing creams, hair shampoo, hair spray, hair straightening preparations, hair styling gel, hair styling mousse, lip balm, lip gloss, lip liner, lip makeup pencils, lipstick, lotion for the skin, makeup for the body, makeup for the face, makeup remover, mascara, massage cream, massage lotion, massage oil, moisturizer for the skin, nail polish, nail polish remover, perfume, powder for the skin, pumice stones for personal use, salt scrubs for the skin, shaving cream, shaving gels, shower cream, shower gel, soap for the skin, sun block for the skin, suntan lotion for the skin, sunless tanning lotion for the skin, pre-sun tanning lotion for the skin, post-sun tanning lotion for the skin and talcum powder
16918	EXPRESS WORLD BRAND	Express, LLC	149/11		Pending	14	Jewelry and watches
16842	GRIFFIN DESIGN	Express, LLC	146/11		Pending	25	Clothing, namely, belts, blazers, blouses, boots, bras, caps, coats, dresses, flip flops, gloves, gowns, halter tops, hats, headbands, jackets, jeans, jogging suits, leotards, lingerie, mittens, pajamas, pants, pantyhose, robes, sandals, sarongs, scarves, shirts, shoes, shorts, skirts, slippers, sneakers, socks, stockings, suits, sweat pants, sweat shirts, sweat shorts, sweat suits, sweaters, swimsuits, tank tops, ties, underwear and vests
16843	GRIFFIN DESIGN	Express, LLC	147/11		Pending	26	Belt buckles, barrettes, hair bands, hair bows, hair clips, hair ornaments, hair pins, hair ribbons and ponytail holders
16915	GRIFFIN DESIGN	Express, LLC	144/11		Pending	14	Jewelry and watches
16916	GRIFFIN DESIGN	Express, LLC	145/11		Pending	18	Backpacks, cosmetic bags sold empty, cosmetic cases sold

empty, duffel bags, fanny packs, gym bags, handbags, purses, toiletry bags sold empty, tote bags, travel bags and wallets
16917	GRIFFIN DESIGN	Express, LLC	143/11	Pending	9	Sunglasses; spectacles, eyeglasses, lenses, frames and cases, cords and chains for sunglasses, spectacles, and eyeglasses; parts of and fittings, components and accessories for all the aforesaid goods in International Class 9

Copyrights

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
1 Heart 3558 Shark	Screen print Graphic design	3558	VA 1-706-138	3/10/2010	2009	2/1/2010
2 of Clubs 3504 Black	Screen print Graphic design	3504	VA 1-706-141	3/10/2010	2009	1/1/2010
26P1737	plaid design		VA 1-706-137	3/10/2010	2009	3/1/2010
26P1742	plaid design		Vau 1-016-770	3/10/2010	2009
26P1855	plaid design		Vau 1-016-779	3/10/2010	2009
26S1850	plaid design		VA 1-706-937	3/22/2010	2009	2/1/2010
26S1879	plaid design		VA u 997-943	5/5/2008	2008	7/7/2008
26S1898	plaid design		VA 1-732-981	8/9/2010	2009	7/6/2009
3rd From the Sun with Gray Stripes	Screen print Graphic design		VA 1-655-154	12/18/2008	2008	11/3/2008
5Ps 3307	Screen print Graphic design		VA 1-656-693	1/19/2009	2008	11/3/2008
80th Paratroopers Vibrant Red	Screen print Graphic design	3562	VA 1-623-645	12/6/2007	2006	1/16/2007
A ROK ER	Screen print Graphic design	3075	V Au 978-678	1/15/2009	2008
Abbey Road	Screen print Graphic design	3082	VA 1-733-022	8/9/2010	2009	7/6/2009
After Forever	T-shirt Design		VA 1-656-422	12/11/2008	2008	10/14/2008
Against Time Blue 3223	Screen print Graphic design	3223	VA 1-656-715	1/15/2009	2008	12/1/2008
Against Time Green 3223	Screen print Graphic design	3223	VA 1-656-758	1/15/2009	2008	1/3/2009
Almost Famous	Screen print Graphic design	3154	VA 1-655-077	12/16/2008	2008	8/4/2008
Alpha Bet City 3309	Screen print Graphic design		VA 1-656-739	1/15/2009	2008	12/1/2008
Among Angels	Screen print Graphic design	2963	VA 1-655-474	12/17/2008	2008	9/8/2008
Angels of Glory	Screen print Graphic design	2948	VA 1-659-080	4/28/2008	2007	1/12/2008
Angels of Glory 2948 Glow	Screen print Graphic design	2948	VA 1-655-068	12/17/2008	2008	9/8/2008
Angels of Glory 2948 New Wisteria	Screen print Graphic design	2948	VA 1-656-754	1/15/2009	2008	12/1/2008
Angels of Honor 3421 Black	Screen print Graphic design	3421	VA 1-733-014	8/9/2010	2009	7/6/2009
Angels of Honor 3421 Branch	Screen print Graphic design	3421	VA 1-656-926	1/16/2009	2008	8/4/2008
Angels of Loyalty 3562 Canal	Screen print Graphic design	3564	VA 1-656-738	1/15/2009	2008	12/1/2008
Angels of Virtue 3673 Black	Screen print Graphic design	3673	VA 1-659-011	4/28/2008	2007	2/19/2008
Angels of Virtue 3673 Vapor	Screen print Graphic design	3673	VA 1-659-302	4/28/2008	2007	1/28/2008
Angels of Virtue 3673 White	Screen print Graphic design	3673	VA 1-656-755	1/15/2009	2008	1/3/2009
Angels Sequel 3656 Sorrento	Screen print Graphic design	3656	VA 1-659-068	4/28/2008	2007	2008
Angle Shooter 3505 Caravan	Screen print Graphic design	3505	VA 1-662-428	1/15/2009	2008	1/3/2009
Anywhere But Here	Screen print Graphic design	3158	VA 1-656-696	1/15/2009	2008	11/3/2008
Ashes N Flames	Screen print Graphic design	2956	VA 1-733-012	8/9/2010	2009	7/6/2009
Ashes N Flames August	Screen print Graphic design	2956	VA 1-650-365	4/4/2008	2007	4/16/2007
B Hope 3712 Frosted Sage	Screen print Graphic design	3712	VA 1-656-699	1/15/2009	2008	11/3/2008
Babe Stripe	Screen print Graphic design	3019	VA 1-659-303	4/28/2008	2007	2/19/2008
Beauty	Screen print Graphic design	3622-TXM-SP08	VA 1-656-695	1/15/2009	2008	11/3/2008
Behind The Lens	Screen print Graphic design	2993	Vau 997-759	4/28/2008	2008	7/7/2008
Behind the Lines 3557 White	Screen print Graphic design	3557	VA u 997-946	5/5/2008	2008	7/7/2008
Beloved Geo Girl	Screen print Graphic design	3099	VA 1-656-723	1/15/2009	2008	12/1/2008
Beloved Geo Girl	Screen print Graphic design		VA 1-656-698	1/15/2009	2008	11/3/2008
Black Lines April	Screen print Graphic design	2962	Vau 978-733	1/16/2009	2008
Black Lines August	Screen print Graphic design	2962	VA 1-655-465	12/17/2008	2008	9/8/2008
Blind Luck Fools 3508 Black	Screen print Graphic design	3508	VA 1-623-557	12/6/2007	2006	1/16/2007
Blinged Gradient	Screen print Graphic design	3675-TXM-SP08	VA 1-733-003	8/5/2010	2009	3/30/2009
Blown Up Rose	Screen print Graphic design	3619-TXM-SP07	VA 1-096-441	9/10/2001	2000	1/12/2001
Blur Poppy Garden vf173	Print of Fabric		VA 1-777-514	4/15/2011	2008	9/12/2009
Bold Crowd Surf	Screen print Graphic design	3166	VA 1-656-407	12/11/2008	2008	8/4/2008

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Bones Swords N Harmony 3559 Neon Pink	Screen print Graphic design	3559	Vau 997-916	5/5/2008	2008	7/7/2008
Bowery	Screen print Graphic design	3627A-TXM-SP08	Vau 997-948	5/5/2008	2008	7/7/2008
Break Up 3156	Screen print Graphic design	3156			2008	7/7/2008
Bridges to Grandeur	Screen print Graphic design	3083	VA 1-655-074	12/16/2008	2008	10/14/2008
Broken Change 3402 Black	Screen print Graphic design	3402	VA 1-650-370	4/4/2008	2006	2007
Broken Change 3402 Officer	Screen print Graphic design	3402	VA 1-633-551		2006	2007
Broken EXP 3343 Black	Screen print Graphic design	3343	VA 1-659-144	4/28/2008	2007	2/19/2008
Broken EXP 3343 Scuba	Screen print Graphic design	3343			2008	6/2/2008
Broken EXP 3343 White	Screen print Graphic design	3342	VA 1-655-363	4/4/2008	2006	2006
Broken Fleur	Screen print Graphic design		VA 1-656-717	1/15/2009	2008	11/3/2008
Brooklyn Pride	Screen print Graphic design	2481	VA 1-655-076	12/16/2008	2008	8/4/2008
Brooklyn Steel	Screen print Graphic design	3084	VA 1-656-763	1/15/2009	2008	1/3/2009
Butterflies	Screen print Graphic design	3620-TXM-SP08	VA 1-732-955	8/9/2010	2009	7/6/2009
Bwry Blkr 3560 Black	Screen print Graphic design	3560	VA 1-655-464	12/17/2008	2008	9/8/2008
By Any Means 3714 Black	Screen print Graphic design	3714	VA 1-656-705	1/15/2009	2008	11/3/2008
By Any Means 3714 White	Screen print Graphic design	3714	VA 1-633-550	2/21/2008	2006	1/8/2007
Camo Skull 3398 Black	Screen print Graphic design	3398	VA 1-659-024	4/28/2008	2007	2/19/2008
Camo Skull 3398 Cain Khaki	Screen print Graphic design	3398	VA 1-655-475	12/17/2008	2008	9/8/2008
Carry Forth 3675 Caribbean Sea	Screen print Graphic design	3675	VA 1-656-713	1/15/2009	2008	12/1/2008
Celtic Honor 3497 Ornament	Screen print Graphic design	3497	TX 5-213-424	5/5/2000	1999	10/1/1999
Celtic Type 3498 Branch	Screen print Graphic design	3498	VA 1-656-716	1/15/2009	2008	12/1/2008
Celtic Wreath 3501 MGH	Screen print Graphic design	3501	VA 1-732-976	8/9/2010	2009	7/6/2009
Cement & Glass	Screen print Graphic design	3079	VA 1-623-556	12/6/2007	2006	1/16/2007
Chandelier Design	Screen print Graphic design		Vau 997-939	5/5/2008	2008	6/3/2008
Change is the Only Constant	Screen print Graphic design		VA 1-657-742	11/24/2008	2007	2/19/2008
Chevron Express 3444 Canal	Screen print Graphic design	3444	VA 1-659-090	4/28/2008	2007	1/12/2008
Chevron Express 3444 Coal	Screen print Graphic design	3444	VA 1-659-035	4/28/1008	2007	1/12/2008
Chevron Text 3443 White	Screen print Graphic design	3443	VA 1-096-440	9/10/2001	2000	1/20/2001
Chick Fight 3360 Pearl Gray	Screen print Graphic design	3360	VA u 997-952	5/5/2008	2008	6/3/2008
City Collage 3405 Shark	Screen print Graphic design	3405	VA 1-655-075	12/16/2008	2008	8/4/2008
City Skull	Screen print Graphic design	3109	VA 1-655-122	12/18/2008	2008	11/3/2008
Coin Collection	Screen print Graphic design	3081	VA 1-656-690	1/15/2009	2008	11/3/2008
Coin Collection November	Screen print Graphic design	3081	Vau 979-886	1/16/2009	2008
Contact Sheet	Screen print Graphic design	3020	VA 1-650-368	4/4/2008	2006	2007
Cross Gates 3366 Russian Ruby	Screen print Graphic design	3366	VA 1-660-079	11/24/2008	2007	2/19/2008
Cross Gates 3366 White	Screen print Graphic design	3366	VA 1-656-692	1/15/2009	2008	11/3/2008
Cross Swords 3296	Screen print Graphic design	3296	VA 1-656-975	1/15/2009	2008	11/3/2008
Crown Skull	T-shirt Design		VA 1-658-669	1/15/2009	2008	11/3/2008
Crush of Instinct	Screen print Graphic design		VA 1-656-732	1/15/2009	2008	12/1/2008
Crush of Instinct 3240 Deep Plum	Screen print Graphic design	3240	VA 1-659-150	4/28/2008	2007	2/19/2008
Daisy Bloom	Print of Fabric		VA 1-728-165	8/4/2010	2003	2/29/2004
Daydream 3363 Vibrant Red	Screen print Graphic design	3363	Vau 997-956	5/5/2008	2008	3/7/2008
Dead Man’s Hand 3503 Vivid Red	Screen print Graphic design	3503	VA 1-650-364	4/4/2008	2006	2006
Defiance & Defense	Screen print Graphic design	2967	VA 1-659-058	4/28/2008	2007	1/12/2008
Defiance in Defense of Honor	Screen print Graphic design				2008	7/7/2008
Defiance in Defense of Honor	Screen print Graphic design		VA 1-733-021	8/9/2010	2009	7/6/2009

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Defiance in Defense of Honor Against the Throes of Tyranny	Screen print Graphic design		VA 1-624-885	12/19/2007	2006	5/7/2007
Deliverance	Screen print Graphic design	2966	Vau 978-756	1/16/2009	2008
Determination	Screen print Graphic design	2441	Vau 982-169	1/16/2009	2008
Devilfish	Screen print Graphic design	2388	Vau 984-649	3/17/2009	2009
Diamond Rock	Screen print Graphic design	3522-TXM-SP08	VA 1-656-700	1/15/2009	2008	11/3/2008
Diamonds 3507 Pure White	Screen print Graphic design	3507	VA 1-656-729	1/15/2009	2008	12/1/2008
Division Ludlow	Screen print Graphic design	2886	VA 1-656-742	1/15/2009	2008	1/3/2009
DJ Rabid	Screen print Graphic design	2249	VA 1-656-927	1/16/2009	2008	1/3/2009
Dominion Crest 3355 Canal	Screen print Graphic design	3355	Vau 997-760	4/28/2008	2008	7/7/2008
Dominion Crest 3355 Coal	Screen print Graphic design	3355	VA 1-659-021	4/28/2008	2007	2/19/2008
Dominion Crest 3355 Glow	Screen print Graphic design	3355	Vau 982-171	1/15/2009	2008
Dominion Crest 3355 MGH	Screen print Graphic design	3355	VA 1-659-147	4/28/2008	2007	1/12/2008
Dominion Crest 3355 White	Screen print Graphic design	3355	VA 1-659-300	4/28/2008	2007	1/12/2008
Dumbo	Screen print Graphic design	3063	VA 1-657-749	11/24/2008	2007	2/19/2008
Eagle Sketch Crest 3396 White	Screen print Graphic design	3396	VA 1-657-746	11/24/2008	2007	2/19/2008
Eagle Sparkler 3716 Black	Screen print Graphic design	3716	VA u 997-941	5/5/2008	2008	6/3/2008
Eagles Triumph	Screen print Graphic design	2955	VA 1-656-424	12/11/2008	2008	7/7/2008
East Coast Div	Screen print Graphic design	3168	Vau 978-730	1/16/2009	2008
East Village	Screen print Graphic design		VA 1-744-014	10/18/2010	2010	8/1/2010
Electric Shield 3345 Black	Screen print Graphic design	3345	Vau 984-548	3/16/2009	2008
Electric Shield 3345 White	Screen print Graphic design	3345	VA 1-623-558	12/6/2007	2006	2/12/2007
Empire State	Screen print Graphic design	3021	VA 1-655-079	12/16/2008	2008	8/4/2008
Empire State 3466 Black	Screen print Graphic design	3466	Vau 978-749	1/16/2009	2008
Empire State 3466 Black	Screen print Graphic design	3647	VA 1 709-691	8/4/2008	2008	6/2/2008
Endless Maze	Screen print Graphic design	3076	VA 1 709-693	8/4/2008	2008	6/2/2008
Escape from NY	Screen print Graphic design	2407	VA 1-623-555	12/6/2007	2006	1/16/2007
Eternal Love	Screen print Graphic design	3608a-TXM-SP08	VA 1-705-721	8/27/2008	2008	6/2/2008
Exposed	Screen print Graphic design	3022	VA 1-655-492	12/17/2008	2008	9/8/2008
Express : the spring collection	Screen design for Express.style.com web site		VA 1-623-646	12/6/2007	2006	3/5/2007
Express Multi Shield	Screen print Graphic design	3050	VA 1-656-747	1/15/2009	2008	1/3/2009
Fading Beauty	Screen print Graphic design	3093	VA 1-655-103	12/18/2008	2008	9/8/2008
Flat Iron District 3306	Screen print Graphic design		VA 1-732-999	8/9/2010	2009	7/6/2009
Fleur Boom 3353 Branch Heather	Screen print Graphic design	3353	VA 1-655-440	12/11/2008	2008	7/7/2008
Fleur De Lion	T-shirt Design		Vau 978-744	1/16/2009	2008
Fleur Stripes	Screen print Graphic design	2890	VA 1-655-462	12/17/2008	2008	9/8/2008
Flight for Love	Screen print Graphic design	3659	VA 1-623-649	12/6/2007	2006	8/31/2006
Flocked Crest	Screen print Graphic design	3628-TXM-SP08	VA 1-655-467	12/17/2008	2008	9/8/2008
Flocked Crest	Screen print Graphic design	3628-TXM-SP08	Vau 997-932	5/5/2008	2008	6/3/2008
Floral Cut out	Print of Fabric				2008	7/7/2008
Floral Eagles 3384 Vapor	Screen print Graphic design	3384	Vau 978-745	1/16/2009	2008
Floral Temperance	Screen print Graphic design	2894	VA 1-659-054	4/28/2008	2007	1/12/2008
Flourish Skulls	Screen print Graphic design	2960	VA 1-659-301	4/28/2008	2007	1/12/2008
For all 3711 Vapor	Screen print Graphic design	3711	Vau 978-736	1/16/2009	2008
Forged Cement	Screen print Graphic design	3077	Vau 997-960	5/5/2008	2008	3/7/2008
Forged Cement	Screen print Graphic design	3077	Vau 985-613	3/17/2009	2008

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Forged Cement November	Screen print Graphic design	3077	VA 1-656-694	1/15/2009	2008	11/3/2008
Fort Totten Skull 3401 Concord	Screen print Graphic design	3401	Vau 1-041-987	9/22/2010	2009
Fortitude	Screen print Graphic design	2427	VA 1-683-860	8/27/2008	2008	7/7/2008
Fortune and Fame 3648	Screen print Graphic design	3648	VA 1-732-984	8/9/2010	2009	7/6/2009
Futurist Collage	Screen print Graphic design	3087	VA 1-732-954	8/9/2010	2009	7/6/2009
Geo Badge	Screen print Graphic design	3071	Vau 997-918	5/5/2008	2007	3/7/2008
Geometrix	Screen print Graphic design	3070	VA 1-655-473	12/17/2008	2008	9/8/2008
Girls Love Painters	Screen print Graphic design	3095	Vau 978-727	1/16/2009	2008	7/1/1905
Glory Fleur 3502 Canal	Screen print Graphic design	3502	VA 1-624-886	12/17/2007	2006	1/6/2007
Glory Lion 3415 Bounty Blue	Screen print Graphic design	3415	VA 1-623-648	12/6/2007	2006	2/12/2007
Glory Lion 3415 Bounty Blue	Screen print Graphic design	3415	VA 1-655-494	12/17/2008	2008	9/8/2008
Glory the Union 3354 Aspen Green Heather	Screen print Graphic design	3354	VA 1-659-016	4/28/2008	2007	2/19/2008
Glory Union 3394 Branch	Screen print Graphic design	3394	VA 1-656-697	1/15/2009	2008	11/3/2008
Glowing Lion	Screen print Graphic design	3574-TXM-SP08	VA 1-659-084	4/28/2008	2007	1/12/2008
Griffin Lion Logo	logo		Vau 984-554	3/16/2009	2008
Hail to the Stripe	Screen print Graphic design	2898			2008	7/7/2008
Hail to the Unknown	Screen print Graphic design	2145	VA 1-650-366	4/4/2008	2007	2007
Harajuku 3362 Fairway	Screen print Graphic design	3362	Vau 982-171	1/15/2009	2008
Harajuku 3465 Pearl Gray	Screen print Graphic design	3465	VA 1-683-865	8/27/2008	2008	7/7/2008
Hawks & Skulls 3368 Steel Grey	Screen print Graphic design	3368	Vau 997-944	5/5/2008	2008	7/7/2008
Heart Reason	Screen print Graphic design	3633A-LFHK-SP08	Vau 984-545	3/16/2009	2008
Heartbreaker The Sequel 3487 Violetta	Screen print Graphic design	3487	VA1-713-359	9/29/2008	2008	6/2/2008
Heartless 3488 LGH	Screen print Graphic design	3488	VA 1-732-952	8/9/2010	2009	7/6/2009
Hellgate Stillwell	Screen print Graphic design		VA 1-633-553		2006	2007
Hell’s Kitchen	Screen print Graphic design		VA 1-656-757	1/15/2009	2008	1/3/2009
Honor Skull	T-shirt Design		VA 1-659-087	4/28/2008	2007	1/12/2008
Honor Thy Loyalty 3660 Fleur de lys Utility Green	Screen print Graphic design	3660	VA 1-655-131	12/18/2008	2008	11/3/2008
Honor Thy Loyalty 3660 Skull Utility Green	Screen print Graphic design	3660	VA 1-656-753	1/15/2009	2008	1/3/2009
Hope Crest 3416 White	Screen print Graphic design	3416	VA 1-655-124	12/18/2008	2008	11/3/2008
Hope Muse Faith	Screen print Graphic design	3214	VA 1-623-560	12/6/2007	2006	8/31/2006
Hope Muse Faith	Screen print Graphic design	3213	Vau 978-696	1/15/2009	2008
Hope Over Fear 3395 Pearl White	Screen print Graphic design	3395	Vau 978-726	1/16/2009	2008
Horizons 3239	Screen print Graphic design	3239	Vau 997-763	4/28/2008	2008	7/7/2008
Houndstooth Girl	Screen print Graphic design	3086	VA 1-684-382	8/27/2008	2008	6/2/2008
I am Queens Blvd	Screen print Graphic design	3098	Vau 997-753	4/28/2008	2008	6/2/2008
Illuminate & Arise with Nobility, Virtue, Temperance, Honor & Loyalty	Screen print Graphic design		VA 1-623-559	12/6/2007	2006	1/16/2007
Inferno of Sound	Screen print Graphic design	3165	Vau 984-617	3/17/2009	2008
Inferno of SoundA	Screen print Graphic design	3165	Vau 997-757	4/28/2008	2008	7/7/2008
Inspired by Hope 3709 Shark	Screen print Graphic design	3709	Vau 978-748	1/16/2009	2008
Just Valor 3486 Shark	Screen print Graphic design	3486	Vau 997-963	5/5/2008	2008	2/13/2008
Kingdom Crest 3370 White	Screen print Graphic design	3370	Vau 979-857	1/16/2009	2008
Koi 3361 Pearl White	Screen print Graphic design	3361	Vau 997-929	5/5/2008	2008	6/2/2008
Leafy Butterfly	Screen print Graphic design	3638-TXM-SP08	VA 1-655-078	12/16/2008	2008	8/4/2008
Liberty Enlightening Pitch Black 3646	Screen print Graphic design	3646	VA 1-656-749	1/15/2009	2008	12/1/2008
Lifestyle 3151	Screen print Graphic design	3151	VA 1-659-072	4/24/2008	2007	1/12/2008
Lines on Lion 3567 Black	Screen print Graphic design	3567	VA 1-656-740	1/15/2009	2008	12/1/2008

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Lion Serif 3399 Lt Gray Heather	Screen print Graphic design	3399	VA 1-655-480	12/17/2008	2008	9/8/2008
Live for Love	Screen print Graphic design	3610-TXM-SP08	VA 1-655-102	12/18/2008	2008	9/8/2008
Long and Lean Lion	Screen print Graphic design	3641-LFK-SP08	VA 1-656-761	1/15/2009	2008	1/3/2009
Longhorn 3351 Russian Ruby Heather	Screen print Graphic design	3351	VA 1-657-745	11/24/2008	2007	2/19/2008
Love and War 3489 LGH	Screen print Graphic design	3489	VA 1-657-750	11/24/2008	2007	2/19/2008
Love Express Packaging Design	package design		Vau 1-029-671	6/15/2010	2010
Love Wings	Screen print Graphic design	3671	VA 1-657-752	11/24/2008	2007	2/19/2008
Love Wings Pant	Screen print Graphic design	3671	VA 1-659-063	4/28/2008	2007	1/12/2008
Loyal Skull Wings	Screen print Graphic design	2949	VA 1-732-846	8/5/2010	2009	7/6/2009
Loyalty Angel	Screen print Graphic design	2891	VA 1-732-848	8/5/2010	2009	7/6/2009
Loyalty Chevron 3657 Black	Screen print Graphic design	3657	VA 1-732-850	8/5/2010	2009	7/6/2009
Loyalty Chevron 3657 Bold Violet	Screen print Graphic design	3657	VA 1-732-851	8/5/2010	2009	7/6/2009
Loyalty Lion 3382 Loden	Screen print Graphic design	3382	VA 1-732-875	8/5/2010	2009	7/6/2009
Loyalty Skull Crest 3329 Black	Screen print Graphic design	3329	VA 1-732-878	8/5/2010	2009	7/6/2009
Loyalty Valor Honor Skull 3483 Shocking Blue	Screen print Graphic design	3483	VA 1-732-879	8/13/2010	2009	7/6/2009
Marsailles	Screen print Graphic design	3195	VA 1-732-815	8/5/2010	2009	7/6/2009
Mercy Mee	Screen print Graphic design	3228	VA 1-732-817	8/5/2010	2009	7/6/2009
Metropol	T-shirt Design		VA 1-732-825	8/5/2010	2009	7/6/2009
Money Crest 3397 New Navy Heather	Screen print Graphic design	3397	VA 1-732-839	8/5/2010	2009	7/6/2009
Music Doesn’t Lie	Screen print Graphic design	2964	VA 1-733-419	8/12/2010	2009	9/1/2009
My Block	Screen print Graphic design	3198	VA 1-733-422	8/12/2010	2009	9/1/2009
National Asset 3467 White	Screen print Graphic design	3467	VA 1-733-427	8/12/2010	2009	9/1/2009
Never Waver	Screen print Graphic design	2862	VA 1-733-429	8/12/2010	2009	9/1/2009
New Bound Angels 3491 Black	Screen print Graphic design	3491	VA 1-733-465	8/12/2010	2009	9/1/2009
New Strength of Will	Screen print Graphic design	2889	VAu 1-037-104	8/12/2010	2009
Night Passes	T-shirt Design		VA 1-733-374	8/11/2010	2009	8/2/2009
Nobility Chevron 3555 Black	Screen print Graphic design	3555	VA 1-733-386	8/11/2010	2009	8/2/2009
Nobility Chevron 3555 Black	Screen print Graphic design	3555	VA 1-733-479	8/12/2010	2009	10/12/2009
Nobility Chevron 3555 Red Alert	Screen print Graphic design	3555	VA 1-733-481	8/12/2010	2009	10/12/2009
Noble Delancy	Screen print Graphic design	2887	VA 1-733-545	8/16/2010	2009	10/12/2009
Note and Tone	Screen print Graphic design	3011	VA 1-733-547	8/16/2010	2009	10/12/2009
Noted Lion 3304 Black	Screen print Graphic design	3304	VA 1-733-389	8/11/2010	2009	8/2/2009
Noted Lion 3304 Canal	Screen print Graphic design	3304	VA 1-733-390	8/11/2010	2009	8/2/2009
Noted Lion 3304 Coal	Screen print Graphic design	3304	VA 1-733-391	8/11/2010	2009	8/2/2009
Noted Lion 3304 Concord	Screen print Graphic design	3304	VA 1-733-394	8/11/2010	2009	8/2/2009
Noted Lion 3304 Fairway	Screen print Graphic design	3304	Vau 1-037-078	8/11/2010	2009
Noted Lion 3304 Luminary	Screen print Graphic design	3304	Vau 1-037-057	8/11/2010	2009
Noted Lion 3304 Russian Ruby	Screen print Graphic design	3304	VA 1-733-312	8/11/2010	2009	8/2/2009
Noted Lion 3304 White	Screen print Graphic design	3304	VA 1-733-314	8/11/2010	2009	8/2/2009
Noveau Splat 3713 Steel	Screen print Graphic design	3713	VA 1-733-315	8/11/2010	2009	8/2/2009
Novus Ordo	T-shirt Design		VA 1-733-375	8/11/2010	2009	10/12/2009
NYC Circle 3653 Coal	Screen print Graphic design	3653	VA 1-733-376	8/11/2010	2009	8/2/2009
Obscure Beginnings	Screen print Graphic design	3172	VA 1-733-378	8/11/2010	2009	8/2/2009
Paramount	Screen print Graphic design	2992	VA 1-733-555	8/16/2010	2009	10/12/2009
Patriots Til Death 3318	Screen print Graphic design		VA 1-733-414	8/12/2010	2009	9/1/2009
Plaid Bias Lions 3372 Odyssey	Screen print Graphic design	3372	VA 1-733-415	8/12/2010	2009	9/1/2009
Plants N Skull 3720 Red Alert	Screen print Graphic design	3720	Vau 1-045-916	10/25/2010	2010

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Power & Strength 2952	Screen print Graphic design	2952	VA 1-733-550	8/16/2010	2009	10/12/2009
Power Lines	Screen print Graphic design	3211	VA 1-733-549	8/16/2010	2009	10/12/2009
Puzzling Lion	Screen print Graphic design	3007	VA 1-733-406	8/12/2010	2009	9/1/2009
Pyrate Radio	T-shirt Design		Vau 1-037-132	8/12/2010	2009
Queen and Country 3381 Black	Screen print Graphic design	3381	VA 1-733-466	8/12/2010	2009	9/1/2009
Ramparted 3356 Neon Green	Screen print Graphic design	3356	VA 1-733-467	8/12/2010	2009	9/1/2009
Reach The Skies	Screen print Graphic design	3016	VA 1-733-468	8/12/2010	2009	9/1/2009
Red Montreal	Screen print Graphic design	2896	VA 1-733-477	8/12/2010	2009	10/12/2009
Redemption	Screen print Graphic design		VA 1-733-478	8/12/2010	2009	10/12/2009
Restore Justice 3708 Caribbean Sea	Screen print Graphic design	3708	VA 1-733-691	8/16/2010	2009	10/12/2009
Reverse Crest 3369 Black	Screen print Graphic design	3369	VA 1-733-692	8/16/2010	2009	10/12/2009
Reykjavik	Screen print Graphic design	3200	VA 1-733-704	8/16/2010	2009	11/1/2009
Rock Land 3342	Screen print Graphic design	3342	VA 1-733-890	8/16/2010	2009	11/1/2009
Rock3r 3407 Black	Screen print Graphic design	3407	VA 1-733-895	8/16/2010	2009	11/1/2009
Rose Hoodie	Screen print Graphic design	3642-ESP T-SP08	VA 1-733-812	8/18/2010	2009	11/1/2009
Rose Pant	Screen print Graphic design	3640-ESP T-SP08	VA 1-733-808	8/18/2010	2009	10/12/2009
Rounders Park Deux Black 3300	Screen print Graphic design	3300	VA 1-733-813	8/18/2010	2009	11/1/2009
Rounders Park Deux Gray 3300	Screen print Graphic design	3300	VA 1-733-814	8/18/2010	2009	8/2/2009
Royal Pride 3477 Light Palm	Screen print Graphic design	3477	VA 1-733-815	8/18/2010	2009	11/1/2009
Royal Pride 3477 Mars	Screen print Graphic design	3477	VA 1-733-733	8/16/2010	2009	11/1/2009
Salvation Arms	Screen print Graphic design	3189	VA 1-733-866	8/17/2010	2009	10/12/2009
Salvation Sword	Screen print Graphic design	2897	VA 1-733-870	8/17/2010	2009	11/1/2009
Scrap3rs 3409 Black	Screen print Graphic design	3409	VA 1-733-772	8/17/2010	2009	11/1/2009
Script Tee	Screen print Graphic design	3229	VA 1-733-753	8/17/2010	2009	11/1/1009
Seeker 3327 Black	Screen print Graphic design	3327	VA 1-733-833	8/17/2010	2009	11/1/2009
Seeker 3327 Canal	Screen print Graphic design	3327	Vau 1-041-990	9/22/2010	2009
Seeker 3327 Canal	Screen print Graphic design	3327	VA 1-733-676	8/5/2010	2009	7/6/2009
Seeker 3327 Coal	Screen print Graphic design	3327	VA 1-733-672	8/16/2010	2009	11/1/2009
Seeker 3327 Concord	Screen print Graphic design	3327	VA 1-745-797	10/25/2010	2010	10/7/2010
Seeker 3327 Fairway	Screen print Graphic design	3327	VA 1-733-694	8/16/2010	2009	11/1/2009
Seeker 3327 Luminary	Screen print Graphic design	3327	VA 1-733-774	8/5/2010	2009	7/6/2009
Seeker 3327 Russian Ruby	Screen print Graphic design	3327	VA 1-745-299	10/20/2010	2010	10/7/2010
Seeker 3327 White	Screen print Graphic design	3327	VA 1-733-773	8/5/2010	2009	6/1/2009
Shield of Temperance 3658 Canal	Screen print Graphic design	3658	VA 1-733-820	8/18/2010	2009	8/2/2009
Shield of Temperance 3658 Russian Ruby	Screen print Graphic design	3658	VA 1-733-711	8/17/2010	2009	10/12/2009
Silent March	Screen print Graphic design	3062	VA 1-733-671	8/16/2010	2009	11/1/2009
Silhouette of two women with guns with Fleur-de-lis design	Screen print Graphic design		VA 1-734-601	8/25/2010	2009	1/11/2010
Skull & Swirl 3722 Black	Screen print Graphic design	3722	VA 1-734-697	8/25/2010	2009	1/11/2010
Skull Alpha Bet 3319	Screen print Graphic design	3319	VA 1-734-609	8/25/2010	2009	11/1/2009
Skull Bright	Screen print Graphic design		VA 1-734-555	8/25/2010	2009	11/30/2009
Skull Burst 3717 White	Screen print Graphic design	3717	VA 1-734-698	8/25/2010	2009	1/11/2010
Skull Cherubs	Screen print Graphic design	3367	VA 1-734-661	8/25/2010	2009	11/30/2009
Skull Coins	Screen print Graphic design		VA 1-734-663	8/25/2010	2009	11/30/2009
Skull Cropper 3475 Light Palm	Screen print Graphic design	3475	Vau 1-038-251	8/26/2010	2009
Skull Cropper 3475 Mars	Screen print Graphic design	3475	Vau 1-038-252	8/26/2010	2009
Skull Cropper 3475 Mars	Screen print Graphic design	3475	Vau 1-038-253	8/26/2010	2009

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Skull Globe	Screen print Graphic design	2805	Vau 1-038-255	8/26/2010	2009
Skull Hairspray	Screen print Graphic design	2991	Vau 1-038-256	8/26/2010	2009
Skull Honor Pride 3418 Caravan	Screen print Graphic design	3418	Vau 1-038-135	8/25/2010	2009
Skull Isle 3381 Black	Screen print Graphic design	3381	VA 1-734-707	8/26/2010	2009	11/30/2009
Skull Isle 3381 Red Alert	Screen print Graphic design	3381	Vau 1-038-264	8/26/2010	2009
Skull Net 3721 Red Alert	Screen print Graphic design	3721	VA 1-746-972	10/25/2010	2010	10/7/2010
Skull Paint 3302 White	Screen print Graphic design	3302	Vau 1-038-276	8/26/2010	2009
Skull Rays 3476 Neon Pink	Screen print Graphic design	3476	Vau 1-037-136	8/25/2010	2009
Skull Resurrecction 3174	Screen print Graphic design	3174	VA 1-734-699	8/25/2010	2009	1/11/2010
Skull Speak 3420 White	Screen print Graphic design	3420	VA 1-734-574	8/25/2010	2009	1/11/2010
Skull Splat 3352 Bonnie Blue Heather	Screen print Graphic design	3352	VA 1-734-291	8/16/2010	2009	11/1/2009
Soho 3563 White	Screen print Graphic design	3563	VA 1-734-442	8/24/2010	2009	1/11/2010
Sound Skull	T-shirt Design		Vau 1-037-950	8/23/2010	2009
Speechless Lion 3672 Glow	Screen print Graphic design	3672	VA 1-734-901	8/26/2010	2009	1/11/2010
Spoils Method	T-shirt Design		VA 1-734-316	8/23/2010	2009	1/11/2010
Stacked Text	Screen print Graphic design	3013	VA 1-734-314	8/23/2010	2009	1/11/2010
Stanton St.	Screen print Graphic design	3649-TXM-SP08	Vau 1-038-573	8/27/2010	2009
Star Chevy Puffer 3677 White	Screen print Graphic design	3677	Vau 1-038-599	8/27/2010	2009
Star Union 3710 Glow	Screen print Graphic design	3710	Vau 1-038-671	8/27/2010	2009
Stars and Bolts	Screen print Graphic design		Vau 1-038-677	8/27/2010	2009
Stars and Bolts 3344 Black	Screen print Graphic design	3344	Vau 1-038-620	9/10/2010	2009
Stars and Bolts 3344 Canal	Screen print Graphic design	3344	VA 1-741-967	10/1/2010	2010	5/10/2010
Stillwell	Screen print Graphic design	3078	VA 1-742-044	10/1/2010	2010	5/10/2010
Sublime Rose	Screen print Graphic design	3625-SP08	VA 1-741-600	9/28/2010	2009	3/1/2010
Sunset Falls 3247	Screen print Graphic design	3247	VA 1-741-864	9/30/2010	2010	5/1/2010
Supersize White 3295	Screen print Graphic design	3295	VA 1-741-974	10/1/2010	2010	5/10/2010
Supersize3295 - Medium Heather Gray	Screen print Graphic design	3295	Vau 1-042-279	10/1/2010	2010
Temperance Eagle 3680 Black	Screen print Graphic design	3680	VA 1-741-947	10/1/2010	2010	5/10/2010
Temperance Valor Redemption Honor	Screen print Graphic design		VA 1-741-845	9/30/2010	2009	3/1/2010
Test	Screen print Graphic design	2491	VA 1-741-854	9/30/2010	2009	3/1/2010
The Lifestyle 3151	Screen print Graphic design	3151	Vau 1-042-212	9/30/2010	2009
The Rising Sun 3365 Imperial Purple	Screen print Graphic design	3365	VA 1-741-528	9/27/2010	2009	2/1/2010
The Seal 3039 Steel Gray	Screen print Graphic design	3039	VA 1-741-952	9/28/2010	2009	2/1/2010
Third From The Sun (with Skull Design)	Screen print Graphic design		VA 1-741-783	9/29/2010	2009	3/1/2010
Third Stone From The Sun	Screen print Graphic design		VA 1-741-843	9/30/2010	2009	3/1/2010
Tilted Dominion 3356 LHG	Screen print Graphic design	3356	VA 1-741-957	10/1/2010	2010	5/10/2010
Times Squared 3661 Vapor	Screen print Graphic design	3661	VA 1-741-965	9/28/2010	2009	2/1/2010
To The Death	Screen print Graphic design	3243	VA 1-741-954	10/1/2010	2010	5/10/2010
To The Polls	Screen print Graphic design	2884	VA 1-741-959	10/1/2010	2009	6/1/2010
Toil Thru	Screen print Graphic design		VA 1-741-951	10/1/2010	2010	5/10/2010
Tomorrow’s Glory	Screen print Graphic design	2354	VA 1-741-986	9/30/2010	2009	3/1/2010
Tongues of Distortion	Screen print Graphic design	3159	VA 1-741-939	10/1/2010	2010	6/1/2010
Tossed Roses	Screen print Graphic design	3606-TXM-SP08	Vau 1-041-987	9/22/2010	2009
Towards Deliverance	Screen print Graphic design	3089	Vau 1-041-990	9/22/2010	2009
Towards The Breach	Screen print Graphic design	3167	VA 1-741-596	9/28/2010	2010	3/1/2010
Traffic Signs	Screen print Graphic design	3074	VA 1-741-593	9/28/2010	2009	3/1/2010
Triangle Beneath Canal	T-shirt Design		VA 1-741-594	9/28/2010	2009	3/1/2010

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Triangle Pose 3679 White	Screen print Graphic design	3679	VA 1-741-803	9/28/2010	2010	4/19/2010
Trip the Switch	Screen print Graphic design	3150	VA 1-741-640	9/28/2010	2009	2/1/2010
Trip the Switch October	Screen print Graphic design	3150	VA 1-741-567	9/28/2010	2009	2/1/2010
Triple Chevy 3664 Russian Ruby	Screen print Graphic design	3664	VA 1-741-805	9/28/2010	2009	2/1/2010
Triple Chevy 3664 White	Screen print Graphic design	3664	VA 1-741-645	9/28/2010	2009	2/1/2010
TripTix 3383 White	Screen print Graphic design	3383	Vau 1-042-136	9/28/2010	2009
Triumph Is	Screen print Graphic design		VA 1-740-235	9/20/2010	2009	1/11/2010
Triumph Tyranny	Screen print Graphic design	2888	VA 1-741-636	9/28/2010	2009	2/1/2010
Truth & Honor 3662 Fresh Green	Screen print Graphic design	3662	VA 1-741-658	9/21/2010	2009	1/11/2010
Truth Over Faith	Screen print Graphic design	2895	VA 1-740-520	9/21/2010	2009	1/11/2010
Truth Snake 3492 Black	Screen print Graphic design	3492	VA 1-740-513	9/21/2010	2009	1/11/2010
Truth Veritas Justice 3388 Concord	Screen print Graphic design	3388	VA 1-740-472	9/21/2010	2009	1/11/2010
Truth Veritas Justice 3388 LGH	Screen print Graphic design	3388	VA 1-740-465	9/21/2010	2009	1/11/2010
Twin Lion Loyalty	T-shirt Design		Vau 1-041-584	9/22/2010	2009
Twin Skulls	Screen print Graphic design	3246	VA 1-740-518	9/21/2010	2009	1/11/2010
Twin Skulls Black 3246	Screen print Graphic design	3246	VA 1-740-652	9/21/2010	2009	1/11/2010
Twin Skulls Pearl Gray 3246	Screen print Graphic design	3246	VA 1-743-313	10/15/2010	2010	8/1/2010
Twin Skulls Red 3246	Screen print Graphic design	3246	VA 1-743-292	10/15/2010	2010	8/1/2010
Two Women with Broke Hearts Club	Screen print Graphic design		VA 1-743-284	10/15/2010	2010	8/1/2010
Underworld	Screen print Graphic design	3220	Vau 1-043-269	10/15/2010	2010
Underworld 2 3341 Black	Screen print Graphic design	3341	Vau 1-043-264	10/15/2010	2010
Underworld 2 3341 White	Screen print Graphic design	3341	VA 1-743-297	10/15/2010	2010	8/1/2010
Unite Phoenix 3419 Black	Screen print Graphic design	3419	VA 1-743-291	10/15/2010	2010	8/1/2010
United & Flourish 3414 Deep Plum	Screen print Graphic design	3414	VA 1-743-312	10/15/2010	2009	8/1/2010
United by Nobility 3559 Canal	Screen print Graphic design	3559	Vau 1-043-980	10/18/2010	2010
Upon the Bonds	Screen print Graphic design	3214	VA 1-744-439	10/18/2010	2010	8/1/2010
Upon The Flourish	Screen print Graphic design	2885	VA 1-744-407	10/18/2010	2010	10/7/2010
Upon the Flourish 2885 Green	Screen print Graphic design	2885	VA 1-744-408	10/18/2010	2010	10/7/2010
Upon the Flourish 2885 Green	Screen print Graphic design	2885	VA 1-744-471	10/18/2010	2010	8/29/2010
Veritas 1981 Scuba	Screen print Graphic design	1981	VA 1-744-479	10/18/2010	2010	8/29/2010
Virtue Angel	Screen print Graphic design	2892	VA 1-744-415	10/18/2010	2010	8/1/2010
Virtue Fleur	Screen print Graphic design	2957	VA 1-744-396	10/18/2010	2010	5/10/2010
Virtue Fleur August	Screen print Graphic design	2957	VA 1-744-433	10/18/2010	2010	8/1/2010
Virtue Knot 3500 MGH	Screen print Graphic design	3500	VA 1-744-430	10/18/2010	2010	8/29/2010
Viva La Rio 3462 Coal	Screen print Graphic design	3462	VA 1-744-011	10/18/2010	2010	8/1/2010
West of Hudson	Screen print Graphic design	3632-TXM-SP08	VA 1-744-013	10/18/2010	2010	8/1/2010
White Floral 2857 Officer Heather	Screen print Graphic design	2857	VA 1-744-038	10/18/2010	2010	8/1/2010
White Lines 3719 Black	Screen print Graphic design	3719	VA 1-746-023	10/26/2010	2010	8/11/2010
Winged Allegiance 3565 Black	Screen print Graphic design	3565	VA 1-746-026	10/26/2010	2010	10/7/2010
Winged Allegiance 3565 Neon Scuba	Screen print Graphic design	3565	VA 1-044-966	10/26/2010	2010
Winged Valor August	Screen print Graphic design	2947	VA 1-746-032	10/26/2010	2010
Wings of Courage 3681 Caravan	Screen print Graphic design	3681	VA 1-746-025	10/26/2010	2010	8/11/2010
Wings of Sound	Screen print Graphic design	3012	Vau 1-044-400	10/19/2010	2010
With These Eyes	Screen print Graphic design	3008	Vau 1-046-115	10/26/2010	2010
Wood Lawn & Lex 3648 Black	Screen print Graphic design	3648	VA 1-745-297	10/20/2010	2010	8/30/2010
Word Play	Screen print Graphic design	3157	VA 1-745-127	10/20/2010	2010	8/30/2010
WordPlayer 3380 White	Screen print Graphic design	3380	VA 1-745-192	10/20/2010	2010	8/30/2010

Title of Work	Nature of Work	Graphic Number	Registraton No.	Registration Date	Year of Completion	Year of Publication
Words Map 3390 Branch	Screen print Graphic design	3390	VA 1-744-962	10/19/2010	2010	8/29/2010
XVII 3664	Screen print Graphic design	3664	VA 1-744-956	10/19/2010	2010	8/29/2010
XVII Hoodie 3664	Screen print Graphic design	3664	VA 1-745-121	10/20/2010	2010	8/30/2010
XVII Pant	Screen print Graphic design	3664	VA 1-744-958	10/19/2010	2010	8/29/2010
Year of the Dragon 3359 Ensign	Screen print Graphic design	3359	VA 1-744-955	10/19/2010	2010	8/29/2010
Zuma	Screen print Graphic design	3626-TXM-SP07	VA 1-744-969	10/19/2010	2010	8/29/2010

Patents

Country	Description	Application No.	App. Date	Registration No.	Reg. Date	Renewal	Expiration
Canada	Express Reserve Bottle Design with Cap (Industrial Design)	132494	10/8/2009	132494	6/10/2010	6/10/2015	6/10/2020
Canada	Honor Bottle Design (Industrial Design)	136347	7/15/2010	137347	2/28/2011	2/28/2016	2/28/2021
Canada	Love Express Bottle Design (Industrial Design)	136590	7/30/2010	136590	5/17/2011	5/17/2016	5/17/2021
European Union	Express Reserve Bottle Design with Cap	001629171-001	10/28/2009	1629171	10/28/2009	10/28/2014-2034
European Union	Honor Bottle Design	001749854-0001	9/2/2010	001749854-0001	9/2/2010	9/2/2015-2035	9/2/2015
European Union	Love Express Bottle Design	001745134-0001	8/19/2010	001745134-0001	8/19/2010	8/19/2015-2035	8/19/2015
United States	Express Reserve Bottle Design with Cap	29/336,587	5/6/2009	D618,106	6/22/2010	6/22/2024
United States	Honor Bottle Design	29/357266	3/10/2010
United States	Love Express Bottle Design	29/362,489	5/26/2010	D631,754	2/1/2011	2/1/2025
United States	Bikini Jeans			D443,973	6/26/2001

4.01 (2)

None.

Schedule 5.02(f) to

ABL Credit Agreement

Investments

Subsidiary	Jurisdiction of Formation	Number of Membership Certificates	Class	Ownership Percentage
Express, LLC	Delaware	1	N/A	Express Holding, LLC -100%
Express GC, LLC	Ohio	1	N/A	Express, LLC - 100%
Express Fashion Apparel Canada, Inc.	Canada	2	Common	100% of outstanding shares owned by Express, LLC
Express Finance Corp.	Delaware	1	Common	100% of outstanding shares owned by Express Holding, LLC

Schedule 5.02(h) to

ABL Credit Agreement

Limited Liability Company Agreements

None.

Schedule 5.02(l) to

ABL Credit Agreement

Negative Pledge

None.

SCHEDULE 5.03(m)

COLLATERAL REPORTING

1.     Borrowing Base Certificate Supporting Documents. Unless otherwise noted in this clause (I), at any such time as the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent pursuant to Section 5.03(a), the Borrower shall provide to the Administrative Agent each of the following documents in support thereof:

(a) the stock ledger report (by location and department) of the Loan Parties;

(b) a summary report of the in-transit Inventory of the Loan Parties no more than once per month at the end of such month;

(c) a report of the gift card balances from the general ledger; and

(d) a back up report of the Eligible Credit Card Receivables.

2.     Additional Documentation. In addition to clause (1) above, the Administrative Agent may, in its Permitted Discretion, no more than once per fiscal quarter require the Borrower to deliver to the Administrative Agent any of the following documents:

(a) detailed aging, by total, of the Eligible Credit Card Receivables of the Loan Parties;

(b) reconciliation of the stock ledger to the general ledger; and

(c) Inventory returns by the Borrower to vendors.

EXHIBIT A

FORM OF

REVOLVING CREDIT NOTE

$	Dated: , 201

FOR VALUE RECEIVED, the undersigned, Express, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of             or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to that certain Amended and Restated Asset-Based Loan Credit Agreement dated as of July         , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), successor to Wells Fargo Retail Finance, LLC, as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Wells Fargo, as Administrative Agent, for the ratable account of the Lender, at One Boston Place, 18th Floor, Boston, MA 02108, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances from time to time (each such advance, a “Revolving Credit Advance”) by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

EXPRESS, LLC

Express – Exhibit A to ABL Credit Agreement

By:
Name:
Title:

Express – Exhibit A to ABL Credit Agreement

REVOLVING CREDIT ADVANCES

AND PAYMENTS OF PRINCIPAL

Date	Amount of Revolving Credit Advances	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Express – Exhibit A to ABL Credit Agreement

EXHIBIT B

FORM OF

NOTICE OF BORROWING

Wells Fargo Bank, National Association,

as Administrative Agent

under the Credit Agreement

referred to below

[                    ]

        , 20

Attention:

Phone:

Telecopy:

Email:

Ladies and Gentlemen:

The undersigned, Express, LLC, a Delaware limited liability company, refers to the Amended and Restated Asset-Based Loan Credit Agreement dated as of July         , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the undersigned, Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is             , 201        (the “Proposed Borrowing Date”).

(ii) The Facility under which the Proposed Borrowing is to be made is the [Revolving Credit Facility] [Swing Line Facility] [Letter of Credit Facility].

(ii) The Type of Advance comprising the Proposed Borrowing is a [Base Rate Advance] [Eurodollar Rate Advance].

(iii) The aggregate amount of the Proposed Borrowing is $            .

(iv) 1 [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is             month[s].]

[1]	Applicable only for Eurodollar Rate Advances.

Express – Exhibit B to ABL Credit Agreement

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a) the representations and warranties contained in each Loan Document are correct in all material respects (unless any such representation or warranty is qualified by materiality in the text thereof, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Proposed Borrowing Date, immediately before and immediately after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representation or warranties that, by their terms, refer to a specific date other than the Proposed Borrowing Date, in which case as of such specific date.

(b) no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

EXPRESS, LLC

By:
Name:
Title:

Express – Exhibit B to ABL Credit Agreement

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to that certain Amended and Restated Asset-Based Loan Credit Agreement dated as of July         , 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

(1) Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

(2) Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

(3) Such Assignee (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and

Express – Exhibit C to ABL Credit Agreement

authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

(4) Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

(5) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Assumption) and, if this Assignment and Assumption covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

(6) Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

(7) This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

(8) This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Assumption by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Assumption.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Assumption to be executed by their officers thereunto duly authorized as of the date specified thereon.

Express – Exhibit C to ABL Credit Agreement

SCHEDULE 1

TO

ASSIGNMENT AND ASSUMPTION

ASSIGNEES:
Facility
Percentage interest assumed		%
Commitment assumed	$
Outstanding principal amount of Advance assumed	$
Principal amount of Note payable to Assignee	$

Express – Exhibit C to ABL Credit Agreement

Effective Date (if other than date of acceptance by Administrative Agent):

1            , 201

Assignors

, as Assignor
[Type or print legal name of Assignor]

By:
Name:
Title:

Dated: , 201

[1]	This date should be no earlier than five Business Days after the delivery of this Assignment and Assumption to the Administrative Agent.

Express – Exhibit C to ABL Credit Agreement

Assignees

, as Assignee
[Type or print legal name of Assignee]

By:
Name:
Title:

Dated: , 200
Domestic Lending Office:
Eurodollar Lending Office:

Express – Exhibit C to ABL Credit Agreement

Accepted [and Approved] this
day of , 201

2WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Approved this day
of , 201

[3][EXPRESS, LLC]

By:
Name:
Title: ]

[2]	Required if the Assignee is an Eligible Assignee solely by reason of clause (d) of the definition of “Eligible Assignee.”
[3]	Required if the Assignee is an Eligible Assignee solely by reason of clause (d) of the definition of “Eligible Assignee.”

Express – Exhibit C to ABL Credit Agreement

EXHIBIT E

FORM OF

GUARANTY SUPPLEMENT

July        , 201

Wells Fargo Bank, National Association,

as Administrative Agent

[            ]

Attention:

Phone:

Telecopy:

Email:

Amended and Restated Asset-Based Loan Credit Agreement dated as of July         , 2011 (the “Credit

Agreement”) among

Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a

Delaware limited liability company, the Subsidiary Guarantors party thereto, the Lenders party thereto,

Wells Fargo Bank, National Association, as Collateral Agent,

and Wells Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability.

(a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty Supplement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Credit Agreement and the Obligations of the undersigned

Express – Exhibit E to ABL Credit Agreement

hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Credit Agreement and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Credit Agreement at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Credit Agreement not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Credit Agreement or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

Section 2. Obligations Under the Guaranty.

The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty, as set forth in the Credit Agreement, to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor”, “Subsidiary Guarantor” or a “Loan Party”, as applicable, shall also mean and be a reference to the undersigned.

Section 3. Execution in Counterparts.

This Guaranty Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

Express – Exhibit E to ABL Credit Agreement

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Express – Exhibit E to ABL Credit Agreement

EXHIBIT G

FORM OF

SOLVENCY CERTIFICATE

This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Amended and Restated Asset-Based Loan Credit Agreement dated as of July         , 2011 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among Express, LLC, a Delaware limited liability company (the “Borrower”), Express Holding, LLC, a Delaware limited liability company (the “Parent”), the Subsidiary Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties. Capitalized terms used herein without definition have the same meanings as used in the Credit Agreement.

I am the duly qualified and acting Chief Financial Officer of the Parent and in such capacity (and not in my personal capacity), I certify that:

Immediately before and immediately after giving effect to the transactions to be consummated on the Effective Date, (a) the fair value of the property of the Borrower and each Guarantor, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and each Guarantor, taken as a whole, (b) the present fair salable value of the assets of the Borrower and each Guarantor, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and each Guarantor, taken as a whole, on its debts as they become absolute and matured, (c) the Borrower and each Guarantor do not intend to, and do not believe that each will, taken as a whole, incur debts or liabilities beyond the Borrower and each Guarantor’s ability, taken as a whole, to pay such debts and liabilities as they mature and (d) neither the Borrower nor any Guarantor is engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Borrower and each Guarantor’s property, taken as a whole, would constitute an unreasonably small capital.

In reaching the conclusions set forth in this Certificate, the amount of contingent liabilities at any time have been computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Delivery of an executed counterpart of a signature page to this Certificate by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Certificate.

I represent the foregoing information is provided to the best of my knowledge and execute this Certificate this              day of July 2011.

EXPRESS HOLDING, LLC

By:
Name:
Title:

Express – Exhibit G to ABL Credit Agreement